UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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Preliminary proxy statement

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Definitive proxy statement

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Soliciting material under Rule 14a-12

James River Group Holdings, Ltd.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Clarendon House
2 Church Street
Pembroke HM 11 Bermuda
Dear Shareholder:
You are cordially invited to attend the Annual General Meeting of Shareholders (the “Annual Meeting”) of James River Group Holdings, Ltd. (the “Company”) to be held at 8:00 a.m. local time on Thursday, October 23, 2025 at Rosewood Bermuda located at 60 Tucker’s Point Drive, Hamilton Parish, HS 02 Bermuda.
We describe the actions we expect to take at our Annual Meeting in detail in the attached Notice of Annual General Meeting of Shareholders and proxy statement. Included with this proxy statement is a copy of our Annual Report for our year ended December 31, 2024. We encourage you to read our Annual Report. It includes information about our business as well as our consolidated audited financial statements.
Please use this opportunity to take part in our corporate affairs by voting on the business to come before the Annual Meeting. Whether or not you plan to attend our Annual Meeting, please complete, sign, date and return the accompanying proxy in the enclosed postage-paid envelope or vote electronically via the Internet or telephone. See “What options are available to me to vote my shares?” in the proxy statement for additional information. Returning the proxy or voting electronically does NOT deprive you of your right to attend the Annual Meeting or to vote your shares owned of record by you in person for the matters acted upon at the Annual Meeting.
We look forward to seeing you at the Annual Meeting.
Sincerely,
Frank N. D’Orazio Chief Executive Officer September 17, 2025

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
About the Meeting
WHEN:	WHERE:	RECORD DATE:
8:00 a.m. local time on Thursday, October 23, 2025	At Rosewood Bermuda located at 60 Tucker’s Point Drive, Hamilton Parish, HS 02 Bermuda	September 3, 2025
Proxy Voting
It is important that your shares be represented and voted at the annual general meeting of shareholders. You can vote your shares by completing and returning the proxy card or voting instruction card sent to you. You also have the option of voting your shares on the Internet or by telephone. Voting instructions are printed on your proxy card and are included in the accompanying proxy statement. You can revoke a proxy at any time prior to its exercise at the annual general meeting of shareholders by following the instructions in the proxy statement.
VIA THE INTERNET	VIA THE TELEPHONE	BY MAIL	IN PERSON AT THE MEETING
Follow the instructions on the proxy card or voting instruction card	Call the telephone number on your proxy card or voting instruction card provided by your bank, broker or other intermediary.	Sign, date, and return your proxy card in the enclosed envelope	Attend the meeting in-person
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON OCTOBER 23, 2025:
The Notice of Annual General Meeting of Shareholders, Proxy Statement and 2024 Annual Report are available at https://materials.proxyvote.com/G5005R. These documents are first being mailed to shareholders on or about September 17, 2025.

Items of Business
ITEMS TO BE VOTED ON	BOARD’S RECOMMENDATION	MORE INFORMATION
PROPOSAL 1 The election of eight directors for a one-year term to hold office until the 2026 annual general meeting of shareholders;	FOR each nominee	50
PROPOSAL 2 Re-appointment of Ernst & Young LLP, an independent registered public accounting firm, as our independent auditor to serve until the 2026 annual general meeting of shareholders and authorization of our Board of Directors, acting by the Audit Committee, to determine the independent auditor’s remuneration;	FOR	51
PROPOSAL 3 To approve, on a non-binding, advisory basis, the 2024 compensation of our named executive officers;	FOR	53
PROPOSAL 4 To vote on a proposal to amend the James River Group Holdings, Ltd. 2014 Long-Term Incentive Plan; and	FOR	54
PROPOSAL 5 To vote on a proposal to amend the James River Group Holdings, Ltd. 2014 Non-Employee Director Incentive Plan.	FOR	61
Any other business that may properly come before the annual general meeting of shareholders and any adjournments or postponements thereof.
By order of the Board of Directors,
Frank N. D’Orazio
Chief Executive Officer

1	BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
1	Nominees for Election as Directors
5	Director Independence
6	Director Nomination Designation Right
6	Board Structure
6	Board Skills Disclosure
7	Board Composition Disclosure
7	Risk Oversight
7	Our Board and its Committees
9	Annual Evaluations
9	Compensation and Human Capital Committee Interlocks and Insider Participation
10	Attendance at Annual General Meetings of Shareholders
10	Communications with our Board of Directors
10	Code of Conduct
10	Corporate Governance Guidelines
10	Investor Engagement and Feedback
10	Environmental, Social & Governance
12	Compensation of Directors
13	Share Ownership Guidelines
14	EXECUTIVE OFFICERS
15	EXECUTIVE COMPENSATION
15	Compensation Discussion and Analysis
29	Summary Compensation Table
31	Grants of Plan-Based Awards
32	Outstanding Equity Awards at Fiscal Year-End
33	Option Exercises and Stock Vested
33	Pension Benefits & Nonqualified Deferred Compensation
33	Pay versus Performance
37	Potential Payments upon Termination or Change in Control
43	Chief Executive Officer Pay Ratio
44	EQUITY COMPENSATION PLAN INFORMATION
45	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
45	Policies and Procedures for Related Person Transactions
45	Related Party Transactions
47	SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
50	PROPOSAL NO. 1 ELECTION OF DIRECTORS
51	PROPOSAL NO. 2 RE-APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT AUDITOR
53	PROPOSAL NO. 3 APPROVAL OF THE 2024 COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
54	PROPOSAL NO. 4 TO APPROVE AN AMENDMENT TO THE JAMES RIVER GROUP HOLDINGS, LTD. 2014 LONG-TERM INCENTIVE PLAN
61	PROPOSAL NO. 5 TO APPROVE AN AMENDMENT TO THE JAMES RIVER GROUP HOLDINGS, LTD. 2014 NON-EMPLOYEE DIRECTOR INCENTIVE PLAN
66	OTHER MATTERS
66	The Domestication
66	Other Business at the Annual Meeting
66	Shareholder Proposals and Director Nominations for the 2026 Annual General Meeting of Shareholders
67	Shareholders Sharing the Same Address
68	FREQUENTLY ASKED QUESTIONS
68	Where and when will the meeting take place?
68	What proposals are to be presented at the Annual Meeting and what are the Board of Directors recommendations?
68	Who is entitled to vote at the Annual Meeting?
69	How many votes do I have?
69	What is the difference between holding shares as a shareholder of record and as a beneficial owner?
69	What if I do not vote for some of the items listed on my proxy card or voting instruction card?
70	What options are available to me to vote my shares?
70	How many votes must be present to hold the Annual Meeting?
70	What is the vote required to pass each proposal to be presented at the Annual Meeting?
70	What does it mean if I receive more than one set of proxy materials?
71	Can I change or revoke my vote after I return my proxy card or voting instruction card?
71	How can I attend the Annual Meeting?
71	What is a proxy? How do I appoint a proxy and instruct that individual how to vote on my behalf?
71	What does solicitation of proxies mean?
72	What else will happen at the Annual Meeting?
72	How can I access James River Group Holdings, Ltd.’s proxy materials and annual report electronically?
72	How do I find out the voting results?
72	Forward-Looking Statements
A-1	APPENDIX A
B-1	APPENDIX B

PROXY STATEMENT DATED SEPTEMBER 17, 2025
FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON OCTOBER 23, 2025
We are providing these proxy materials to you in connection with our 2025 Annual General Meeting of Shareholders, which we refer to in this proxy statement as the Annual Meeting. The Annual Meeting will be held at Rosewood Bermuda located at 60 Tucker’s Point Drive, Hamilton Parish, HS 02 Bermuda on Thursday, October 23, 2025, at 8:00 a.m. local time. This proxy statement and our 2024 Annual Report are being made available to our shareholders beginning on or about September 17, 2025. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.
For information regarding voting your shares and other important information regarding the Annual Meeting, please see “Frequently Asked Questions” in this proxy statement.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Nominees for Election as Directors
The nominees for election as directors were recommended to our Board and approved for nomination by the Nominating and Corporate Governance Committee of our Board. Unless otherwise specified in the accompanying proxy, the shares voted on the proxy will be cast in favor of the election of Matthew B. Botein, Thomas L. Brown, Joel D. Cavaness, Frank N. D’Orazio, Kirstin M. Gould, Dennis J. Langwell, Christine LaSala, and Peter B. Migliorato. Each of the nominees has consented to being named as a nominee in this proxy statement. If, for any reason, any nominee is unable or unwilling to serve, the persons named in the proxy will use their best judgment in selecting and voting for a substitute candidate or our Board of Directors may reduce the size of our Board and eliminate the vacancy. Our Board of Directors, however, has no reason to believe that any of the nominees will be unable or unwilling to be a candidate for election at the time of the Annual Meeting.
The following table identifies the nominees for election as directors at the Annual Meeting and their age as of September 3, 2025.
NAME	AGE	POSITION
Matthew B. Botein	52	Director
Thomas L. Brown	69	Director
Joel D. Cavaness	64	Director
Frank N. D’Orazio	57	Chief Executive Officer and Director
Kirstin M. Gould	58	Director
Dennis J. Langwell	67	Director
Christine LaSala	74	Director, Non-Executive Chairperson of the Board
Peter B. Migliorato	66	Director
The nominees for election as directors will serve until the Company’s 2026 annual general meeting of shareholders and until their successors are duly elected and qualified.
2025 Proxy Statement1

MATTHEW B. BOTEIN

Matthew B. Botein has served on our Board of Directors since January 2023. Mr. Botein is a co-founder of Gallatin Point Capital LLC (“Gallatin Point”), a private investment firm and has served as a Managing Partner of Gallatin Point since 2017. Prior to founding Gallatin Point, Mr. Botein served as co-head and Chief Investment Officer for Alternatives of BlackRock Alternative Investors (“BAI”) from 2009 through 2017 and as an advisor to BAI from 2017 through 2020. Prior to joining BAI, Mr. Botein served as a Managing Director and member of the Management Committee at Highfields Capital Management, a Boston-based private investment partnership. He also served as a member of the private equity departments at The Blackstone Group and Lazard Frères & Co. LLC. Mr. Botein currently serves on the board of directors of Israel Discount Bank of New York, Fortuna Holdings Limited (parent of Lloyd’s insurer Canopius), Bowhead Specialty Holdings (NYSE: BOW), Tower Hill Risk Management, LLC, Trusted Resource Underwriters Exchange (TRUE), Insurance Supermarket, Inc., and Northeast Bancorp (Nasdaq: NBN). Mr. Botein previously served on the board of directors of PennyMac Financial Services (NYSE: PFSI), Aspen Insurance Holdings (NYSE: AHL), CoreLogic Inc. (NYSE: CLGX), First American Corporation (NYSE: FAF), PennyMac Mortgage Investment Trust (NYSE: PMT), F1 Holdings Corp, Pie Carrier Holdings, and Hunt Companies, Inc. Mr. Botein also serves on the board of managers of Beth Israel Lahey (formerly CareGroup/CJP). Mr. Botein received a B.A. (magna cum laude) from Harvard College and a M.B.A degree (with high distinction) from Harvard Business School, where he was awarded Baker and Loeb scholarships.

We believe Mr. Botein’s qualifications to serve on our Board of Directors include his extensive investment management and investment banking experience and knowledge of financial institutions and his experience as a public company board member.
THOMAS L. BROWN

Thomas L. Brown has served on our Board of Directors since October 2021. Mr. Brown retired in 2019 as the Senior Vice President and Chief Financial Officer of RLI Corp. (“RLI”), a NYSE listed specialty insurer serving diverse niche property, casualty and surety markets. He previously served as Vice President and Chief Financial Officer at RLI from 2011 to 2017. Prior to that, Mr. Brown was a partner at PricewaterhouseCoopers LLP, where he served for ten years as its Central Region Financial Services Leader and led teams responsible for the banking, insurance, capital markets, real estate and investment management business sectors. Mr. Brown currently serves on the board of directors of the Chicago Shakespeare Theater and Old National Bancorp, a Nasdaq listed company, and served on the board of First Midwest Bancorp, Inc. from 2017 until its acquisition by Old National Bancorp in February 2022. In 2020, Mr. Brown joined the board of directors of Easterseals DuPage & Fox Valley, and he previously served on the board of Easterseals Central Illinois. From 2004 to 2017, Mr. Brown served on the board of trustees of Illinois Wesleyan University. Mr. Brown received a Bachelor of Science degree in Accounting from Illinois Wesleyan University in 1979.

We believe Mr. Brown’s qualifications to serve on our Board of Directors include his management experience at RLI, his knowledge of the property and casualty insurance industry, his financial and accounting expertise and his experience as a public company board member.
2James River Group Holdings, Ltd.

JOEL D. CAVANESS

Joel D. Cavaness has served on our Board of Directors since July 2025. He retired in June 2025 from Risk Placement Services, Inc. (“RPS”), a subsidiary of Arthur J. Gallagher & Co. (“Gallagher”), a global insurance brokerage, risk management and consulting firm, where he most recently served as a divisional Chairman. Mr. Cavaness joined Gallagher in 1986 and served in various leadership roles during his tenure, including as President of International Special Risk Services, Inc. from 1996 to 1997 and as Chief Executive Officer, Americas Specialty at Gallagher and Co-Founder and President of RPS from 1997 to 2024. Mr. Cavaness previously worked in underwriting roles at Crum and Forster Insurance Company and other insurance companies. Mr. Cavaness served on the board of directors of the Wholesale & Specialty Insurance Association (“WSIA”) from 2010 to 2022. In 2023, Mr. Cavaness received the prestigious Vincent Donahue/Charles McAlear Industry Award from WSIA for extraordinary contributions to the specialty and surplus lines industry. Mr. Cavaness received a Bachelor of Science degree in Business Administration from Southeast Missouri State University. He also holds Chartered Property Casualty Underwriter and Associate in Risk Management designations.

We believe Mr. Cavaness’s qualifications to serve on our Board of Directors include his executive leadership experience at Gallagher and his knowledge of the property and casualty insurance industry.
FRANK N. D’ORAZIO

Frank N. D’Orazio has served as our Chief Executive Officer and a director and as Chief Executive Officer of James River Group, Inc. since November 2020. Mr. D’Orazio formerly served as Corporate Chief Operating Officer and Chief of Staff of Allied World Assurance Company Holdings, Ltd. (“Allied World”), a global provider of property, casualty and specialty insurance and reinsurance, from March 2019 through January 2020. Prior to that, Mr. D’Orazio served as President, Underwriting and Global Risk of Allied World from December 2014 through February 2019. From September 2009 to December 2014, Mr. D’Orazio served as the President — Bermuda and International Insurance of Allied World Ltd. From June 2003, when Mr. D’Orazio joined Allied World, through September 2009, Mr. D’Orazio held leadership roles with increasing responsibility in the company’s general casualty business and in underwriting. Before joining Allied World, Mr. D’Orazio worked for the insurance market arm of Munich-American Re-Insurance from August 1994 to May 2003, where he held a succession of underwriting and management positions. Prior to that Mr. D’Orazio held various underwriting positions in the excess casualty division of the Chubb Group of Insurance Companies from June 1990 to July 1994. Mr. D’Orazio received a B.A. from Fairfield University.

We believe Mr. D’Orazio’s qualifications to serve on our Board of Directors include his extensive experience as an executive officer in the insurance industry and significant insurance, underwriting and enterprise risk management knowledge, as well as his extensive knowledge of the Company’s day to day operations based upon his service as our Chief Executive Officer.
2025 Proxy Statement3

KIRSTIN M. GOULD

Kirstin M. Gould has served on our Board of Directors since October 2021. Ms. Gould served as Executive Vice President, General Counsel and Corporate Secretary of XL Group Ltd (“XL”), a NYSE listed global insurance and reinsurance company, until XL was acquired by AXA, S.A. in 2018. Ms. Gould joined XL in 2000 and served in various leadership roles during her tenure, including leading the marketing and communications function from 2007-2015 while concurrently serving as General Counsel from September 2007. From 2005-2011, Ms. Gould chaired the Policy Committee of the Association of Bermuda Insurers and Reinsurers (ABIR), which is a trade association of international property and casualty insurers and reinsurers. Ms. Gould currently serves on the boards of Pacific Life Re Global Limited and Pacific Life Re International Limited where she is a member of the Risk, Audit and Remuneration Committees. She is also the founder of Harrington Advisors LLC, a consulting company focused on strategic advice including M&A, corporate governance and insurance regulatory matters. Ms. Gould began her career in private practice with the law firms Dewey Ballantine LLP in New York (1991-1995) and Clifford Chance LLP in New York and London (1996-2000). Ms. Gould received a Bachelor of Arts degree (summa cum laude) from the State University of New York at Albany and a Juris Doctor degree (cum laude) from the State University of New York at Buffalo School of Law.

We believe Ms. Gould’s qualifications to serve on our Board of Directors include her executive leadership at XL, as well as her extensive experience in corporate governance, risk management, insurance regulatory matters and insurance company mergers and acquisitions.
DENNIS J. LANGWELL

Dennis J. Langwell has served on our Board of Directors since April 2023. He retired in 2022 from Liberty Mutual Group Inc., a holding company of Liberty Mutual Insurance Operations (“Liberty Mutual”), a global provider of insurance products and services, where he most recently served as Vice Chairman of Insurance Operations. Mr. Langwell joined Liberty Mutual in 1993 and served in various leadership roles during his tenure, including as President — Global Risk Solutions from 2018 to 2021 and as Executive Vice President and Chief Financial Officer from 2003 to 2018. Mr. Langwell previously worked in finance and reporting roles for Liberty Mutual and other insurance companies and began his career at KPMG (Peat Marwick). Mr. Langwell currently serves on the boards of Safety Insurance Group, Inc. and Companion Protect, and as a member of the boards of trustees at Providence College and the USS Constitution Museum (Chairman). Mr. Langwell also serves as an advisory board member to Owl.co, a Canadian based insurance technology organization providing AI guided claim insights, since January 2024. Mr. Langwell received a Bachelor of Science degree (magna cum laude) in Accounting from Providence College. He is a former certified public accountant. Mr. Langwell is also a private investor in real estate activities.

We believe Mr. Langwell’s qualifications to serve on our Board of Directors include his executive leadership experience at Liberty Mutual, his knowledge of the property and casualty industry and his financial and accounting expertise.
4James River Group Holdings, Ltd.

CHRISTINE LASALA

Christine LaSala has served on our Board of Directors since July 2024 and as Non-Executive Chairperson of the Board since February 2025. She retired as Chair of Willis Towers Watson North America Inc., a subsidiary of Willis Group Holdings, plc (“Willis”) in 2016. Prior to joining Willis in early 2014, Ms. LaSala served for ten years as the President and Chief Executive Officer of the World Trade Center Captive Insurance Company (“WTC Captive”), a U.S. government-funded, not-for-profit corporation providing liability insurance to the City of New York and over 100 private contractors. Prior to her service at WTC Captive, Ms. LaSala served in various leadership roles during her twenty-five year tenure at Johnson & Higgins (an insurance brokerage firm acquired by Marsh & McClellan), including serving as the firm’s only woman partner and President of Johnson & Higgins New York. Ms. LaSala has served on the board of Sedgwick, a leading provider of claims management, loss adjusting and technology-enabled risk, benefits and business solutions, since October 2021. She served on the board of directors of Beazley plc for eight years, including in a variety of board leadership roles such as Senior Independent Director and Interim Chair, prior to stepping down in April 2024. She also served on the board of directors of FCC Services Captive Insurance Company from January 2020 to July 2022. Ms. LaSala received a Bachelor of Arts degree in Philosophy from the College of New Rochelle.

We believe Ms. LaSala’s qualifications to serve on our Board of Directors include her executive leadership experience at Willis and WTC Captive, her knowledge of the property and casualty insurance industry and her experience as a board member of large companies in the insurance industry.
PETER B. MIGLIORATO

Peter B. Migliorato has served on our Board of Directors since October 2022. He retired in 2021 as a partner of Deloitte Consulting (“Deloitte”), where he most recently served as Lead Client Service Partner to insurance clients. Mr. Migliorato also served as the North American Insurance Consulting practice leader with Deloitte in the property & casualty, life & retirement, and employee benefits sectors. Mr. Migliorato joined Deloitte in 2001 and served in various leadership roles during his twenty-year tenure. Before joining Deloitte, Mr. Migliorato served as an equity partner at Emergence Consulting and C-Change Consulting, two start-up strategy consultancies, from 1998 to 2001 and as Senior Vice President, Marketing and Business Development at Marketing Technologies International, a data sciences firm, from 1997 to 1998. Prior to that, he led the Insurance Practice, served clients across multiple industries, and was Chief of Staff to the Chief Executive Officer of Gemini Consulting, a global management consulting firm, from 1985 to 1997. Mr. Migliorato serves as an advisory board member to three early stage, privately held AI technology companies: Machine Cover, Inc., an insurance technology company, since June 2021; Owl.co, a Canadian based insurance technology organization providing AI guided claim insights, since April 2023; and Aniline, a US based AI data sciences company, since January 2024. He served on the board of directors of State Automobile Mutual Insurance Company, the mutual holding company parent of State Auto Financial Corporation (“State Auto”) from March 2021 until State Auto was acquired by Liberty Mutual Holding Company Inc. in March 2022; and as an advisory board member to Safekeep, Inc., an insurance technology company, from June 2021 until its acquisition by CCCIS in February 2022. Mr. Migliorato received a Bachelor of Arts degree with dual majors in History and Geology from Oberlin College where he was also a member of the Phi Beta Kappa academic honor society.

We believe Mr. Migliorato’s qualifications to serve on our Board of Directors include his extensive experience at Deloitte advising insurance companies on implementation of growth strategies, executing mergers and acquisitions and implementing technology and data platforms, his knowledge of the property and casualty insurance industry and his experience as an advisory board member to three insurance technology companies.
There are no family relationships among any of our directors or executive officers.
Director Independence
Our Board has reviewed the independence of our directors and nominees using the Nasdaq Stock Market independence standards. Based on this review, we have determined that Messrs. Botein, Brown, Cavaness, Langwell and Migliorato, Ms. Gould and Ms. LaSala are independent. In making its independence determination, the Board considered the current and prior relationships with the Company of Gallatin Point, including the transactions described in the section titled “Certain Relationships and Related Transactions”.
2025 Proxy Statement5

Director Nomination Designation Right
On February 24, 2022, we entered into an Investment Agreement (as amended, the “Investment Agreement”) with GPC Partners Investments (Thames) LP (“GPC Thames”), an affiliate of Gallatin Point Capital LLC, relating to the issuance and sale of 150,000 of our Series A Perpetual Cumulative Convertible Preferred Shares, par value $0.00125 per share (the “Series A Preferred Shares”), for an aggregate purchase price of $150 million, or $1,000 per share. Pursuant to the Investment Agreement, GPC Thames is entitled to designate one individual for nomination for election to our Board of Directors, as more fully described under “Certain Relationships and Related Transactions”. Pursuant to such right, GPC Thames designated Mr. Botein for nomination for election at the Annual Meeting.
Board Structure
Ms. LaSala has served as our Non-Executive Chairperson since February 2025 and on our Board of Directors since July 2024. The Board believes that Ms. LaSala’s service as Chairperson is beneficial based upon her significant prior experience as a director of large companies in the insurance industry, including serving as Interim Chair of Beazley plc.
Board Skills Disclosure
The following table sets forth certain skills that our directors have, which we believe benefits the Board.
	MATTHEW B. BOTEIN	THOMAS L. BROWN	JOEL D. CAVANESS	FRANK N. D’ORAZIO	KIRSTIN M. GOULD	DENNIS J. LANGWELL	CHRISTINE LASALA	PETER B. MIGLIORATO	NUMBER OF DIRECTORS WITH SKILL
Executive Leadership	✓	✓	✓	✓	✓	✓	✓		7/8
Insurance Industry Expertise	✓	✓	✓	✓	✓	✓	✓	✓	8/8
Risk Management		✓	✓	✓	✓	✓	✓	✓	7/8
Corporate Governance	✓	✓	✓	✓	✓	✓	✓	✓	8/8
Business Operations	✓	✓	✓	✓	✓	✓	✓	✓	8/8
Finance / Capital Management	✓	✓	✓	✓		✓	✓		6/8
Investments	✓	✓	✓			✓			4/8
Mergers and Acquisitions	✓		✓	✓	✓	✓	✓	✓	7/8
Information Technology / Cyber Security		✓		✓		✓		✓	4/8
Legal and Regulatory					✓				1/8
6James River Group Holdings, Ltd.

Board Composition Disclosure
The following charts display the tenure and age of our directors following the Annual Meeting (assuming the re-election of all nominees):
Risk Oversight
The Company’s management, including and under the supervision of our Chief Executive Officer, has the primary responsibility for managing risks of the Company, subject to Board oversight. The Board has delegated certain of its risk oversight responsibilities to various Board committees. Specifically, the Board has assigned oversight of the risks associated with the Company’s investment portfolio to the Investment Committee and of the risks associated with the Company’s compensation policies and practices to the Compensation and Human Capital Committee. The Board has delegated to the Audit Committee the responsibility for oversight of the Company’s financial risks, financial controls, cybersecurity risks, internal audit and potential conflicts of interest and receives regular internal audit updates from our Chief Financial Officer and head of internal audit. Finally, our Board of Directors reviews strategic and operational risk in the context of Enterprise Risk Management reports and presentations from our senior management team on a quarterly basis. In addition to the Audit Committee’s oversight of cybersecurity risks, the full Board receives updates on at least an annual basis on the Company’s information technology and cybersecurity risks.
Our Board and its Committees
During 2024, our Board of Directors held four in-person meetings. All of our directors attended at least 75% of the aggregate number of meetings of our Board of Directors and committees that he or she served on during 2024. Additionally, our Board of Directors and certain committees held informational videoconferences between meetings in order for directors and committee members to receive regular and timely updates from management.
Our Board of Directors has established four standing committees to assist it in carrying out its responsibilities: the Audit Committee, the Compensation and Human Capital Committee, the Nominating and Corporate Governance Committee, and the Investment Committee. Each of these committees operates under its own written charter. The charters of the Audit Committee, the Compensation and Human Capital Committee, and the Nominating and Corporate Governance Committee comply with the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) and the Nasdaq Stock Market. Copies of the charters of our standing committees are available on our website at https://jrvrgroup.com. The membership and function of each of the committees is described below. Mr. D’Orazio is not a member of any committee, but regularly attends portions of all committee meetings.
AUDIT COMMITTEE
Thomas L. Brown (Chair)	Dennis J. Langwell	Christine LaSala	Peter B. Migliorato
Our Audit Committee consists of Messrs. Brown (Chairperson), Langwell and Migliorato and Ms. LaSala. During 2024, our Audit Committee held four in-person meetings.
Our Board has determined that all of the members of the Audit Committee are independent as defined under the rules of the Nasdaq Stock Market and the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Additionally, Messrs. Brown and Langwell and Ms. LaSala have been identified by our Board of Directors as an “audit committee financial expert” as that term is defined in Item 407(d)(5) of Regulation S-K.
2025 Proxy Statement7

The Audit Committee assists our Board of Directors in fulfilling its oversight responsibilities relating to:
•
the integrity of our financial statements and our accounting and financial reporting process;

•
internal and external auditing and the independent registered public accounting firm’s qualifications and independence;

•
the performance of an internal audit function and our independent registered public accounting firm;

•
the integrity of our systems of internal accounting and financial controls; and

•
our compliance with legal and regulatory requirements that may have a material impact on the financial statements.

In so doing, the Audit Committee is responsible for maintaining free and open communication between the committee, the independent registered public accounting firm, internal audit, and our management. In this role, the Audit Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of our Company and has the power to retain outside counsel or other experts for this purpose.
The Audit Committee has direct responsibility for the appointment, compensation, retention and oversight of our independent registered public accounting firm. The Audit Committee engages in an annual evaluation of the independent public accounting firm’s insurance industry qualifications and expertise, assesses the firm’s quality of service, the firm’s sufficiency of resources, the quality, timeliness and practicality of communication and interaction with the firm, the adequacy of information provided on accounting issues, auditing issues and regulatory developments affecting the property and casualty insurance industry, the firm’s ability to meet deadlines and respond quickly, the firm’s timeliness and accuracy of all services presented to the Audit Committee for pre-approval and review, management’s feedback, the lead partner’s performance, the comprehensiveness of evaluations of our internal control structure, and the firm’s independence, candor, objectivity and professional skepticism. The Audit Committee also considers the advisability and potential impact of selecting a different independent public accounting firm.
The Audit Committee recognizes the importance of maintaining the independence of the Company’s independent auditors, both in fact and in appearance. On at least an annual basis, the Audit Committee receives and reviews written disclosures and a letter from our independent public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) regarding the firm’s communications with the Audit Committee concerning independence, and discusses with the firm the firm’s independence from the Company and management. These discussions include, among other things, a review of the nature of, and fees paid to the firm for, non-audit services and the compatibility of such services with maintaining the firm’s independence.
The Audit Committee meets with the independent registered public accounting firm and the Company’s internal audit group independently without the presence of management at least quarterly.
The Audit Committee is responsible for approving all transactions with related persons. On an annual basis, the Audit Committee reviews and approves all director and executive officer related party transactions that the Company is a party to, and on a quarterly basis receives a summary of such transactions as prepared by management. To the extent any new transactions may arise during the course of the year, management discusses such transactions with the Audit Committee. A further description of the Audit Committee’s role in reviewing related party transactions is set forth in this proxy statement under “Certain Relationships and Related Transactions.”
The Audit Committee also has responsibility for the oversight of the Company’s cybersecurity risks.
COMPENSATION AND HUMAN CAPITAL COMMITTEE
Peter B. Migliorato (Chair)	Joel D. Cavaness	Christine LaSala
Our Compensation and Human Capital Committee consists of Mr. Migliorato (Chairperson), Mr. Cavaness and Ms. LaSala. During 2024, the Compensation and Human Capital Committee held four in-person meetings.
Our Board of Directors has determined that the current members of our Compensation and Human Capital Committee are independent under applicable rules and regulations of the Nasdaq Stock Market.
The Compensation and Human Capital Committee assists our Board of Directors with reviewing the performance of our management in achieving corporate goals and objectives, assuring that our executives are compensated effectively in a manner consistent with our strategy, competitive practice and the requirements of the appropriate regulatory bodies, and creating an alignment of interests between our executive officers and shareholders. Toward that end, the Compensation and Human Capital Committee, among other responsibilities, makes recommendations to our Board of Directors regarding director and executive officer compensation, equity-based compensation plans and awards, and executive benefit plans. In determining compensation recommendations to the Board of Directors, the Compensation and Human Capital Committee consults with our Chief Executive Officer. The Compensation and Human Capital Committee also administers the Company’s incentive compensation plans and equity-based plans.
The Compensation and Human Capital Committee has the authority to retain compensation consultants and fix any such consultant’s fees and other retention terms and may obtain advice and assistance from internal or external legal counsel and other advisors as it deems necessary to fulfill its duties and responsibilities. In 2024, the Compensation and Human Capital Committee approved the retention of Aon’s Human Capital
8James River Group Holdings, Ltd.

Solutions practice, a division of Aon plc (“Aon”), an independent compensation consultant, to provide advice and information on the Company’s executive officer compensation plans and programs. For information regarding the scope of Aon’s work, please see “Compensation Discussion and Analysis.”
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Kirstin M. Gould (Chair)	Christine LaSala
Our Nominating and Corporate Governance Committee consists of Ms. Gould (Chairperson) and Ms. LaSala. During 2024, the Nominating and Corporate Governance Committee held four in-person meetings.
Our Board of Directors has determined that our current members of the Nominating and Corporate Governance Committee are independent under applicable rules and regulations of the Nasdaq Stock Market. Among other responsibilities, the Nominating and Corporate Governance Committee identifies individuals qualified to become board members and recommends to the Board of Directors the director nominees for the next annual general meeting of shareholders.
The Nominating and Corporate Governance Committee determines the qualifications, qualities, skills and other expertise required to be a director and develops and recommends such criteria to the Board of Directors when commencing a director search (the “Director Criteria”). In evaluating a candidate for director, the committee may consider, in addition to the Director Criteria and such other criteria as the committee considers appropriate under the circumstances, whether a candidate possesses the integrity, judgment, knowledge, experience, skills, diversity, expertise, and viewpoints that are likely to enhance the Board’s ability to manage and direct the affairs and business of the Company, including, when applicable, to enhance the ability of committees of the Board to fulfill their duties. The committee may take into account the satisfaction of any independence requirements imposed by law, regulation (including the rules of the Nasdaq Stock Market) or the Board. The committee has authority to retain and terminate any search firm to be used to identify director candidates and to approve the search firm’s fees and other retention terms and may obtain advice and assistance from internal or external legal, accounting or other advisors as it deems necessary to fulfill its duties and responsibilities. The committee also retained a search firm to assist the committee in its board nominee search, and the search firm identified Mr. Cavaness, who was appointed to the Board in July 2025. The search firm continues to provide assistance to the committee in its ongoing search for additional director candidates.
The Nominating and Corporate Governance Committee may consider candidates recommended by any of the Company’s shareholders. In considering any such candidate, the committee may use the Director Criteria and such other criteria as the committee considers appropriate under the circumstance to evaluate any such candidate. For details on how shareholders may submit nominations for directors, see “Other Matters.”
INVESTMENT COMMITTEE
Matthew B. Botein (Chair)	Dennis J. Langwell
Our Investment Committee consists of Mr. Botein (Chairperson) and Mr. Langwell. During 2024, the Investment Committee held two in-person meetings. The Investment Committee oversees the implementation of our overall investment policy.
Annual Evaluations
On an annual basis each of the members of the Board and each of its committees completes a self-assessment questionnaire to determine whether the Board and each committee is functioning effectively. The questionnaires invite written comments on all aspects of the Board and each committee’s process, and are completed on an anonymous basis to encourage candor. The results are then summarized by outside counsel and reviewed at a subsequent Board meeting.
Compensation and Human Capital Committee Interlocks and Insider Participation
During 2024, each of Mr. Botein, Ms. LaSala, Mr. Migliorato, Ollie L. Sherman, Jr., who served as Chairperson of the Board until February 2025 and retired from the Board in April 2025, and Patricia H. Roberts, who served as the Chairperson of the Compensation and Human Capital Committee during 2024 and retired from the Board in May 2024, served on our Compensation and Human Capital Committee (with Mr. Botein, Ms. LaSala, Mr. Sherman and Ms. Roberts serving on the committee for a portion of the year). None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation and Human Capital Committee.
2025 Proxy Statement9

Mr. Botein is an affiliate of GPC Thames, the purchaser of the Company’s Series A Preferred Shares pursuant to the Investment Agreement. For information regarding the Investment Agreement, and certain rights granted to GPC Thames thereunder, see “Certain Relationships and Related Transactions”.
Attendance at Annual General Meetings of Shareholders
We encourage each member of our Board of Directors to attend the annual general meeting of shareholders. In 2024, all of our directors nominated for re-election attended the meeting.
Communications with our Board of Directors
Any shareholder that desires to communicate directly with our Board of Directors, or any committee thereof, or one or more individual directors may do so by addressing the communication to our Secretary at James River Group Holdings, Ltd., c/o Conyers Corporate Services (Bermuda) Limited, P.O. Box 666, Hamilton HM CX, Bermuda or InvestorRelations@james-river-group.com, in either case with a request to forward the communication to the intended recipient. The outside of the envelope or subject line of the email, as applicable, should be clearly marked “Director Communication.” All such correspondence will be forwarded to the relevant director or group of directors, except for items unrelated to the functions of the Board, including business solicitations or advertisements.
Code of Conduct
We have a Code of Conduct applicable to our directors, officers and employees that complies with the requirements of applicable rules and regulations of the SEC and the Nasdaq Stock Market. This code is designed to deter wrongdoing and to promote:
•
honest and ethical conduct, including the ethical handling of avoiding actual or apparent conflicts of interest between personal and professional responsibilities to the Company;

•
full, fair, accurate, timely and understandable disclosure in reports and documents that we file with the SEC and in other public communications made by us, as well as communications with insurance and other regulators;

•
compliance with applicable governmental laws, rules and regulations;

•
prompt reporting of violations of the Code of Conduct to the Chairman of our Audit Committee; and

•
accountability for adherence to the Code of Conduct.

Our Code of Conduct is available on the Our Group — Governance — Corporate Governance portion of our website (https://jrvrgroup.com).
Corporate Governance Guidelines
Our Board of Directors has adopted Corporate Governance Guidelines that address significant issues of corporate governance and set forth procedures by which our Board intends to carry out its responsibilities. The Corporate Governance Guidelines address, among other things, board and committee composition and selection, board meeting process and director responsibilities in connection therewith, management and advisor access, chief executive officer performance evaluation and succession planning, annual board and committee self-evaluations and compensation. The Corporate Governance Guidelines are available on our website (https://jrvrgroup.com).
Investor Engagement and Feedback
We are committed to effective corporate governance that is informed by our shareholders, promotes the long-term interests of our shareholders, and strengthens Board and management accountability. We are committed to ensuring that we understand our shareholders’ issues and potential concerns, and that our shareholders understand our corporate governance and executive compensation programs. Shareholders and other interested parties may communicate with members of the Board of Directors, executive management and Investor Relations through InvestorRelations@james-river-group.com.
Environmental, Social & Governance
We are committed to fostering a sustainable business that supports the well-being of our employees, customers and communities. We strive to put our corporate values into action every day, including by providing engaging and rewarding work for our employees and always demonstrating integrity in our actions.
ETHICS
We are committed to conducting our business in compliance with the law and the highest ethical standards. The Company has adopted a Corporate Governance Manual that includes a series of policies designed to ensure our directors, officers and employees act in an ethical and

10James River Group Holdings, Ltd.

legally compliant manner in the course of their service to the Company. The policies contained in the Corporate Governance Manual include, among others, our Code of Conduct, Policy on Insider Trading and Tipping, Whistleblower Policy, Conflict of Interest Policy, and Related Party Transactions Policy & Procedures. All directors, officers, and employees are required to review and sign an acknowledgement of the Corporate Governance Manual on an annual basis.
CYBERSECURITY
The Company dedicates substantial efforts to managing cybersecurity risks. Significant time and resources are devoted to the protection of the Company’s systems and data, including the staffing of an experienced internal cybersecurity team, the use of a variety of preventative, detective and recovery tools, and engagement with external service providers to bolster the Company’s cyber defense and response capabilities. The Company assesses and monitors third-party risks and closely tracks cyber threats such as ransomware and emergent web-based vulnerabilities. Independent cybersecurity testing is performed by outside parties on at least an annual basis to identify opportunities for cyber control strengthening in the face of applicable threats. Company-wide cybersecurity training of employees is conducted, including through an annually required course of online training modules and a continuous email phishing test campaign. The Company maintains cyber liability insurance coverage in an effort to minimize any potential financial impacts from cybersecurity incidents that may occur. See Item 1C. of our Annual Report on Form 10-K filed on March 4, 2025 with the Securities and Exchange Commission for additional information on our Cybersecurity program.
OUR EMPLOYEES
We strive to make James River a great place to work and a place where everyone is treated with dignity and fairness, respecting and recognizing each employee as an individual. We know our success as a company is founded on the talents, skills and efforts of our employees. We believe our culture enables us to attract and retain exceptional talent.
We believe that by understanding and leveraging the different backgrounds and experiences of our workforce, we drive the empowerment, collaboration and innovation needed to be a leader in our industry. Equality in opportunity, career development, compensation and respect for all individuals are fundamental human rights that are at the forefront of our culture and promoted within our workplace. As of December 31, 2024, we had 642 employees located in the United States and Bermuda, all but five classified as full-time.
EMPLOYEE BENEFITS
We offer a competitive benefits package that is designed to support the well-being of our employees. Most employees are eligible for an annual bonus based upon individual performance, department performance, and overall performance of the Company. Benefits offered to our full-time employees include, among others, medical, dental and vision insurance, a comprehensive employee assistance program to support the mental health of our employees and their families, employer-paid life and disability plans, contributions to employee retirement accounts through a Company match with immediate vesting, paid parental leave and adoption assistance, and paid time off. In addition, we offer a range of discounts, incentives and supplemental benefit programs including preventative care, fitness incentives, and a matching gifts program.
We continue to encourage a hybrid work model, one that offers our employees a flexible work environment that fosters in-person connection and collaboration and best supports our success as a Company. We believe in-office work strengthens our professional relationships and boosts employee training and development opportunities. We also understand that remote work offers benefits related to individual focus and time management. Hybrid work allows our company to thrive, balancing employee autonomy and satisfaction while preserving essential team communication and connection.
We understand the critical role acknowledging employee contributions plays in improving morale and promoting a sense of purpose and appreciation. We have an Employee Recognition Program offering multiple channels for employees and managers to highlight each other’s accomplishments, mark service anniversaries, and celebrate life events. Employees can earn and award points under the program that they can use to purchase gift cards and merchandise or donate to charitable organizations.
EMPLOYEE TRAINING AND DEVELOPMENT
We recognize the mutual benefits for our Company and our employees to further their formal education and professional development. We offer all employees opportunities for career development through our Employee Development and Education Assistance program, mentorship program and access to interactive career guides. Training is available to every employee and ranges from onboarding training for new hires to training sessions on general workplace and management skills. All employees, whether full-time or part-time, have access to an online learning management system that hosts courses and modules across a wide range of topics.
We have a formal, annual performance review process that includes a mid-year check in. This provides managers and employees opportunities to discuss job responsibilities, encourage strengths and identify opportunities for development.
EMPLOYEE ENGAGEMENT
We value the opinions and perspectives of our employees and use the feedback that we receive throughout the year to help develop many of our company programs, policies, and benefits. We conduct an annual engagement survey to assess how motivated and engaged our employees are to
2025 Proxy Statement11

perform their best each day. New hire feedback is collected following an employee’s first 30 days of employment, which allows us to reflect upon and improve aspects of our recruitment and onboarding processes. In addition to the formal surveys, we collect valuable input through our Employee Suggestion Program and pulse surveys where employees may express their feedback regarding any aspect of their employment with the Company.
Our last annual employee engagement survey, conducted in October 2024, had an 80% participation rate. Results were positive and compared favorably to other companies in the financial services industry that participated in the same survey. Based on the results, our Company was named a 2025 Top Workplaces USA winner, a recognition that we have received five years in a row. The top words to describe our culture included: flexible, inclusive, supportive, and diverse. We believe this demonstrates a positive perception of the Company’s culture among our employees.
OUR COMMUNITIES
We believe it is important to engage with and provide support to our communities, and to encourage and support our employees as they volunteer time and resources to community-based charitable organizations. The Company provides employees with paid time off to volunteer with charitable organizations of their choice. We have an internal committee staffed by employees at various levels that identify and support our charitable and volunteer involvement in the Richmond, Virginia, and Raleigh, North Carolina communities, as well as the other communities in which we have offices. In addition, we have a Matching Gifts Program to support our employees’ contributions to their preferred charitable organizations, and we donate information technology equipment no longer needed by the Company to an organization that refurbishes computers at low or no cost to qualifying veterans and support organizations.
Compensation of Directors
Our non-employee directors (excluding Mr. Botein) receive an annual cash retainer in the amount of $125,000 per year, payable in four equal installments at the beginning of each quarter, and, excluding our Non-Executive Chairperson of the Board (“Chairperson”), an annual restricted share unit award with a fair market value of  $50,000 per year. Our Chairperson receives an annual restricted share unit award with a fair market value of  $100,000, which is an increased amount in recognition of additional responsibilities in such capacity (Mr. Sherman served as the Chairperson in 2024).
Non-employee directors that join the Board after annual grants are made during the first quarter of the year receive a pro-rated restricted share unit award for the period of service during the one-year period commencing on the date of grant of restricted share units to continuing directors. In this regard, Ms. LaSala, who joined our Board on July 5, 2024, received a pro-rated restricted share unit award representing 4,460 common shares, which was granted on July 25, 2024. The number of shares represented by Ms. LaSala’s restricted share unit award was determined based upon the closing share price on the date she joined the Board.
The awards of restricted share units are made from the Company’s 2014 Non-Employee Director Incentive Plan and vest in full on the first anniversary of the date of the grant (or, in the case of pro-rata grants made to a new director, on the first anniversary of the date of grant of restricted share units to the continuing directors).
In addition to the aforementioned compensation, the Chairperson of our Audit Committee is paid additional cash compensation in the amount of  $25,000 per year for service in such capacity. Additionally, each of the Compensation and Human Capital Committee Chairperson and Nominating and Corporate Governance Committee Chairperson are paid an additional $12,500 per year.
Mr. Botein, who joined the Board in 2023, does not receive compensation for his service as a director, pursuant to the terms of the Investment Agreement relating to the issuance of our Series A Preferred Shares described under “Certain Relationships and Related Transactions — Related Party Transactions”.
12James River Group Holdings, Ltd.

The following table sets forth information concerning compensation earned by our non-employee directors during the year ended December 31, 2024.
NAME	FEES EARNED OR PAID IN CASH(1) ($)	STOCK AWARDS(2) ($)	ALL OTHER COMPENSATION(3) ($)	TOTAL ($)
Matthew B. Botein	—	—	—	—
Thomas L. Brown	150,000	50,000	402	200,402
Kirstin M. Gould	137,500	50,000	402	187,902
Dennis J. Langwell	125,000	50,000	464	175,464
Christine LaSala	61,141	37,107	—	98,248
Peter B. Migliorato	132,864	50,000	402	183,266
Patricia H. Roberts	68,750	50,000	402	119,152
Ollie L. Sherman, Jr.	125,000	99,999	1,043	226,042

(1)
The cash compensation paid to Ms. LaSala and Ms. Roberts was pro-rated based upon the portion of the year that such individuals served as directors during 2024. Ms. Roberts served as a director until her retirement on May 15, 2024. Ms. LaSala joined the Board in July 2024.

(2)
Represents the aggregate grant date fair value of restricted share units awarded under the 2014 Non-Employee Director Incentive Plan, calculated in accordance with FASB ASC Topic 718. The stock awards represent grants of the following number of restricted share units: (i) 5,102 restricted share units for each of Mr. Brown, Ms. Gould, Mr. Langwell, Mr. Migliorato, and Ms. Roberts, (ii) 4,460 restricted share units for Ms. LaSala, and (iii) 10,204 restricted share units for Mr. Sherman. With the exception of Ms. Roberts, who forfeited her restricted share units when she resigned from the Board, each amount of restricted share units identified in the prior sentence with respect to a director were the only outstanding awards held by such director at December 31, 2024.

(3)
Represents dividends paid to directors that had accrued on unvested restricted share units and were paid at the time awards vested.

Share Ownership Guidelines
In July 2022, the Board, at the recommendation of the Compensation and Human Capital Committee of the Board, adopted share ownership guidelines (the “Guidelines”) to more closely align the financial interests of the Company’s directors and executive and other senior officers with those of the Company’s shareholders. Pursuant to the Guidelines, within five years of becoming subject to the Guidelines, (i) our Chief Executive Officer is required to beneficially own common shares with a fair market value equivalent to five times his annual base salary, (ii) other executive officers and designated members of the senior management team of the Company are required to beneficially own common shares with a fair market value equivalent to three times their annual base salary, and (iii) our non-employee directors are required to beneficially own common shares with a fair market value equivalent to three times their annual cash retainer. For additional information regarding the requirements of our share ownership guidelines, see, “Executive Compensation — Compensation Discussion and Analysis — VI. Additional Compensation Policies and Practices — Executive Share Ownership Guidelines.”
2025 Proxy Statement13

EXECUTIVE OFFICERS
The following table identifies each of our executive officers and their age as of September 3, 2025:
FRANK N. D’ORAZIO	SARAH C. DORAN	TODD R. SUTHERLAND	MICHAEL J. HOFFMANN	JEANETTE L. MILLER
57	51	55	60	46
Chief Executive Officer	Chief Financial Officer	President of the Excess and Surplus Lines segment	Group Chief Underwriting Officer	Chief Legal Officer
The following biographical information is furnished regarding each of our executive officers, excluding Mr. D’Orazio, whose biographical information is included in the section “Board of Directors and Corporate Governance.”
SARAH C. DORAN
Sarah C. Doran has served as the Company’s Chief Financial Officer since January 2017. Ms. Doran also serves as a Director of our U.K. holding company and a director and officer of most of our domestic subsidiaries. Before joining the Company, Ms. Doran served as Senior Vice President, Strategy, Investor Relations and Treasurer of Allied World Assurance Company Holdings, AG, a global provider of property, casualty and specialty insurance and reinsurance, since April 2013. Prior to that, Ms. Doran worked as an investment banker in the Financial Institutions Group of Barclays and Lehman Brothers. Ms. Doran received an M.B.A. from the University of Chicago and a B.A. in Government from the University of Notre Dame.
TODD R. SUTHERLAND
Todd R. Sutherland has served as the President of our Excess and Surplus Lines segment since May 2025 and a director of James River Insurance Company and our other subsidiaries in our Excess and Surplus Lines segment since August 2025. Mr. Sutherland joined the Company in April 2023 as Senior Vice President of Underwriting, Management Liability. Before joining the Company, Mr. Sutherland spent five years at AXA XL, a division of AXA (“AXA”), where he most recently served as Head of the U.S. Central Zone. Prior to AXA, Mr. Sutherland spent 13 years as Senior Vice President, Management Liability at Allied World Assurance Company Holdings, AG, a global provider of property, casualty and specialty insurance and reinsurance. Mr. Sutherland also held underwriting management roles at Axis Capital, Kemper Insurance, and American International Group earlier in his career. Mr. Sutherland received his B.S. in Finance from Miami University (Ohio).
MICHAEL J. HOFFMANN
Michael J. Hoffmann has served as the Company’s Senior Vice President, Chief Underwriting Officer since November 2021. Before joining the Company, Mr. Hoffmann served as Head of Risk & Ceded Reinsurance at Everest Insurance Company (“Everest”), a division of Bermuda-based insurer and reinsurer Everest Re Group, from August 2020 to November 2021. Prior to Everest, Mr. Hoffmann spent 15 years at Allied World, a global provider of property, casualty and specialty insurance and reinsurance, where he most recently served as Global Insurance Chief Underwriting Officer. Prior to Allied World, Mr. Hoffmann spent 14 years with Chubb in a variety of roles in the U.S. and Bermuda. Mr. Hoffmann received a B.A. in History from Swarthmore College.
JEANETTE L. MILLER
Jeanette L. Miller has served as the Company’s Chief Legal Officer since April 2021, and prior to that served as the Company’s Assistant General Counsel since October 2018. Ms. Miller also serves as an officer of James River Group, Inc. and Falls Lake Insurance Management Company, Inc. Before joining the Company, Ms. Miller served as Corporate Counsel & Deputy Compliance Officer at International Farming Corporation LLC, a privately owned institutional investment manager specializing in agriculture, from May 2017 to October 2018, and as Assistant General Counsel at CIFC LLC, an asset manager based in New York specializing in alternative credit, from December 2011 to June 2016. From 2006 to 2011, Ms. Miller was an attorney with Milbank LLP in New York in its Alternative Investments Practice. Ms. Miller received a B.S. in Business Administration from the University of Maine and a Juris Doctor degree from Columbia Law School.
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EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This compensation discussion and analysis (“CD&A”) describes the philosophy, objectives, process, components and additional aspects of our executive compensation program for the fiscal year ended December 31, 2024. This CD&A is intended to be read in conjunction with the compensation tables that immediately follow this section, which provide historical compensation information for our following named executive officers (NEOs):
Frank N. D’Orazio	Chief Executive Officer
Sarah C. Doran	Chief Financial Officer
Richard J. Schmitzer	Former President and Chief Executive Officer of James River Insurance Company and our other subsidiaries in our excess and surplus lines insurance business until May 5, 2025 and July 31, 2025, respectively
William K. Bowman	Former President and Chief Executive Officer of Falls Lake National Insurance Company and our other subsidiaries in our specialty admitted insurance business until September 1, 2025
Michael J. Hoffmann	Group Chief Underwriting Officer

I.
EXECUTIVE SUMMARY

2024 Select Business Results
2024 was a transformational year for us during which we conducted an extensive strategic review and emerged with a renewed focus on adding profitable scale during attractive market conditions to our Excess & Surplus Lines business. In addition, during 2024 we meaningfully de-risked the organization through the execution of two retroactive reinsurance transactions, received validating equity investments from two of our sector’s more sophisticated investors and streamlined our operations through the sale of our former casualty reinsurance segment. Key highlights include:
•
Completed several strategic actions including (i) closing the sale of JRG Reinsurance Company Ltd. to focus our business around our U.S. insurance businesses, (ii) entering into a $160.0 million combined loss portfolio transfer and adverse development cover for our Excess & Surplus Lines business (the “E&S ADC”), (iii) initiating a new strategic partnership with Enstar Group Limited which, in part, included a $12.5 million equity investment in the Company and an additional $75.0 million adverse development cover for our Excess & Surplus Lines business (the “E&S Top Up ADC”), and (iv) conversion of  $37.5 million of the outstanding Series A Preferred Shares to common shares.

•
Excess & Surplus Lines segment gross written premium exceeded $1.0 billion for a second consecutive year, a slight increase compared to the prior year as the Company continued to focus on its wholesale driven franchise. The Company had its highest levels of both new and renewal annual submission growth in five years, and positive renewal rate change of 9.0% for 2024.

•
Full year 2024 net investment income increased 10.8% compared to 2023, with a majority of asset classes reporting higher income.

•
Specialty Admitted Insurance segment combined ratio was 92.2% for 2024, as compared to 95.9% for 2023. Underwriting profit grew 68.6% compared to the prior year.

Key Aspects of the 2024 Executive Compensation Program
Base Salaries. No salary increases were provided for our NEOs in 2024.
Short-Term Incentives. Our NEOs’ target payout opportunities for short-term incentives were the same in 2024 as in 2023. Our Compensation and Human Capital Committee of the Board (which for purposes of this Executive Compensation discussion, we refer to as the “Committee”) worked closely with management and with guidance from its independent compensation consultant to establish the targets and goals, setting them at levels that it considered appropriately rigorous and challenging, requiring substantial effort to achieve, appropriately incentivizing performance, and considering the relevant risks and opportunities.
•
Financial Goals. 66.7% of the amount of the bonus funding was based on underwriting profitability as measured by our combined ratio for each business segment and the company as a group and Adjusted EBIT. The Committee selected these measures because they focused executives on critical business priorities.

2025 Proxy Statement15

•
Strategic Goals. 33.3% of the amount of the bonus funding was based on the strategic activities established annually by the Committee, consisting of certain important companywide objectives that the Committee believes will positively impact the future performance of the Company.

For the 2024 financial goal (66.7%), as discussed in more detail below, after certain adjustments approved by the Board, the level of achievement of the group adjusted combined ratio was determined to be at 99.5%, below target but above minimum payout; the Excess & Surplus Lines segment adjusted combined ratio was 94.9%, below the minimum payout; the Specialty Admitted Insurance segment adjusted combined ratio was 91.8%, above the maximum payout; the group Adjusted EBIT was $104.8 million, below the target but above the minimum payout. For the strategic goals (33.3%), which focused on the development and implementation of technology improvements and underwriting performance tracking tools, the Committee determined that they were achieved at 100% of target.
The Board approved the adjustment to certain of the applicable performance measures following the recommendation of the Committee members as permitted under the terms of the Short-Term Incentive Plan (the “STI Plan”). The adjustments impacted the Adjusted EBIT and group adjusted combined ratio metrics, which were negatively affected by multiple strategic activities undertaken by the Company at the direction of the Board that the Board believed were essential to delivering long-term future value to shareholders. The strategic activities included our exploration of strategic alternatives and the execution of two retroactive reinsurance transactions on the business of the Company’s Excess & Surplus Lines segment. Specifically, the calculation of the Adjusted EBIT and, except with respect to the Excess & Surplus Lines segment leader, group adjusted combined ratio metrics were adjusted to exclude (i) actual expenses pertaining to the strategic activities, (ii) the reinsurance premiums paid for the E&S ADC and E&S Top Up ADC, and (iii) the aggregate value of employee retention awards paid in light of the Company’s exploration of strategic alternatives, in each case to the extent that such items would have been included in the calculation of the 2024 Adjusted EBIT and group adjusted combined ratio performance measures. Similar adjustments (as applicable) to the segment adjusted combined ratio performance goals applicable to segment business leaders did not impact the payout the segment business leaders received. Based on the adjusted results, the NEO’s STI Plan payouts were 77.1% of target for group leaders, 59.1% of target for the Excess & Surplus Lines segment leader, and 93.1% of target for the Specialty Admitted Insurance segment leader, reflecting the relative profitability of the Company overall and each segment. The Committee believes that the adjusted items were outside the control of management and were not representative of operating performance, and that the adjustments were necessary to preserve the motivational objective of the STI Plan. In making the compensation decisions, the Committee members and the Board considered the significant time and effort of the senior management team in executing on strategic actions considered critical to the Company’s long-term success, which time and effort would not have been reflected in the STI Plan performance metric calculations absent the adjustments made.
Long-Term Incentives. The target payout value opportunities for our NEOs’ long-term incentives were the same in 2024 as in 2023. The 2024 equity grants for our NEOs consisted of performance-based restricted stock units (“PRSUs”) and service-based restricted stock units that vest based on the passage of time (“Service-Based RSUs”), with the target value of the PRSU equivalent to the value of the Service-Based RSU. Long-term incentive equity awards are prospective in nature and intended to tie a substantial portion of an executive’s pay to creating long-term shareholder value. The Committee structures the long-term incentive opportunity to motivate executive officers to achieve multi-year strategic goals and deliver sustained long-term value to shareholders, and to reward them for doing so.
Cash Retention Award. A cash retention award was granted to each of our NEOs other than Mr. D’Orazio in July 2024 in an amount equivalent to their respective short-term incentive target. These awards were made to help retain our NEOs’ services while the Company was undertaking its strategic review. The cash retention awards vested in two equal installments on or immediately prior to December 31, 2024 and June 30, 2025, subject to continued employment of the NEO through such dates with certain exceptions.
II.
COMPENSATION PHILOSOPHY AND OBJECTIVES

In designing and implementing our executive compensation program, the Committee and the Board seek to achieve three principal objectives:
1	First, to establish compensation on a fair and reasonable basis that is competitive with our peers in the specialty insurance business, so that we may attract, motivate and retain talented executive officers.	2	Second, to create an alignment of interests between our executive officers and shareholders. For this purpose, a portion of each executive officer’s compensation consists of service-based and performance-based equity awards.	3
Finally, we seek to reward performance that supports our principles of building long-term shareholder value overall and to recognize individual performance that contributes to the success of the Company.

The principal elements of our compensation program for our executive officers are base salary, cash short-term incentive bonuses and long-term incentive equity awards.
Compensation Program Governance
We assess the effectiveness of our executive compensation program in achieving its objectives from time to time and review risk mitigation and governance matters, which include maintaining the following best practices, many of which support an alignment of interests between our executive officers and shareholders:
16James River Group Holdings, Ltd.

What We Do
Pay for Performance	The majority of total target executive compensation opportunities are variable and at-risk.
Independent Compensation Consultant	We have engaged an independent compensation consultant to provide information and advice for use in Committee decision-making.
Clawback
Under our clawback policy, incentive compensation for our executive officers will be subject to clawback if we are required to restate our financial statements due to material noncompliance with a financial reporting requirement or to correct an error that is not material to previously issued financial statements but would result in a material misstatement if the error were corrected or left uncorrected in the current period.

Share Ownership Guidelines	We have guidelines for executive officers and non-employee directors to maintain meaningful levels of share ownership.
Caps on Annual Bonuses and Equity Grants	Our annual cash incentive plan and equity awards have upper limits on the amounts of cash and equity that may be earned, respectively.
Double Trigger Change in Control Severance and Acceleration
The Company has entered into employment agreements with NEOs that provide certain financial benefits if there is both a change in control and a qualifying termination of employment (a “double trigger”). A change in control alone will not trigger severance pay or accelerated vesting of equity awards.

Peer Data
We utilize compensation peer sets comprised of companies based on industry sector, revenue and market capitalization as a reference for compensation decisions, and these peer sets are reviewed periodically.

What We Don’t Do
No Excessive Perks	We do not provide excessive perquisites to executive officers.
No Excise Tax Gross-Ups	We do not provide excise tax gross-ups on change in control payments.
No Hedging or Pledging of Company Shares	We do not permit our executive officers and directors to pledge or hedge their Company shares.
No Guaranteed Performance Bonuses	We do not provide guaranteed performance bonuses to our NEOs at any minimum levels of payment under our annual cash incentive plan.
Say-on-Pay Results
At the 2024 annual meeting, our shareholders approved the compensation of our NEOs on an advisory basis (commonly known as a “say-on-pay” proposal), with approximately 97.3% of our common shares that were voted on the proposal cast “For” such proposal. The Committee interpreted shareholder approval of the say-on-pay proposal at such level as indicating that a substantial majority of shareholders view our executive compensation program, plan design and governance as continuing to be well aligned with our shareholders.
Additionally, at the 2024 annual meeting, shareholders were given the opportunity to vote on an advisory basis as to the frequency of future shareholder votes on the compensation of our NEOs at our annual general meetings. Shareholders were given the choice of a frequency of every one, two or three years, and overwhelmingly selected the frequency of holding such vote every year. Based upon the results of the vote, and what the Board believes to be good corporate practice, the Board determined that the Company will hold the vote on NEO compensation every year.
The Committee welcomes input from our shareholders related to executive compensation and other matters. The Committee will consider shareholder input and monitor our executive compensation program to ensure it aligns the interests of our executive officers with the interests of our shareholders and adequately addresses any shareholder concerns that may be expressed in future say-on-pay votes.
2025 Proxy Statement17

III.
COMPENSATION DETERMINATION PROCESS

Role of the Board, Committee, and Management
In considering appropriate levels of compensation for executives, the Committee considers the Company’s performance and individual NEO performance and experience, as well as peer and broader financial services industry comparisons. When deemed appropriate, the Committee requests that its independent compensation consultant provide it with survey data of executive compensation for financial services companies that are comparable to the Company. The Committee generally does not request such market data from the compensation consultant every year.
The chair of the Committee works with Mr. D’Orazio and the Group Chief Human Resources Officer to establish the agenda for Committee meetings. Mr. D’Orazio also interfaces with the Committee in connection with the Committee’s executive compensation decision-making, including recommendations regarding pay for other executives and senior officers of the Company. The Committee periodically meets with Mr. D’Orazio to assess progress toward meeting objectives set by the board of directors for both annual and long-term compensation. The Committee also meets without management present when appropriate. Mr. D’Orazio does not play any role with respect to his own compensation.
The Committee reviews all the components of compensation in making determinations on the mix, amount, and form of executive compensation. While the Committee does not use any quantitative formula or multiple for comparing or establishing compensation for executive management, it is mindful of internal and external pay equity considerations and assesses the relationship of the compensation of each executive to other members of executive management.
Role of the Independent Compensation Consultant
Following the approval of the Committee, the Company engaged Aon’s Human Capital Solutions practice, a division of Aon plc (“Aon”), as its compensation consultant. Aon reports to, and receives its direction from, the Committee. Aon helped facilitate the executive officer compensation process, including the creation of a compensation peer group for comparing our NEOs’ compensation to the market and provides advice and information on other executive compensation matters.
In considering Aon’s engagement, the Committee evaluated Aon’s independence and any conflicts of interest in accordance with applicable SEC rules and Nasdaq listing requirements. The Committee requested and received a report from Aon addressing the independence of Aon and its senior advisors. The Committee considered Aon’s provision of other services to the Company, the fees paid by the Company to Aon as a percentage of Aon’s total revenue, Aon’s policies and procedures to prevent conflicts of interest, and the confirmation by Aon that it and its representatives have no business or personal relationship with any member of the Committee, do not own any stock of the Company, and have no business or personal relationship with any executive officer of the Company. The Committee concluded that Aon is independent of the Committee and of Company management and has no conflicts of interest in its performance of services to the Committee.
Peer Group
The Committee believes that obtaining relevant market and peer group data is very important to making determinations about executive officer compensation. Such information provides a reference point for making decisions.
The Committee takes into consideration the structure and components of, and the amounts paid under, the executive compensation programs of other, comparable peer companies, as derived from public filings and other sources, when making decisions about the structure and component mix of our executive compensation program. The Committee also considers the practices of our competitors and the broader industry for recruiting and retaining talent.
The Committee did not make changes to our NEO’s salaries, short-term incentive opportunities or long-term incentive target value in 2024. The historic peer group has been updated periodically by the Committee, based on a process that includes recommendations from internal sources, and external sources such as our independent compensation consultant, to reflect the companies against which the Company competes for executive talent or for shareholder investment. The peer group utilized by the Committee to determine 2024 compensation was defined using the following criteria:
•
companies engaged in property & casualty insurance; and

•
companies with total revenue and assets that were approximately 0.5x to 2.0x compared to the Company.

Based upon these criteria, in 2023, the Committee identified the following 14 companies as its peer group in evaluating compensation positioning for 2024.
18James River Group Holdings, Ltd.

Amerisafe, Inc.	Kinsale Capital Group, Inc.
Argo Group International Holdings, Ltd.	ProAssurance Corporation
Donegal Group Inc.	RLI Corp.
Employers Holdings, Inc.	SiriusPoint Ltd.
Global Indemnity Group, LLC	United Fire Group, Inc.
Hallmark Financial Services, Inc.	United Insurance Holdings Corp.
HCI Group, Inc.	Universal Insurance Holdings, Inc.

IV.
COMPENSATION PROGRAM COMPONENTS

2024 Compensation Components in General
The Committee selected the components of compensation set forth in the chart below to achieve our executive compensation program objectives. The Committee regularly reviews all components of the program to verify that each executive officer’s total compensation is consistent with our compensation philosophy and objectives and that the component is serving a purpose in supporting the execution of our strategy. The majority of each executive officer’s target compensation is variable and at-risk, with a meaningful portion that is performance based, which we believe creates an alignment of interests between our executive officers and shareholders.
ELEMENT	DESCRIPTION	ADDITIONAL DETAIL
Base Salary	• Fixed cash compensation. • Determined based on each executive officer’s role, individual skills, experience, performance, and competitive market conditions.	Base salaries are intended to provide stable compensation to executive officers, allow us to attract and retain skilled executive talent and maintain a stable leadership team.
Short-Term Incentives: Annual Cash Bonus
•
66.7% based on financial objectives and 33.3% based on strategic goals.

•
Variable cash compensation based on the level of achievement of pre-determined annual corporate goals.

•
Cash incentives are capped at a maximum of 150% of each NEO’s target opportunity.

Annual cash incentive opportunities are designed to ensure that executive officers are motivated to achieve our annual goals and reward them for doing so, as well as to attract and retain executive officers.
Long-Term Incentives: Annual Equity-Based Awards
•
Variable equity-based compensation.

•
PRSUs: Restricted stock units that vest based on achievement of performance goals over a three-year performance period.

•
Service-Based RSUs: Restricted stock units that vest in three equal annual installments based on the passage of time.

Equity-based compensation is designed to motivate and reward executive officers to achieve our multi-year strategic goals and to deliver sustained long-term value to shareholders, as well as to attract and retain executive officers. It links compensation with shareholder value creation and aligns NEOs’ interest with shareholders’ interest.
2024 Target Pay Mix
Consistent with the Committee’s pay-for-performance philosophy, a meaningful majority of annual target total compensation is variable, at-risk pay. The Committee considers compensation to be “at-risk” if it is subject to operating performance or if its value depends on our share price. For 2024, 67% of the allocation of annual target total compensation payable to Mr. D’Orazio and 66% of the allocation of the average annual target total compensation payable to the other NEOs, was considered variable or “at-risk”.
The Committee allocated compensation among base salary, target annual cash incentive plan amounts and the grant date fair value of long-term incentives in the form of PRSUs valued at target value and Service-Based RSUs. The values and allocations were determined by the Committee with
2025 Proxy Statement19

reference to, and consistent with, the allocations among such elements at the companies in our compensation peer sets. Approximately 34% of Mr. D’Orazio’s total target compensation, and 34% of the average total compensation for the other NEOs, respectively, represented long-term compensation.
PAY ELEMENT	CEO TARGET PAY MIX (%)	OTHER NEO TARGET PAY MIX (AVERAGE) (%)
Base Salary	33%	34%
Annual Bonus	33%	32%
Long-Term Incentives	34%	34%
Performance Restricted Stock Units	17%	17%
Service-Based Restricted Stock Units	17%	17%
Each compensation element is discussed in more detail below. The amounts used for PRSUs are the target values of the PRSUs for our NEOs’ annual equity grants.
Base Salary
Base salaries provide fixed compensation to executive officers and help to attract and retain the executive talent needed to lead the business and maintain a stable leadership team. Base salaries are individually determined according to each executive officer’s areas of responsibility, role, and experience, and vary among executive officers based on a variety of considerations, including skills, experience, achievements, and the competitive market for the position. The Committee elected not to increase the base salaries of NEOs in 2024 from the salaries in the prior year.
NEO	2023 BASE SALARY ($)	2024 BASE SALARY ($)	% CHANGE
Frank N. D’Orazio	966,625	966,625	0%
Sarah C. Doran	572,000	572,000	0%
Richard J. Schmitzer	669,955	669,955	0%
William K. Bowman	300,000	300,000	0%
Michael J. Hoffmann	442,000	442,000	0%
Short-Term Incentives
The STI Plan is designed to provide incentives to designated senior officers of the Company to achieve certain financial and strategic performance targets and to link executive compensation to Company financial results and enhance shareholder value by rewarding competitive and superior performance, thereby creating an alignment of interests between our executive officers and shareholders.
Target Opportunities
The Committee determines a target cash incentive opportunity for each NEO under the annual cash incentive plan by taking the individual’s base salary and multiplying it by the individual’s target incentive percentage. The target incentive percentages for the fiscal year ended December 31, 2024, which was the same for 2023, for each NEO were as follows:
20James River Group Holdings, Ltd.

NEO	2024 TARGET CASH INCENTIVE OPPORTUNITY (AS A % OF BASE SALARY)
Frank N. D’Orazio	100%
Sarah C. Doran	100%
Richard J. Schmitzer	100%
William K. Bowman	100%
Michael J. Hoffmann	75%
For the NEOs that are chief executive officers of the Company or one of its segments and the chief financial officer of the Company, the target amount was set at 100% of each such NEO’s 2024 base salary, in acknowledgement of the greater responsibilities of such executive officers as compared to others. Mr. Hoffmann, who does not have a corresponding position, received a target cash incentive amount of 75% of his 2024 base salary. Payouts for threshold performance are equivalent to 50% of the target amount, and the payout for maximum performance is equivalent to 150% of the target amount. The payout amount for performance falling between threshold and target, or target and maximum, is determined by linear interpolation.
Performance Metrics
Based upon a review of the peer group’s short-term compensation practices and the Company’s strategic plan and historical performance levels, the Committee recommended to the Board, and the Board approved, the use of three performance metrics. Two of these are financial performance metrics: adjusted combined ratio and adjusted earnings before interest and taxes (EBIT), which are non-GAAP financial measures. The Committee believes that the financial performance metrics based on combined ratio and EBIT are appropriate, as they are industry standard measures of profitability. The two financial metrics comprise 66.7% of the bonus target and are calculated as follows:
CALCULATION OF ADJUSTED COMBINED RATIO METRIC
Adjusted Combined Ratio: The Company’s adjusted combined ratio is calculated as the combined ratio of the Company on a consolidated basis, calculated prior to the effect of favorable or unfavorable prior year reserve development for which the Company’s subsidiaries ceded the risk under retroactive reinsurance agreements and the related changes in the amortization of the deferred gain.
For Mr. D’Orazio, Ms. Doran and Mr. Hoffmann, performance of the adjusted combined ratio metric was determined entirely on the achievement of the Company, whereas for Mr. Schmitzer and Mr. Bowman, performance of the adjusted combined ratio is evenly divided between (i) Company adjusted combined ratio, and (ii) the adjusted combined ratio of the Excess & Surplus Lines segment and Specialty Admitted Insurance segment, respectively. For each of these segments, adjusted combined ratio is calculated as the segment’s combined ratio, calculated prior to the effect of favorable or unfavorable prior year reserve development for which such segment ceded the risk under retroactive reinsurance agreements, if any, and the related changes in the amortization of the deferred gain.
CALCULATION OF ADJUSTED EBIT
Adjusted EBIT: Adjusted EBIT is calculated as net income of the Company before interest and income taxes, and excluding the portion of favorable or unfavorable prior year reserve development for which the Company’s subsidiaries ceded the risk under retroactive reinsurance agreements and the related changes in the amortization of the deferred gain.
The Committee set the targets for these financial metrics at a level that it considered rigorous and challenging and that took into account the relevant risks and opportunities of the Company’s business. In particular, the Committee reviewed our 2024 annual operating budget that resulted from our detailed budgeting process and evaluated various factors that might affect whether the target could be achieved, including the risks to achieving certain preliminary objectives that were necessary pre-requisites to achieving the budget targets.
In addition to financial metrics, 33.3% of the bonus target was based upon the achievement of the Company strategic goals for 2024, the achievement of which were non-formulaic, and determined on a subjective basis by the Committee. Our 2024 strategic goals were identified by the Committee as among the most important goals in a broader set of companywide objectives set for 2024. The strategic goals were focused on (i) continuing technology improvements to be delivered within the scheduled time frame and within the applicable budget, (ii) expansion of our technology Innovation Council’s initiative to improve efficiency and customer experience; and (iii) development of efficient tools and processes to manage underwriting portfolios.
For these strategic goals, the 2024 targets were established by the Committee at a level that the Committee determined to be aggressive and set at challenging levels such that the attainment of target performance for each category of goals was not assured at the time they were set and required a high level of effort and execution on the part of the executive officers and others in order to achieve the goals. The Committee believes that each of these goals is strongly aligned to the creation of shareholder value.
2025 Proxy Statement21

Achievement of Financial and Strategic Goals
The Committee is permitted to make adjustments to performance metrics within the framework established under the STI Plan that may vary from year to year and may have a net positive or negative impact on our estimates. For 2024, these adjustments resulted in a net positive impact to Adjusted EBIT and group adjusted combined ratio performance metrics, which were negatively affected by multiple strategic activities undertaken by the Company at the direction of the Board that the Board believed were essential to delivering long-term future value to shareholders. The strategic activities included our exploration of strategic alternatives and the execution of two retroactive reinsurance transactions on the business of the Company’s Excess & Surplus Lines segment. Specifically, the calculation of the Adjusted EBIT and, except with respect to the Excess & Surplus Lines segment leader, group adjusted combined ratio metrics were adjusted to exclude (i) actual expenses pertaining to the strategic activities, (ii) the reinsurance premiums paid for the E&S ADC and E&S Top Up ADC, and (iii) the aggregate value of employee retention awards paid in light of the Company’s exploration of strategic alternatives, in each case to the extent that such items would have been included in the calculation of the 2024 Adjusted EBIT and group adjusted combined ratio performance measures. Similar adjustments (as applicable) to the segment adjusted combined ratio performance goals applicable to segment business leaders did not impact the payout the segment business leaders received. The Committee believes that the adjusted items were outside the control of management and were not representative of operating performance, and that the adjustments were necessary to preserve the motivational objective of the STI Plan. In making the compensation decisions, the Committee members and the Board considered the significant time and effort of the senior management team in executing on strategic actions considered critical to the Company’s long-term success, which time and effort would not have been reflected in the STI Plan performance metric calculations absent the adjustments made. More specifically, the Committee recognized the significant involvement of:
•
Messrs. D’Orazio and Hoffmann and Ms. Doran in the negotiation and execution of the E&S ADC and the E&S Top Up ADC;

•
Mr. D’Orazio and Ms. Doran in the closing of the sale of JRG Reinsurance Company Ltd., the equity investment in the Company by Enstar Group Limited and the amendment and conversion of Series A Preferred Shares by Gallatin Point;

•
Ms. Doran in the 10.8% increase in the Company’s investment portfolio return; and

•
Mr. Bowman in the outperformance of the Specialty Admitted Insurance segment’s combined ratio compared to the STI Plan metrics.

In addition, while the Committee acknowledged Mr. Schmitzer’s contribution to the production of  $1 billion in gross written premium by the Excess & Surplus Lines segment for the second consecutive year, Mr. Schmitzer did not receive the benefit of the adjustments made to the group combined ratio due to the Excess & Surplus Lines segment’s operating results.
In determining that the NEOs achieved the strategic goals of the STI Plan at target, the Committee determined that the NEOs achieved the desired technology improvements and innovation initiatives and developed and implemented tools to provide improved and timely underwriting performance data to the segments.
The table below shows the 2024 threshold, target and maximum financial metrics, actual performance, adjusted performance and adjusted performance as a percentage of target, for each financial performance goal (group adjusted combined ratio and adjusted EBIT for Mr. D’Orazio, Ms. Doran and Mr. Hoffmann; and group and segment adjusted combined ratio and adjusted EBIT for Messrs. Schmitzer and Bowman) are set forth in the table below. The financial impacts of the strategic actions were reported in the Company’s financial results for the third and fourth quarters of 2024.
	GROUP ADJUSTED COMBINED RATIO (ALL NEOS)	SEGMENT ADJUSTED COMBINED RATIO (SEGMENT LEADERS)		GROUP ADJUSTED EBIT(2) (ALL NEOS)	STRATEGIC GOALS (ALL NEOS)
		EXCESS & SURPLUS LINES	SPECIALTY ADMITTED
Weighting of Metric	33.3% Group / 16.7% Segment	16.7%		33.3%	33.3%
Threshold	99.9%	93.4%	99.9%	$76.7 million	N/A
Target	93.9%	87.4%	98.3%	$128.8 million	N/A
Maximum	87.9%	81.4%	92.3%	$180.9 million	N/A
Actual Result	117.6%	115.1%	92.2%	$(9.2) million	Met at Target
Adjusted Result	99.5%	94.9%	91.8%	$104.8 million	N/A
Weighting % of Target based on Adjusted Result	18.0% Group / 9% Segment(1)	0%	25.0%	25.7%	33.3%

(1)
The Committee determined that the Excess & Surplus Lines segment leader did not share in the group adjusted combined ratio achievement. Accordingly, the “Weighting % of Target based on Adjusted Result” for the Excess & Surplus Lines segment with respect to the group adjusted combined ratio is 0% instead of 9%.

22James River Group Holdings, Ltd.

(2)
Consistent with the terms of the STI Plan, the Committee adjusted the calculation of the EBIT result to remove the effects of multiple strategic activities undertaken by the Company at the direction of the Board. Specifically, the calculation of Adjusted EBIT and, except with respect to the Excess & Surplus Lines segment leader, the group adjusted combined ratio performance measures were adjusted to exclude (i) actual expenses pertaining to the strategic activities, (ii) the reinsurance premiums paid for the E&S ADC and E&S Top Up ADC, and (iii) the aggregate value of employee retention awards paid in light of the Company’s exploration of strategic alternatives, in each case to the extent that such items would have been included in the calculation of the 2024 Adjusted EBIT and group adjusted combined ratio performance measures. Similar adjustments (as applicable) to the segment adjusted combined ratio performance goals applicable to segment business leaders did not impact the payout the segment business leaders received.

The Board approved payouts under the STI Plan for the NEOs in the amounts recommended by the Committee. The table below sets forth the amount of each NEO’s STI Plan payment based upon the adjusted performance results, as well as what the STI Plan payouts would have been if the Board did not use discretion to adjust the calculation. The table also includes the percentage that the actual payment represented compared to such officer’s target payout, which, for each NEO, other than Mr. Hoffmann, was equivalent to the officer’s 2024 base salary, and for Mr. Hoffmann, was equivalent to 75% of his 2024 base salary.
NEO	TARGET AMOUNT ($)	UNADJUSTED TOTAL RESULT (AS A % OF TARGET)	UNADJUSTED PAYOUT ($)	TOTAL RESULT (AS A % OF TARGET) AFTER ADJUSTMENT	ACTUAL PAYOUT AFTER ADJUSTMENT ($)
Frank N. D’Orazio	966,625	33.3%	321,886	77.1%	745,268
Sarah C. Doran	572,000	33.3%	190,476	77.1%	441,012
Richard J. Schmitzer	669,955	33.3%	223,095	59.1%	395,943
William K. Bowman	300,000	58.3%	174,900	93.1%	279,300
Michael J. Hoffmann	331,500	33.3%	110,389	77.1%	255,586
Long-Term Incentives
The third component of the executive compensation program is long-term incentive equity grants. The long-term incentives create a strong link between payouts and performance, and a strong alignment between the interests of executive officers and the interests of our shareholders. Long-term equity incentives also promote retention, as, subject to limited exception, executive officers will only receive value through the vesting schedule if they remain employed by us over the required term. Additionally, the long-term equity incentives foster an ownership culture among our executive officers by creating a greater personal stake in the value they are intended to achieve.
Long-Term Incentive Target Opportunities
The target levels are expressed as dollar amounts, equal to 100% of our NEOs’ base salary (with the grants of PRSUs and Service-Based RSUs each representing 50% of the total long-term incentive opportunity). The number of shares covered by the awards is determined by dividing the applicable target dollar amount by the closing market price of the Company’s common shares on the second trading day following the release of the Company’s financial results for the fourth quarter ended December 31, 2024, which is considered the grant date for the awards.
The Committee and the Board utilize this grant date for pricing of our annual equity awards awarded in February each year so that the number of shares that are subject to awards would take into account the trading price of our shares after the markets respond, positively or negatively, to our announced financial results.
In February 2024, the Committee approved grants of awards to our NEOs under the Company’s 2014 Long-Term Incentive Plan, which is the Company’s employee equity incentive plan (the “2014 LTIP”), at their respective annual grant targets. In affirming and establishing these grant levels, the Committee considered the following:
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individual performance and expected future contributions of the NEO;

•
the values of, allocations to, and proportion of total compensation represented by, the long-term incentive opportunities at the companies in our compensation peer groups;

•
time in role, skills, and experience; and

•
retention.

2025 Proxy Statement23

Equity Vehicles and 2024 Mix: PRSUs and Service-Based RSUs
The 2024 mix of long-term incentives granted to the NEOs is shown in the following table:
EQUITY VEHICLE	2024 ALLOCATION	VESTING PERIOD	PERFORMANCE METRIC	RATIONALE FOR USE
PRSUs	50%	3-year cliff	• Adjusted operating return on average adjusted tangible common equity • Growth in adjusted tangible common equity per common share	• Focuses on underwriting results, core profitability and risk management • Prioritizes increasing shareholder value • Promotes long-term focus and retention
Service-Based RSUs	50%	3 years: 1/3 per year	• Value of stock at vesting	• Aligns NEOs’ interests with interests of shareholders • Promotes retention • Provides value even during periods of share price or market downturn
The Committee structured the relative weight assigned to each type of award to motivate performance against long-term goals through PRSUs, and to ensure some amount of value delivery and retention through the Service-Based RSUs. These are complementary because they have upside potential but deliver some value even if the share price does not increase, while also reinforcing an ownership culture and commitment to the Company.
PRSU Performance Metrics
Based upon a review of our peer group’s long-term compensation practices, and the Company’s own business, the Committee recommended to the Board, and the Board approved, the use of two financial performance metrics, which are evenly weighted. The financial performance metrics are (i) the Company’s adjusted operating return on average adjusted tangible common equity, and (ii) growth in adjusted tangible common equity per common share. Both measures are non-GAAP measures. The Committee chose these metrics because it believes that these measures are indicators of the Company’s long-term financial performance. The use of 3-year average results promotes a focus on long-term performance.
CALCULATION OF ADJUSTED OPERATING RETURN ON AVERAGE ADJUSTED TANGIBLE COMMON EQUITY
“Adjusted operating return on average adjusted tangible common equity” for the performance period is the three-year average adjusted net operating income divided by the four-year average adjusted tangible common equity. For purposes of this calculation:
“Adjusted net operating income” is defined as net income (loss) available to common shareholders excluding (i) net realized and unrealized gains (losses) on investments, (ii) the portion of favorable or unfavorable prior year reserve development for which the Company’s subsidiaries ceded the risk under retroactive reinsurance agreements and the related changes in the amortization of deferred gain, and (iii) certain non-operating expenses, such as professional service fees related to a purported class action lawsuit, various strategic initiatives, the filing of registration statements for the offering of securities, and severance costs associated with terminated employees, calculated as of December 31 of each fiscal year during the performance period.
“Adjusted tangible common equity” is defined as shareholders’ equity less goodwill and intangible assets, net of amortization, accumulated other comprehensive income, and realized and unrealized gains (losses) on investments, and plus deferred gains under retroactive reinsurance agreements entered into by the Company’s subsidiaries, calculated as of the December 31st immediately preceding the performance period and December 31 of each fiscal year during the performance period.
CALCULATION OF GROWTH IN ADJUSTED TANGIBLE COMMON EQUITY PER COMMON SHARE
“Growth in adjusted tangible common equity per common share” for the performance period is calculated as a percentage equal to the greater of (i) ((A-B)/B)/4, and (ii) 0%, where:
A = adjusted tangible common equity per common share as of the last day of the performance period; and
B = adjusted tangible common equity per common share as of the December 31st immediately preceding the performance period.
“Adjusted tangible common equity per common share” is calculated as (i) adjusted tangible common equity, divided by (ii) the number of common shares outstanding.
24James River Group Holdings, Ltd.

PRSU Threshold, Target and Maximum Performance Levels
The Committee defines payout levels representing the number of PRSUs to be earned by executive officers based on the level of actual performance relative to the target. The Committee believes that it has set the performance goals at a rigorous and challenging level so as to require significant effort and achievement by our executive officers, and that such goal has been established in light of our internal forecast.
The number of PRSUs that will be eligible to be earned and become vested for participants will be based upon both continued employment (subject to certain exceptions described under “Potential Payments upon Termination or Change in Control — Equity Awards” below) and the achievement of the performance metrics during the performance period, with payout for achievement of threshold, target and maximum performance levels for NEOs set at 50%, 100% and 200% of the target number of PRSUs, respectively. Performance falling between these levels will be determined by linear interpolation.
The Committee has discretion to adjust final results in the event of unusual or nonrecurring events. Ultimately, the Committee will approve the performance achievement percentages and the determination of the number of PRSUs earned based on the outcome of the formula.
2024 Grants of PRSUs and Service-Based RSUs
The following table sets forth the value of the PRSU and Service-Based RSU grants to our NEOs in 2024, and the number of common shares subject to such award, with the PRSU amounts at target performance:
NEO	2024 BASE SALARY ($)	2024 TARGET LONG-TERM INCENTIVE OPPORTUNITY (AS A % OF BASE SALARY) (%)	PRSUs AT TARGET ($)	PRSUs AT TARGET (#)	SERVICE- BASED RSUs ($)	SERVICE- BASED RSUs (#)
Frank N. D’Orazio	966,625	100	483,313	49,317	483,313	49,317
Sarah C. Doran	572,000	100	286,000	29,183	286,000	29,183
Richard J. Schmitzer	669,955	100	334,977	34,181	334,977	34,181
William K. Bowman	300,000	100	150,000	15,306	150,000	15,306
Michael J. Hoffmann	442,000	100	221,000	22,551	221,000	22,551
One-Time Retention Awards
The Committee does not generally intend to provide one-time grants except in a judicious and limited manner as warranted by unique circumstances. The Committee views any such grants to executive officers as a special and exceptional non-recurring event to meet the Company’s needs for a specific purpose or during a specific time period. The Committee believes that the events of 2024 constituted one of these unique circumstances for the Company as we undertook the strategic review process, which at the time of grant, had continued for an extended period.
While the Company was going through the strategic review process, it would have been extremely difficult to attract senior personnel in the event of a departure of any executive due to the process’s ongoing nature. Maintaining a cohesive and engaged senior leadership team throughout the strategic review process, specifically over the 12-month period, was critical to the ongoing operation of our business and our successful completion of the strategic review process.
The Committee, with assistance from Mr. D’Orazio and our independent compensation consultant, determined that a cash retention award for the members of the senior leadership team would provide a necessary retention incentive to help ensure that key executives remained with the Company and engaged in the additional work required to be done for the duration of the strategic review process which was anticipated, at the time the awards were made, to potentially last 12 months from its commencement in November 2023. The awards were in an amount equal to the target amount of a senior leadership team member’s annual short-term incentive target. The awards vested in two equal installments on or immediately prior to December 31, 2024 and June 30, 2025, subject to continued employment of the executive through such date with certain exceptions, including an employee’s involuntary termination of employment without cause, by reason of death or disability, and in the event of a “change in control”, with such term as defined in the 2014 LTIP. There would not be any payout if an executive resigned their employment for good reason, and the sale of a segment by itself would not trigger payment, unless the executive was terminated without cause by the Company in connection with such transaction.
2025 Proxy Statement25

The following are amounts of the retention awards granted to our NEOs on July 25, 2024. Mr. D’Orazio did not receive a retention award.
NEO	CASH RETENTION AWARD ($)
Frank N. D’Orazio	n/a
Sarah C. Doran	572,000
Richard J. Schmitzer	669,955
William K. Bowman	300,000
Michael J. Hoffmann	331,500

V.
POST-EMPLOYMENT COMPENSATION AND OTHER BENEFITS

Qualified Retirement Plans
We offer a tax-qualified 401(k) defined contribution plan covering all of our U.S. employees, including our U.S.-based NEOs. Eligible employees may make voluntary pre-tax and post-tax contributions to the 401(k) plan and are eligible for matching company contributions in an amount equal to 100% of the first 6% of the employee’s eligible compensation. The 401(k) plan also permits discretionary company contributions. All contributions to the 401(k) plan are subject to certain limitations under the Internal Revenue Code.
Termination Provisions
Each of our NEOs, except Mr. Bowman, is party to an employment agreement with us that provides for certain benefits if his or her employment is terminated under certain circumstances. This arrangement provides the continuing NEOs with a core level of assurance that their actions on behalf of the Company and its shareholders can proceed without the potential distraction of short-term issues that may affect the Company (e.g., a strategic transaction involving the Company) and helps ensure that our continuing NEOs continue to act in the best interests of the Company. In addition, the agreements contain measures that protect the Company past the date of the NEO’s termination, such as confidentiality, non-compete and non-solicitation requirements and the requirement that NEOs execute a general release in favor of the Company in order to receive benefits. We do not provide excise tax “gross-ups” to any of our executive officers related to change in control payments. Continuing NEOs may also receive benefits with respect to unpaid amounts under the STI Plan and unvested equity awards under our 2014 LTIP, and, as discussed above, their retention award. The key terms of the separation arrangements are described below in “Potential Payments Upon Termination or Change in Control.”
In July 2024, we amended Mr. D’Orazio’s employment agreement to align with the Company’s peer group. The primary modification to the employment agreement was to incorporate the target amount of his short-term incentive award in the calculation of his severance in connection with a termination without cause, for good reason or as a result of the Company’s non-renewal of his employment agreement within twelve months of a change in control. The amount of Mr. D’Orazio’s severance payment under such circumstances is now calculated as his base salary at the date of termination, plus the amount of his short-term incentive target award for the performance period in which a change in control occurs (or if no performance period has been established or a target award has not been approved for the relevant performance period, then the target amount of his award for the most recent performance period), divided by 12, with such amount to be paid monthly for a period of 36 months.
Health and Welfare and Other Benefits
Our NEOs are provided welfare benefits that are generally the same as our other employees, such as Company-paid life insurance, medical, dental and vision plan coverage and long and short-term disability insurance. In addition to the above benefits, Ms. Doran and Mr. Hoffmann are entitled to receive benefits based upon their required work for the Company in Bermuda. These benefits consist of:
•
tax equalization gross-up payments or other Bermuda tax payments (collectively, “Tax Equalization Payments”) to which Mr. Hoffmann or Ms. Doran may be subject with respect to payments or benefits that such NEO receives under his or her employment agreement; and

•
payment of U.S. tax preparation expenses for Mr. Hoffmann.

We make these tax benefits available to the specified NEOs employed by the Company based upon the unique challenges of performing work in the Bermuda market, including the additional tax expenses. We believe that providing these benefits is common practice for other Bermuda based insurers and is consistent with our goal to attract and retain talented executive officers. The actual benefits received by the specified NEOs in connection with performing work in Bermuda is identified in the Summary Compensation Table.
VI.
ADDITIONAL COMPENSATION POLICIES AND PRACTICES

Clawback Policy
In October 2023, the Board, at the recommendation of the Committee, adopted an executive officer incentive compensation recovery policy in compliance with the requirements of the Dodd-Frank Act, final SEC rules and applicable Nasdaq listing standards, which covers our current and
26James River Group Holdings, Ltd.

former executive officers, including all of our NEOs. If the Company is required to prepare an accounting restatement because of either (i) the material noncompliance of the Company with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial restatements that is material to the previously issued financial statements, or (ii) an error that is not material to previously issued financial statements, but would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, then all incentive compensation paid or credited to each current or former executive officer for the restated period (up to three years) will be recalculated based on the restated results. To the extent the recalculated incentive compensation is less than the incentive compensation actually paid or credited to such executive officer for that period, the excess amount must be returned to the Company or forfeited. In the event of an executive officer’s failure to repay any erroneously awarded compensation due under the clawback policy, the Company would enforce the clawback policy and pursue other remedies to the fullest extent permitted by law, unless certain conditions are met and the Committee determines that recovery would be impracticable.
Executive Share Ownership Guidelines
We believe that the Company and our shareholders are best served when executive officers manage the business with a long-term perspective. In July 2022, the Board, at the recommendation of the Committee, adopted share ownership guidelines (the “Guidelines”) to more closely align the financial interests of the Company’s directors and executive and other senior officers with those of the Company’s shareholders. Pursuant to the Guidelines, within five years of becoming subject to the Guidelines, (i) our Chief Executive Officer is required to beneficially own common shares with a fair market value equivalent to five times his annual base salary, (ii) other executive officers and designated members of the senior management team of the Company are required to beneficially own common shares with a fair market value equivalent to three times their annual base salary, and (iii) our non-employee directors are required to beneficially own common shares with a fair market value equivalent to three times their annual cash retainer.
POSITION	MULTIPLE OF BASE SALARY OR CASH RETAINER
Chief Executive Officer	5x
Other Executive Officers	3x
Non-employee Directors	3x
Pursuant to the Guidelines, (a) shares subject to eligible unvested Service-Based RSUs are valued at the greater of  (i) the Market Price or (ii) the closing price on the Nasdaq Stock Market on the grant date, and (b) shares received upon the vesting of Service-Based RSUs are valued at the greatest of  (i) the Market Price, (ii) the closing price on the Nasdaq Stock Market on the grant date, or (iii) the closing price of shares on the Nasdaq Stock Market on the date of vesting. The value of shares subject to unvested PRSUs are not applied to determining whether the required value of common shares is owned by any executive officer.
For purposes of the Guidelines, the fair market value of the common shares is established using the greater of  (i) the average closing price of the common shares on the Nasdaq Stock Market for the 30 trading day period immediately prior to the applicable determination date (the “Market Price”) or (ii) the price paid at the time of purchase, or, if the shares were not purchased (for example, if the shares were acquired on exercise of an equity award), the closing price of the common shares on the Nasdaq Stock Market on the date of acquisition.
Pursuant to the Guidelines, covered persons are required to retain 100% of the net-after-tax shares received for one year following the vesting or settlement of an equity award regardless of whether the Guidelines have been met, and additionally, until a covered participant comes into compliance with the applicable ownership level, such person must retain 75% of the net-after-tax shares received upon vesting or settlement of an equity award.
Insider Trading Policy and Anti-Hedging and Anti-Pledging Policy
The Board has adopted an insider trading policy governing the purchase, sale and other dispositions of the Company’s securities. The policy applies to all personnel, including directors, officers, employees and other covered persons. The Board believes that the insider trading policy is reasonably designed to promote compliance with insider trading laws, rules and regulations and listing standards applicable to the Company. A copy of our insider trading policy is filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
Our insider trading policy also prohibits our directors, officers and employees from engaging in any pledging, hedging or monetization transactions or similar arrangements with respect to our securities. Such parties are also prohibited from engaging in any short sales, utilizing a margin account with respect to buying or selling our securities, or trading in exchange-traded options or other derivative securities.
Compensation Risk Management
We do not believe that our compensation policies and practices encourage excessive or unnecessary risk-taking, or are reasonably likely to have a material adverse effect on the Company. We believe that the combination of fixed base salaries, non-equity short-term incentive awards and awards of PRSUs and Service-Based RSUs represents an appropriate balance of fixed and variable compensation opportunities. We believe that the combination of short-term and long-term incentive awards provides an incentive for executives to maintain a long-term perspective in conducting
2025 Proxy Statement27

business, rather than seeking short-term gain. This is particularly the case as the long-term incentive awards, awarded in the form of PRSUs and Service-Based RSUs vest (i) in the case of PRSUs, based on financial performance metrics measured over a three-year performance period, and (ii) in the case of Service-Based RSUs, in annual installments over a three-year period. The use of a maximum payout for awards under the STI Plan and PRSUs also mitigates the risk employees may take because there are no opportunities for excessive awards. Further, the goals utilized in our STI Plan are primarily based upon companywide measures derived from our annual budget, with the performance metrics reviewed and approved by our Board following prior approval by the Committee. The fact that the performance objectives in the STI Plan and PRSUs are largely companywide reduces the likelihood that an employee could take actions to significantly influence performance in an attempt to increase the payout. We believe these practices are unlikely to create incentives for employees or executives to take excessive or unnecessary risks.
Our senior management will continue to monitor the effect of our compensation policies and practices on our employees and will make reports to our Committee if any concerns should arise.
Tax Considerations; Section 162(m)
Section 162(m) of the Internal Revenue Code generally disallows a tax deduction for any publicly held corporation for individual compensation of more than $1.0 million to certain executive officers in any taxable year. The Committee may provide compensation to executive officers that may not be tax deductible if it believes that providing that compensation is in the best interests of our Company and its shareholders.
Accounting Considerations
Compensation for share-based awards granted under the Company’s equity incentive plans is recognized in accordance with FASB ASC 718. For Service-Based RSUs, compensation is measured at the grant date and recognized on a straight-line basis over the service or vesting period, which is generally three years for awards under the 2014 LTIP and one year for awards under the 2014 Non-Employee Director Incentive Plan. Compensation for PRSUs depends upon the achievement of certain performance metrics during the performance period, generally three years, with payout for achievement of threshold, target and maximum performance levels set at 50%, 100% and 200% of the target number of PRSUs, respectively. PRSUs are initially measured on the grant date at the 100% target performance level and the related compensation recognized over the performance period is periodically adjusted as necessary to reflect the projected achievement level. Compensation for cash awards granted under the 2014 LTIP are recognized on a straight-line basis over the service or vesting period, which is generally three years. Forfeitures of awards are recognized as they occur.
Option Award Disclosure
We do not grant stock options or similar equity awards during periods in which there is material nonpublic information about our Company, including (1) outside a “trading window” established in connection with the public release of quarterly results information or (2) at any time during the four business days prior to or the one business day following the filing of our periodic reports or the filing or furnishing of a Form 8-K that discloses material nonpublic information. The Committee does not take material nonpublic information into account when determining the timing and terms of equity awards. Stock options may occasionally be awarded on an off-cycle basis, including to new hires. The Company has not timed the disclosure of material nonpublic information to affect the value of executive compensation.
COMPENSATION AND HUMAN CAPITAL COMMITTEE REPORT
The information contained in this Compensation and Human Capital Committee report shall not be deemed to be “soliciting material,” “filed” with the SEC, subject to Regulations 14A or 14C of the Exchange Act, or subject to the liabilities of Section 18 of the Exchange Act. No portion of this Compensation and Human Capital Committee report shall be deemed to be incorporated by reference into any filing under the Securities Act, or the Exchange Act, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.
The Compensation and Human Capital Committee has reviewed and discussed the CD&A with the management of the Company. Based on this review and these discussions, we have recommended to the Board of Directors that the CD&A be included in the Company’s Form 10-K/A and the Company’s proxy statement. The members of the Compensation and Human Capital Committee of the Company have reviewed and discussed the CD&A required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation and Human Capital Committee recommended to the Board that the CD&A be included in our Form 10-K/A and in the definitive proxy statement for our 2025 annual general meeting of shareholders.
Compensation and Human Capital Committee
Peter B. Migliorato (Chairman)
Joel D. Cavaness
Christine LaSala
28James River Group Holdings, Ltd.

Summary Compensation Table
The following table provides information regarding the compensation of our named executive officers:
NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS(1) ($)	SHARE AWARDS(2) ($)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)	ALL OTHER COMPENSATION(3) ($)	TOTAL ($)
Frank N. D’Orazio, Chief Executive Officer	2024	966,625	—	966,613	745,268	30,747	2,709,253
	2023	959,318	—	924,967	773,300	63,106	2,720,691
	2022	912,500	—	1,274,998	881,155	53,282	3,121,935
Sarah C. Doran, Chief Financial Officer	2024	572,000	286,000	571,987	441,012	28,444	1,899,443
	2023	568,333	—	549,985	457,600	41,170	1,617,088
	2022	544,167	—	590,236	523,930	48,737	1,707,070
Richard J. Schmitzer, Former President and Chief Executive Officer, Excess and Surplus Lines segment(4)	2024	669,955	334,978	669,948	395,943	29,763	2,100,587
	2023	666,629	—	650,000	556,063	76,509	1,949,201
	2022	648,750	—	642,388	618,085	86,677	1,995,900
William K. Bowman, Former President and Chief Executive Officer, Specialty Admitted Insurance segment(5)	2024	300,000	150,000	299,998	279,300	22,671	1,051,969
Michael J. Hoffmann, Group Chief Underwriting Officer	2024	442,000	165,750	442,000	255,586	30,825	1,336,161
	2023	439,167	—	424,990	265,200	27,884	1,157,241

(1)
Represents amount of retention award paid in 2024 pursuant to a cash retention award granted by the Board of Directors of the Company on July 25, 2024. Please see “Compensation Discussion and Analysis IV. Compensation Program Components — One-Time Retention Awards” for further detail.

(2)
Represents the aggregate grant date fair value of PRSUs and Service-Based RSUs awarded under the 2014 LTIP computed in accordance with FASB ASC Topic 718. For the PRSUs, the value at the grant date is based upon the probable outcome of the performance conditions, excluding the effect of estimated forfeitures. For the 2024 PRSU awards, if the maximum performance is achieved, the share award portion of the amount for Mr. D’Orazio, Ms. Doran, Mr. Schmitzer, Mr. Bowman, and Mr. Hoffmann would be $966,613, $571,987, $669,948, $299,998, and $442,000, respectively. See Note 14 — “Equity Awards” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 for a description of the assumptions that were used in determining the dollar amounts recognized for financial statement reporting purposes of equity awards.

(3)
See the immediately following table for a breakdown of the compensation included in the All Other Compensation column.

(4)
Mr. Schmitzer stepped down as President and Chief Executive Officer of the Excess and Surplus Lines segment effective May 5, 2025 and July 31, 2025, respectively. Mr. Schmitzer will remain with the Company to facilitate a smooth transition of his duties until October 15, 2025, when he intends to retire.

(5)
Mr. Bowman stepped down as President and Chief Executive Officer of the Specialty Admitted Insurance segment effective September 1, 2025. Mr. Bowman will remain with the Company to facilitate a smooth transition of his duties until his retirement on September 30, 2025.

2025 Proxy Statement29

The following table provides a breakdown of the amounts set forth in the All Other Compensation column of the Summary Compensation Table:
NAME	401(K) PLAN CONTRIBUTION ($)	ACCRUED DIVIDENDS PAID UPON VESTING OF RSU AWARDS ($)	OTHER(a) ($)	TOTAL ALL OTHER COMPENSATION ($)
Frank N. D’Orazio	20,700	9,534	513	30,747
Sarah C. Doran	20,700	7,231	513	28,444
Richard J. Schmitzer	20,700	8,550	513	29,763
William K. Bowman	20,700	1,458	513	22,671
Michael J. Hoffmann	20,700	2,912	7,213	30,825

(a)
The amount shown for each named executive officer includes company-paid life insurance. The amount shown for Mr. Hoffmann also includes tax preparation services.

30James River Group Holdings, Ltd.

Grants of Plan-Based Awards
The following table provides information regarding grants of non-equity awards to our named executive officers under the STI Plan and equity awards under the 2014 LTIP during 2024. All equity awards granted to our named executive officers in 2024 were in the form of Service-Based RSUs and PRSUs.
NAME	GRANT DATE	DATE OF BOARD ACTION (IF DIFFERENT FROM GRANT DATE)(1)	ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS(2)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS(3)			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS(4) ($)
			THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)
Frank N. D’Orazio	3/1/2024	2/15/2024				24,658	49,317	98,635		483,307
	3/1/2024	2/15/2024							49,317	483,307
	3/1/2024		483,313	966,625	1,449,938
Sarah C. Doran	3/1/2024	2/15/2024				14,591	29,183	58,367		285,993
	3/1/2024	2/15/2024							29,183	285,993
	3/1/2024		286,000	572,000	858,000
Richard J. Schmitzer	3/1/2024	2/15/2024				17,090	34,181	68,362		334,974
	3/1/2024	2/15/2024							34,181	334,974
	3/1/2024		334,978	669,955	1,004,933
William K. Bowman	3/1/2024	2/15/2024				7,653	15,306	30,612		150,000
	3/1/2024	2/15/2024							15,306	150,000
	3/1/2024		150,000	300,000	450,000
Michael J. Hoffmann	3/1/2024	2/15/2024				11,275	22,551	45,102		221,000
	3/1/2024	2/15/2024							22,551	221,000
	3/1/2024		165,750	331,500	497,250

(1)
On February 15, 2024, the Board, at the recommendation of the Committee, approved the equity awards to be granted to the named executive officers. In accordance with the Committee and Board’s equity award policy, the grant date was delayed until the second trading day following the public dissemination of the Company’s 2023 fiscal year-end earnings release.

(2)
The amounts shown represent each named executive officer’s threshold, target and maximum annual incentive opportunities for performance in 2024, pursuant to the STI Plan. The actual amount of each named executive officer’s award is determined after completion of the performance period as discussed in our Compensation Discussion and Analysis. The annual cash incentive awards earned by our named executive officers for performance in 2024 were paid during the first quarter of 2025.

(3)
The amounts shown represent each named executive officer’s threshold, target and maximum amount of PRSUs granted in 2024. The PRSUs have a performance period of January 1, 2024 to December 31, 2026. The actual amount of each named executive officer’s award is based on the achievement of certain performance goals as discussed in our Compensation Discussion and Analysis.

(4)
The grant date fair value of the Service-Based RSUs and PRSUs, as applicable, was calculated in accordance with FASB ASC Topic 718.

2025 Proxy Statement31

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth the outstanding equity awards held by our named executive officers on December 31, 2024, which consisted of Service-Based RSUs and PRSUs.
NAME	GRANT DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED(1) ($)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED(3) (#)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED(3) ($)
Frank N. D’Orazio	3/2/2022(2)	20,732	100,965	—	—
	3/1/2023(2)	12,418	60,476	—	—
	3/1/2023(3)	—	—	18,626	90,709
	3/1/2024(2)	49,317	240,174	—	—
	3/1/2024(3)	—	—	49,317	240,174
Sarah C. Doran	3/2/2022(2)	9,598	46,742	—	—
	3/1/2023(2)	7,384	35,960	—	—
	3/1/2023(3)	—	—	11,075	53,935
	3/1/2024(2)	29,183	142,121	—	—
	3/1/2024(3)	—	—	29,183	142,121
Richard J. Schmitzer	3/2/2022(2)	10,446	50,872	—	—
	3/1/2023(2)	8,726	42,496	—	—
	3/1/2023(3)	—	—	13,089	63,743
	3/1/2024(2)	34,181	166,461	—	—
	3/1/2024(3)	—	—	34,181	166,461
William K. Bowman	3/2/2022(2)	1,667	8,118	—	—
	3/1/2023(2)	2,996	14,591	—	—
	3/1/2024(2)	15,306	74,540	—	—
	3/1/2024(3)	—	—	15,306	74,540
Michael J. Hoffmann	3/2/2022(2)	5,854	28,509	—	—
	3/1/2023(2)	5,706	27,788	—	—
	3/1/2023(3)	—	—	8,558	41,677
	3/1/2024(2)	22,551	109,823	—	—
	3/1/2024(3)	—	—	22,551	109,823

(1)
Market value is calculated as the number of common shares indicated multiplied by $4.87, which was the closing price of the Company’s common shares on December 31, 2024 as reported by the Nasdaq Stock Market.

(2)
Vesting occurs in three equal annual installments beginning on the first anniversary of the grant date, and in the case of PRSUs, based upon the level of achievement of the performance metrics for the entire performance period, as discussed in footnote 3.

(3)
The number of shares reported assumes vesting of the PRSUs at target level based upon the achievement of adjusted net operating income and adjusted tangible common equity performance metrics for the entire performance period. The market value is determined by multiplying the share amount by $4.87, which was the closing price of our common shares on December 31, 2024 as reported by the Nasdaq Stock Market.

32James River Group Holdings, Ltd.

Option Exercises and Stock Vested
The following table presents certain information concerning the vesting of stock awards held by our named executive officers during 2024. There were no stock option exercises during 2024, and no stock options were outstanding as of December 31, 2024.
NAME	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING(1) ($)
Frank N. D’Orazio	26,940	264,012
Sarah C. Doran	14,947	147,824
Richard J. Schmitzer	16,995	168,322
William K. Bowman	3,472	34,274
Michael J. Hoffmann	8,705	85,309

(1)
The value realized equals the closing sales price of our common shares on the vesting date as reported on the Nasdaq Stock Market, multiplied by the number of shares as to which the restricted share units vested.

Pension Benefits & Nonqualified Deferred Compensation
We do not provide a pension plan for any of our employees and no named executive officers participated in a nonqualified deferred compensation plan during 2024.
Pay versus Performance
In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officers (“PEOs”) and Non-PEO NEOs and Company performance for the fiscal years listed below. The Compensation and Human Capital Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.
YEAR	SUMMARY COMPENSATION TABLE TOTAL FOR PEO 1(1) ($)	COMPENSATION ACTUALLY PAID TO PEO 1(1)(2)(3) ($)	SUMMARY COMPENSATION TABLE TOTAL FOR PEO 2(1) ($)	COMPENSATION ACTUALLY PAID TO PEO 2(1)(2)(3) ($)	AVERAGE SUMMARY COMPENSATION TABLE TOTAL FOR NON-PEO NEOS(1) ($)	AVERAGE COMPENSATION ACTUALLY PAID TO NON-PEO NEOS(1)(2)(3) ($)	VALUE OF INITIAL FIXED $100 INVESTMENT BASED ON:(4)		NET INCOME ($ THOUSANDS)	ADJUSTED EBIT ($ THOUSANDS)(5)
							TOTAL SHAREHOLDER RETURN ($)	PEER GROUP TOTAL SHAREHOLDER RETURN ($)
(a)	(b)	(c)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2024	2,709,253	1,990,044	—	—	1,597,040	1,252,858	13.16	227.67	(81,120)	104,800
2023	2,720,691	1,589,888	—	—	1,465,981	945,280	24.44	168.05	(107,684)	116,823
2022	3,121,935	2,880,460	—	—	1,585,061	1,516,446	54.55	151.65	30,973	91,827
2021	1,317,980	116,822	—	—	1,164,640	571,782	74.51	127.58	(172,799)	(187,112)
2020	3,341,745	3,421,961	2,836,889	904,195	1,569,940	1,687,932	122.71	106.96	4,824	21,970
(1)
Frank N. D’Orazio has served as our PEO for each year presented after November 2020 (“PEO 1”) and J. Adam Abram was our PEO until November 2020 (“PEO 2”). The individuals comprising the Non-PEO NEOs for each year presented are listed below.

2025 Proxy Statement33

2020	2021	2022	2023	2024
Sarah C. Doran	Sarah C. Doran	Sarah C. Doran	Sarah C. Doran	Sarah C. Doran
Daniel J. Heinlein	Daniel J. Heinlein	Daniel J. Heinlein	Daniel J. Heinlein	Richard J. Schmitzer
Terence M. McCafferty	Terence M. McCafferty	Terence M. McCafferty	Terence M. McCafferty	William K. Bowman
Richard J. Schmitzer	Richard J. Schmitzer	Richard J. Schmitzer	Richard J. Schmitzer	Michael J. Hoffmann
Robert P. Myron	Robert P. Myron		Michael J. Hoffmann

(2)
The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.

(3)
Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for PEO 1 and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB Topic 718. Amounts in the Exclusion of Share Awards column are the totals from the Share Awards column set forth in the Summary Compensation Table.

YEAR	SUMMARY COMPENSATION TABLE TOTAL FOR PEO 1 ($)	EXCLUSION OF SHARE AWARDS FOR PEO 1 ($)	INCLUSION OF EQUITY VALUES FOR PEO 1 ($)	COMPENSATION ACTUALLY PAID TO PEO 1 ($)
2024	2,709,253	(966,613)	247,404	1,990,044
YEAR	AVERAGE SUMMARY COMPENSATION TABLE TOTAL FOR NON-PEO NEOS ($)	AVERAGE EXCLUSION OF SHARE AWARDS FOR NON-PEO NEOS ($)	AVERAGE INCLUSION OF EQUITY VALUES FOR NON-PEO NEOS ($)	AVERAGE COMPENSATION ACTUALLY PAID TO NON-PEO NEOS ($)
2024	1,597,040	(495,983)	151,801	1,252,858
The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:
YEAR	YEAR-END FAIR VALUE OF EQUITY AWARDS GRANTED DURING YEAR THAT REMAINED UNVESTED AS OF LAST DAY OF YEAR FOR PEO 1 ($)	CHANGE IN FAIR VALUE FROM LAST DAY OF PRIOR YEAR TO LAST DAY OF YEAR OF UNVESTED EQUITY AWARDS FOR PEO 1 ($)	VESTING-DATE FAIR VALUE OF EQUITY AWARDS GRANTED DURING YEAR THAT VESTED DURING YEAR FOR PEO 1 ($)	CHANGE IN FAIR VALUE FROM LAST DAY OF PRIOR YEAR TO VESTING DATE OF UNVESTED EQUITY AWARDS THAT VESTED DURING YEAR FOR PEO 1 ($)	FAIR VALUE AT LAST DAY OF PRIOR YEAR OF EQUITY AWARDS FORFEITED DURING YEAR FOR PEO 1 ($)	VALUE OF DIVIDENDS OR OTHER EARNINGS PAID ON EQUITY AWARDS NOT OTHERWISE INCLUDED FOR PEO 1 ($)	TOTAL – INCLUSION OF EQUITY VALUES FOR PEO 1 ($)
2024	490,738	(258,731)	—	15,397	—	—	247,404
34James River Group Holdings, Ltd.

YEAR	AVERAGE YEAR-END FAIR VALUE OF EQUITY AWARDS GRANTED DURING YEAR THAT REMAINED UNVESTED AS OF LAST DAY OF YEAR FOR NON-PEO NEOS ($)	AVERAGE CHANGE IN FAIR VALUE FROM LAST DAY OF PRIOR YEAR TO LAST DAY OF YEAR OF UNVESTED EQUITY AWARDS FOR NON-PEO NEOS ($)	AVERAGE VESTING-DATE FAIR VALUE OF EQUITY AWARDS GRANTED DURING YEAR THAT VESTED DURING YEAR FOR NON-PEO NEOS ($)	AVERAGE CHANGE IN FAIR VALUE FROM LAST DAY OF PRIOR YEAR TO VESTING DATE OF UNVESTED EQUITY AWARDS THAT VESTED DURING YEAR FOR NON-PEO NEOS ($)	AVERAGE FAIR VALUE AT LAST DAY OF PRIOR YEAR OF EQUITY AWARDS FORFEITED DURING YEAR FOR NON-PEO NEOS ($)	AVERAGE VALUE OF DIVIDENDS OR OTHER EARNINGS PAID ON EQUITY AWARDS NOT OTHERWISE INCLUDED FOR NON-PEO NEOS ($)	TOTAL – AVERAGE INCLUSION OF EQUITY VALUES FOR NON-PEO NEOS ($)
2024	251,805	(107,217)	—	7,213	—	—	151,801

(4)
The Peer Group TSR set forth in this table utilizes the S&P 500 Property & Casualty Insurance (the “S&P P&C Index”), which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 31, 2024. The comparison assumes $100 was invested for the period starting December 31, 2019, through the end of the listed year in the Company and the S&P P&C Index, respectively.

(5)
As noted in the Compensation Discussion and Analysis, “Adjusted EBIT” is one of the financial metrics used to determine short-term compensation under our STI Plan. Adjusted EBIT is calculated as net income of the Company before interest and income taxes, and excluding the portion of favorable or unfavorable prior year reserve development for which the Company’s subsidiaries ceded the risk under retroactive reinsurance agreements and the related changes in the amortization of deferred gain. Please refer to the Compensation Discussion and Analysis for further discussion of the Committee’s calculation of Adjusted EBIT for the most recent fiscal year.

NARRATIVE DISCLOSURE TO PAY VERSUS PERFORMANCE TABLE
Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Total Shareholder Return (“TSR”)
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, the Company’s cumulative TSR over the five most recently completed fiscal years, and the Peer Group TSR over the same period.

PEO and Average Non-PEO NEO Compensation Actually Paid
vs Total Shareholder Return
Compensation Actually Paid ($ Millions)
TSR (12/31/2019 Indexed to $100)
4.00
3.50
3.00
2.50
2.00
1.50
1.00
0.50
0.00
250
200
150
100
50
0
3.4
0.9
1.7
0.1
0.6
2.9
1.5
1.6
0.9
2.0
1.3
100.00
122.71
106.96
127.58
74.51
151.65
54.55
168.05
24.44
227.67
13.16
2019
2020
2021
2022
2023
2024
Fiscal Year
PEO 1 Compensation Actually Paid
PEO 2 Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
James River Group Holdings TSR
S&P 500 Property & Casualty Index

2025 Proxy Statement35

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Net Income during the five most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid
Versus Net Income
Compensation Actually Paid ($ Millions)
Net Income ($ Thousands)
4.00
3.50
3.00
2.50
2.00
1.50
1.00
0.50
0.00
50,000
0
-50,000
-100,000
-150,000
-200,000
3.4
0.9
1.7
4,824
0.1
0.6
-172,799
2.9
1.5
30,973
1.6
0.9
-107,684
2.0
1.3
-81,120
2020
2021
2022
2023
2024
Fiscal Year
PEO 1 Compensation Actually Paid
PEO 2 Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
James River Group Holdings Net Income

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Adjusted EBIT
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Adjusted EBIT during the five most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid
Versus Adjusted EBIT
Compensation Actually Paid ($ Millions)
Adjusted EBIT ($ Thousands)
4.00
3.50
3.00
2.50
2.00
1.50
1.00
0.50
0.00
150,000
100,000
50,000
0
-50,000
-100,000
-150,000
-200,000
-250,000
3.4
0.9
1.7
21,970
0.1
0.6
-187,112
2.9
1.5
91,827
1.6
0.9
116,823
2.0
1.3
104,800
2020
2021
2022
2023
2024
Fiscal Year
PEO 1 Compensation Actually Paid
PEO 2 Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Adjusted EBIT ($ Thousands)

36James River Group Holdings, Ltd.

PERFORMANCE MEASURES USED TO LINK COMPANY PERFORMANCE AND COMPENSATION ACTUALLY PAID TO NEOs
The following performance measures represent the most important financial performance measures used by us to link compensation actually paid to our NEOs to performance for the fiscal year ended December 31, 2024:
•
Adjusted Combined Ratio

•
Adjusted EBIT

Since fewer than three financial performance measures were used by the Company to link compensation actually paid to the Company’s NEOs for the fiscal year ended December 31, 2024 to Company performance, we have listed all such measures that were used.
Potential Payments upon Termination or Change in Control
EMPLOYMENT AGREEMENTS
We are a party to an employment agreement with each of our named executive officers other than Mr. Bowman. The employment agreements generally provide for certain payments and benefits to be provided to the applicable named executive officer if his or her employment is terminated by us without Cause (as defined in each employment agreement) or by the applicable named executive officer for Good Reason (as defined in each employment agreement), or if we give notice that we do not intend to renew the term of the named executive officer’s employment when the term ends (a “Non-Renewal Termination”). The benefits are (i) continuation of salary or like payments (“Separation Payments”) for a specified period, paid in accordance with our normal payroll practices, (ii) post-employment coverage under our health, dental and vision plans, to the extent that such coverage is available under the plans, with the Company continuing to pay the same amount for such coverage as was paid when the executive officer was employed (with the executive officer paying the remaining cost of the coverage) for a 12 month period (except in the case of Mr. D’Orazio, who will receive such benefit for 18 months); provided that, in the event post-employment health care coverage is not available under the Company’s health insurance plan, then the Company will pay the executive officer the premium cost for such insurance that the Company would have paid if the executive officer had been permitted to continue coverage thereafter, (iii) any unpaid discretionary cash bonus awarded for the year prior to the year in which the named executive’s termination of employment occurs, which shall be paid in a lump sum on the normal bonus payment date. The compensation provided for in the foregoing sentence is referred to as the “Separation Benefits”. The Separation Benefits are in addition to our obligation to pay the applicable named executive officer accrued but not yet paid base salary and any accrued but unused vacation, as well as accrued and not yet paid Tax Equalization Payments, in each case through the date of termination of the applicable executive officer’s employment.
In anticipation of retirement, Mr. Schmitzer stepped down as President and Chief Executive Officer of the Excess and Surplus Lines segment effective May 5, 2025 and July 31, 2025, respectively, but has remained with the Company to facilitate the transition of his duties to the new President of the segment until his retirement during the fourth quarter of 2025. In connection with his continuing service to the Company, on August 12, 2025, Mr. Schmitzer entered into an amendment (the “Amendment”) to his employment agreement. The Amendment, among other things, provides for Mr. Schmitzer’s employment to terminate on October 15, 2025 (the “Term”), at which time he intends to retire. In connection with the short Term contemplated by the Amendment, the Amendment modifies Mr. Schmitzer’s termination benefits such that he would receive severance pay in the event of a “without cause” termination for the period from his termination date through the last day of the Term. For additional information regarding the terms of the Amendment, see “Potential Payments on Termination or Change of Control — Amendment to Employment Agreement” below.
Mr. Bowman is not a party to an employment agreement with the Company, and accordingly, is not entitled to the Separation Benefits described above.
Additionally, Ms. Doran is entitled to reimbursement for relocation expenses from North Carolina under the circumstances specified in her chart set forth below under “Quantification of Termination Benefits”.
SEPARATION PAYMENTS
The table below sets forth the manner to calculate the Separation Payments pursuant to each named executive officer’s employment agreement, and the period after termination that he or she will be eligible to receive Separation Payments. Mr. Bowman is excluded from this table since he does not have an employment agreement. Additionally, the benefit described for Mr. Schmitzer was effective prior to his entry into the amendment to his employment agreement on August 12, 2025, which provides for the modified severance benefit as described above.
2025 Proxy Statement37

NAME	MANNER TO CALCULATE SEPARATION PAYMENT AND PERIOD OF PAYMENT
Frank N. D’Orazio
1.
Amount per month equal to base salary in effect on the date of termination divided by 12, for 18 months in the event of termination by the Company without Cause, by Mr. D’Orazio for Good Reason or as a result of a Non-Renewal Termination before a Change in Control or more than 12 months thereafter; or

2.
Amount per month equal to base salary in effect on the date of termination plus the amount of his short-term incentive target award for the performance period in which a Change in Control occurs (or if no performance period has been established or a target award has not been approved for the relevant performance period, then the target amount of his award for the most recent performance period) divided by 12, for 36 months in the event of termination by the Company without Cause, by Mr. D’Orazio for Good Reason or as a result of a Non-Renewal Termination, in each case within 12 months after a Change in Control.

Sarah C. Doran
Amount per month equal to base salary in effect on the date of termination divided by 12, for:
1.
24 months in the event of termination by the Company without Cause, by Ms. Doran for Good Reason or as a result of a Non-Renewal Termination before a Change in Control or more than 12 months thereafter; or

2.
30 months in the event of termination by the Company without Cause, by Ms. Doran for Good Reason or as a result of a Non-Renewal Termination, in each case within 12 months after a Change in Control.

Richard J. Schmitzer (Severance terms were in effect prior to Mr. Schmitzer’s entry into an amendment to his employment agreement on August 12, 2025)
Amount per month equal to base salary in effect on the date of termination divided by 12, for:
1.
18 months in the event of termination by the Company without Cause, or by Mr. Schmitzer for Good Reason before a Change in Control or more than 12 months thereafter;

2.
36 months in the event of termination by the Company without Cause or by Mr. Schmitzer for Good Reason within 12 months after a Change in Control;

3.
12 months in the event of a Non-Renewal Termination before a Change in Control or more than 12 months thereafter; or

4.
24 months in the event of a Non-Renewal Termination within 12 months after a Change in Control.

Michael J. Hoffmann
Amount per month equal to base salary in effect on the date of termination divided by 12, for:
1.
12 months in the event of termination by the Company without Cause or by Mr. Hoffmann for Good Reason before a Change in Control or more than 12 months thereafter;

2.
18 months in the event of termination by the Company without Cause or by Mr. Hoffmann for Good Reason within 12 months after a Change in Control; or

3.
12 months in the event of a Non-Renewal Termination.

CONDITIONS TO PAYMENT OF SEPARATION BENEFITS
In order to receive the Separation Benefits, the named executive officer must execute a general release in our favor, comply with non-compete and customer and employee non-solicitation restrictive covenants and non-disclosure obligations (the “Restrictive Covenants”) for the period specified in the named executive officer’s employment agreement and identified under their name below under “Quantification of Termination Benefits”. In the event that the named executive officer violates the Restrictive Covenants during the specified period, the Company may terminate the Separation Benefits that it is providing to the named executive officer, and such officer would be obligated to repay the Company for payments previously received.
NON-EQUITY INCENTIVE PLAN COMPENSATION
Pursuant to the terms of the STI Plan, to receive a payout, a participant must remain employed through the settlement of the award, subject to certain exceptions for (i) separation due to death or disability (in which case, payment is made at target level, pro-rated for the period employed), (ii) a qualifying retirement, termination without Cause, a Non-Renewal Termination, or resignation by the executive for Good Reason (in which case, payment is made based upon actual performance for the full performance period, pro-rated for the period employed), or (iii) a change in control of the Company prior to settlement of the award, followed by termination without Cause of the participant, a Non-Renewal Termination or resignation
38James River Group Holdings, Ltd.

by the participant for Good Reason (in which case, payment is made based upon actual performance for the full performance period, pro-rated for the period employed). Notwithstanding the foregoing, pursuant to the terms of Mr. Hoffmann’s employment agreement, he shall be entitled to receive, upon termination without Cause, a Non-Renewal Termination, or resignation by such executive for Good Reason, payment at target level, pro-rated for the period employed; provided, however, that the pro-rated amount shall be further reduced by a fraction if the average bonus of certain specified shared service officers (collectively, the “Shared Service Chief Officers”) is less than their average target bonuses. In such case, Mr. Hoffmann’s pro-rated bonus would be multiplied by a fraction, the numerator of which is the average actual bonus for the Shared Service Chief Officers, and the denominator being the average target bonus for the Shared Service Chief Officers.
A qualifying retirement may occur pursuant to the STI Plan upon retirement after the attainment of  (i) a minimum of five whole years of employment with the Company, (ii) the participant being at least age 50, and (iii) a combined age and whole years of employment with the Company that equals or exceeds 65; provided, however, that the Committee in its discretion may establish an earlier retirement age for any participant. The Committee did not elect to establish an earlier retirement age for any participant in connection with the 2024 STI Plan awards.
EQUITY AWARDS
Pursuant to the terms of awards of Service-Based RSUs granted under the 2014 LTIP in 2022, if the employment of a named executive officer is terminated without Cause, or such named executive officer terminates his or her employment for Good Reason (in each case as defined in the named executive officer’s employment agreement), in each case following a Change in Control (as defined in the 2014 LTIP), then all of such named executive officer’s unvested outstanding Service-Based RSUs shall accelerate and become vested. In any other circumstance that a named executive officer is terminated, his or her unvested Service-Based RSUs granted in 2022 will be forfeited on the date that such officer’s employment with the Company terminates.
Pursuant to the terms of the PRSUs issued under the long-term incentive plan (the “LTI Plan”), for the PRSUs to vest, a participant must remain employed through the settlement of the award, subject to certain exceptions for (i) separation due to death or disability (in which case, payment is made at target level, pro-rated for the period employed), (ii) a qualifying retirement (in which case, payment is made based upon actual performance for the full performance period, pro-rated for the period employed), or (iii) a change in control of the Company prior to the settlement of the award, followed by termination without Cause of the participant, a Non-Renewal Termination, or resignation by the participant for Good Reason (in which case, PRSUs vest based upon actual performance for the full performance period, pro-rated for the period employed).
Pursuant to the terms of the Service-Based RSUs issued under the LTI Plan commencing in 2023, a recipient must remain employed on a vesting date for vesting to occur, subject to certain exceptions for (i) separation due to death or disability (in which case, all remaining unvested Service-Based RSUs would vest), (ii) a qualifying retirement (in which case, the Service-Based RSUs that would vest on the next annual vesting date will vest, and any other remaining Service-Based RSUs will be forfeited) and (iii) a change in control of the Company prior to a vesting date, followed by termination without Cause of the participant, a Non-Renewal Termination, or resignation by the participant for Good Reason (in which case, all remaining unvested Service-Based RSUs would vest).
For purposes of the PRSUs and Service-Based RSUs issued under the LTI Plan, a qualifying retirement may occur upon retirement after the attainment of  (i) a minimum of five whole years of employment with the Company, (ii) the participant being at least age 50 and (iii) a combined age and whole years of employment with the Company that equals or exceeds 65; provided, however, that the Committee in its discretion may establish an earlier retirement age for any participant.
RETENTION AWARDS
On July 25, 2024, the Board, acting at the recommendation of the Committee, approved the grant of cash retention awards (the “Retention Awards”) to the Company’s senior leadership team other than the Chief Executive Officer, including awards to Ms. Doran, Mr. Schmitzer, Mr. Bowman, and Mr. Hoffmann. The Retention Awards were payable in two equal installments, with the first payment made on or immediately prior to December 31, 2024, and the second payment made on or immediately prior to June 30, 2025, subject to the recipient remaining continuously employed by the Company on the applicable payment date, subject to certain exceptions.
The Retention Award payments were subject to acceleration in the event of a recipient’s involuntary termination by the Company without cause, or upon termination of employment due to death or disability, in each case prior to the applicable payment dates (cause and disability are as defined in the recipient’s employment agreement, if the recipient is party to such an agreement, or otherwise, as defined in the 2014 LTIP). Upon the occurrence of such an event, a lump sum payment of the unpaid amount would have been made on the next regular payroll date that is at least ten business days following the effective date of the termination of employment.
Additionally, in the event a change in control of the Company had occurred prior to the final scheduled Retention Award payment date, all unpaid amounts under the Retention Awards would have been paid in a lump sum on the effective date of the change in control, irrespective of whether the executive officer’s employment was terminated. For purposes of the Retention Awards, change in control had the meaning set forth in the 2014 LTIP. The 2014 LTIP generally defines a change in control as: (i) the purchase or other acquisition by any person or entity of beneficial ownership of 50% or more of either the then outstanding common shares of the Company or the then outstanding voting securities of the Company entitled to vote generally in the election of directors, (ii) the consummation of a reorganization, merger, amalgamation or consolidation involving the Company such that persons who were the shareholders of the Company immediately prior to any such transaction do not immediately thereafter
2025 Proxy Statement39

own 50% of the outstanding common shares and combined voting power entitled to vote generally in the election of directors of the surviving entity or (iii) a liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company.
QUANTIFICATION OF TERMINATION BENEFITS
The following tables quantify the estimated benefits that each of the named executive officers would have received had they been terminated in the manner described below on December 31, 2024, and, with respect to those benefits contingent upon the occurrence of a Change in Control, assuming the Change in Control occurred on such date. The value for restricted share units is determined in accordance with SEC rules as the number of shares subject to restricted share units that received accelerated vesting, multiplied by $4.87, which was the closing price of our common shares on December 31, 2024 as reported by the Nasdaq Stock Market. The value for restricted share units also includes the aggregate amount of dividends that had accrued on unvested restricted share units, which amount is paid upon vesting of the awards, and the number of shares and value of the PRSUs assumes achievement at the target level for the full performance period in the case of a change in control of the Company prior to the settlement of the award, followed by termination without Cause of the participant, a Non-Renewal Termination, or resignation by the participant for Good Reason and in the case of a qualifying retirement.
Frank N. D’Orazio. The following table describes the potential estimated payments that Mr. D’Orazio would have been entitled to receive had he been terminated on December 31, 2024, calculated in the manner described under the paragraph “Quantification of Termination Benefits”. The amounts are estimated, and actual amounts may vary if Mr. D’Orazio’s employment was actually terminated under the circumstances set forth below or our common shares were trading at a different price, where relevant. Mr. D’Orazio would have been required under his employment agreement to comply with the Restrictive Covenants for a period of 18 months from the date of termination of his employment, in order to continue to receive the Separation Benefits, and not be obligated to repay the Company any amounts received. The acceleration of vesting for the restricted share units in connection with a Change in Control are not subject to compliance with the Restrictive Covenants.
EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	WITHOUT CAUSE; FOR GOOD REASON OR NON-RENEWAL TERMINATION (WITHOUT CHANGE IN CONTROL) ($)	WITHOUT CAUSE OR FOR GOOD REASON (WITH CHANGE IN CONTROL) ($)	NON-RENEWAL TERMINATION (WITH CHANGE IN CONTROL) ($)	DEATH OR DISABILITY ($)	RETIREMENT ($)
Separation Payment	1,449,938	5,799,752	5,799,752	—	—
Insurance	38,976	38,976	38,976	—	—
Non-Equity Incentive Plan Compensation	745,268	745,268	745,268	966,625	—
Service Based RSUs (amount includes accrued dividends payable upon vesting)	—	425,585	313,011	313,011	—
PRSUs (amount includes accrued dividends payable upon vesting)	—	147,629(1)	147,629(1)	147,629	—

(1)
Assumes payout at target level for entire performance period.

Sarah C. Doran. The following table describes the potential estimated payments that Ms. Doran would have been entitled to receive had she been terminated on December 31, 2024, calculated in the manner described under the paragraph “Quantification of Termination Benefits”. The amounts are estimated, and actual amounts may vary if Ms. Doran’s employment was actually terminated under the circumstances set forth below or our common shares were trading at a different price, where relevant. Ms. Doran would have been required under her employment agreement to comply with the Restrictive Covenants for a period of 12 months from the date of termination of her employment by the Company without Cause, by her for Good Reason or in the event of a Non-Renewal Termination in order to continue to receive the Separation Benefits, and not be obligated to repay the Company any amounts received. The relocation expenses and the acceleration of vesting for the restricted share units in connection with a Change in Control are not subject to compliance with the Restrictive Covenants.
40James River Group Holdings, Ltd.

EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	WITHOUT CAUSE (WITHOUT CHANGE IN CONTROL) ($)	FOR GOOD REASON OR NON-RENEWAL TERMINATION (WITHOUT CHANGE IN CONTROL) ($)	WITHOUT CAUSE OR FOR GOOD REASON (WITH CHANGE IN CONTROL) ($)	NON-RENEWAL TERMINATION (WITH CHANGE IN CONTROL) ($)	DEATH OR DISABILITY ($)	RETIREMENT ($)
Separation Payment	1,144,000	1,144,000	1,430,000	1,430,000	—	—
Insurance	21,431	21,431	21,431	21,431	—	—
Non-Equity Incentive Plan Compensation	441,012	441,012	441,012	441,012	572,000	—
Relocation Expenses from North Carolina	100,000	100,000	100,000	100,000	—	—
Service Based RSUs (amount includes accrued dividends payable upon vesting)	—	—	237,526	185,409	185,409	—
PRSUs (amount includes accrued dividends payable upon vesting)	—	—	87,540(1)	87,540(1)	87,540	—
Retention Award	286,000	—	286,000	286,000	286,000	—

(1)
Assumes payout at target level for entire performance period.

Richard J. Schmitzer. The following table describes the potential estimated payments that Mr. Schmitzer would have been entitled to receive had he been terminated on December 31, 2024, calculated in the manner described under the paragraph “Quantification of Termination Benefits”. The amounts are estimated, and actual amounts may vary if Mr. Schmitzer’s employment was actually terminated under the circumstances set forth below or our common shares were trading at a different price, where relevant. Mr. Schmitzer would have been required under his employment agreement to comply with the Restrictive Covenants for a period of 18 months from the date of termination of his employment if his employment was terminated by the Company without Cause or by him for Good Reason, and for 12 months in the event of a Non-Renewal Termination, in order to continue to receive the Separation Benefits, and not be obligated to repay the Company any amounts received. The acceleration of vesting for the restricted share units in connection with a Change in Control is not subject to compliance with the Restrictive Covenants.
EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	WITHOUT CAUSE (WITHOUT CHANGE IN CONTROL) ($)	FOR GOOD REASON (WITHOUT CHANGE IN CONTROL) ($)	NON-RENEWAL TERMINATION (WITHOUT CHANGE IN CONTROL) ($)	WITHOUT CAUSE OR FOR GOOD REASON (WITH CHANGE IN CONTROL) ($)	NON- RENEWAL TERMINATION (WITH CHANGE IN CONTROL) ($)	DEATH OR DISABILITY ($)	RETIREMENT ($)
Separation Payment	1,004,932	1,004,932	669,955	2,009,865	1,339,910	—	—
Insurance	17,285	17,285	17,285	17,285	17,285	—	—
Non-Equity Incentive Plan Compensation	395,943	395,943	395,943	395,943	395,943	669,955	395,943
Service Based RSUs (amount includes accrued dividends payable upon vesting)	—	—	—	274,289	217,567	217,567	80,125
PRSUs (amount includes accrued dividends payable upon vesting)	—	—	—	102,944(1)	102,944(1)	102,944	102,944(1)
Retention Award	334,978	—	—	334,978	334,978	334,978	—

(1)
Assumes payout at target level for entire performance period.

William K. Bowman. The following table describes the potential estimated payments that Mr. Bowman would have been entitled to receive had he been terminated on December 31, 2024, calculated in the manner described under the paragraph “Quantification of Termination Benefits”. The
2025 Proxy Statement41

amounts are estimated, and actual amounts may vary if Mr. Bowman’s employment was actually terminated under the circumstances set forth below or our common shares were trading at a different price, where relevant. The acceleration of vesting for the restricted share units in connection with a Change in Control are not subject to compliance with the Restrictive Covenants.
EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	WITHOUT CAUSE (WITHOUT CHANGE IN CONTROL) ($)	FOR GOOD REASON (WITHOUT CHANGE IN CONTROL) ($)	WITHOUT CAUSE OR FOR GOOD REASON (WITH CHANGE IN CONTROL) ($)	DEATH OR DISABILITY ($)	RETIREMENT ($)
Separation Payment	—	—	—	—	—
Insurance	—	—	—	—	—
Non-Equity Incentive Plan Compensation	279,300	279,300	279,300	300,000	279,300
Service Based RSUs (amount includes accrued dividends payable upon vesting)	—	—	101,710	92,658	33,498
PRSUs (amount includes accrued dividends payable upon vesting)	—	—	25,663(1)	25,663	25,663(1)
Retention Award	150,000	—	150,000	150,000	—

(1)
Assumes payout at target level for entire performance period.

Michael J. Hoffmann. The following table describes the potential estimated payments that Mr. Hoffmann would have been entitled to receive had he been terminated on December 31, 2024, calculated in the manner described under the paragraph “Quantification of Termination Benefits”. The amounts are estimated, and actual amounts may vary if Mr. Hoffmann’s employment was actually terminated under the circumstances set forth below or our common shares were trading at a different price, where relevant. Mr. Hoffmann would have been required under his employment agreement to comply with the Restrictive Covenants for a period of 12 months from the date of termination of his employment if his employment was terminated by the Company without Cause or by him for Good Reason or in the event of a Non-Renewal Termination in order to continue to receive the Separation Benefits, and not be obligated to repay the Company any amounts received. The acceleration of vesting for the restricted share units in connection with a Change in Control is not subject to compliance with the Restrictive Covenants.
EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	WITHOUT CAUSE (WITHOUT CHANGE IN CONTROL) ($)	FOR GOOD REASON OR NON-RENEWAL TERMINATION (WITHOUT CHANGE IN CONTROL) ($)	WITHOUT CAUSE OR FOR GOOD REASON (WITH CHANGE IN CONTROL) ($)	NON-RENEWAL TERMINATION (WITH CHANGE IN CONTROL) ($)	DEATH OR DISABILITY ($)	RETIREMENT ($)
Separation Payment	442,000	442,000	663,000	442,000	—	—
Insurance	34,586	34,586	34,586	34,586	—	—
Non-Equity Incentive Plan Compensation	255,586	255,586	255,586	255,586	331,500	—
Service Based RSUs (amount includes accrued dividends payable upon vesting)	—	—	175,061	143,274	143,274	—
PRSUs (amount includes accrued dividends payable upon vesting)	—	—	67,648(1)	67,648(1)	67,648	—
Retention Award	165,750	—	165,750	165,750	165,750	—

(1)
Assumes payout at target level for entire performance period.

42James River Group Holdings, Ltd.

AMENDMENT TO EMPLOYMENT AGREEMENT
In anticipation of retirement, Richard J. Schmitzer stepped down as the President and Chief Executive Officer of the Company’s Excess and Surplus Lines segment, effective May 5, 2025 and July 31, 2025 respectively, but has remained with the Company to facilitate the smooth transition of his duties to the new President of the Company’s Excess and Surplus Lines segment until his retirement. In connection with his continuing service to the Company, on August 12, 2025, Mr. Schmitzer entered into the Amendment. Pursuant to the Amendment, Mr. Schmitzer assumed the title of Senior Vice President, Underwriting. The Amendment was effective as of August 11, 2025 and Mr. Schmitzer’s employment with the Company thereunder terminates October 15, 2025, when Mr. Schmitzer intends to retire. During the Term, the Amendment provides for Mr. Schmitzer to receive a salary of  $300,000 on a per annum basis.
In connection with the short Term contemplated by the Amendment, the Amendment modifies Mr. Schmitzer’s termination benefits such that he would receive severance pay in the event of a “without cause” termination by the Company at the per annum rate of  $300,000 for the period from his termination date through the last day of the Term. Mr. Schmitzer is not entitled to receive any additional severance payments regardless of the reason for termination. The Amendment provides that Mr. Schmitzer’s short-term incentive award for 2025 will be governed by the terms of the STI Plan, and outstanding Service-Based RSUs and PRSUs will continue to be governed by the terms of the 2014 LTIP and applicable award agreements relating to such Service-Based RSUs.
Chief Executive Officer Pay Ratio
Pursuant to Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are required to disclose the ratio of the total 2024 compensation of our Chief Executive Officer, Frank N. D’Orazio, to the total compensation for 2024 of our median employee. We determined our median employee for purposes of the disclosure by generating a report from our payroll system reflecting regular and overtime salary (where applicable) paid to our employees for the calendar year 2024 for every full-time, part-time and short-term employee employed by us at December 31, 2024 (excluding Mr. D’Orazio). We annualized this pay for employees who had worked for us for less than a full year. Once we determined the median employee, we calculated that employee’s total compensation for 2024 in the same manner utilized to determine the amount reported for Mr. D’Orazio in the “Total” column in our Summary Compensation Table included in this proxy statement.
Mr. D’Orazio’s total annual compensation was $2,709,253, and our median employee’s total annual compensation was $99,792. The ratio of the total annual compensation of Mr. D’Orazio to the total annual compensation for our median employee in 2024 is approximately 27 to 1.
2025 Proxy Statement43

EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes information about the Company’s equity compensation plans as of December 31, 2024.
PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (A) (#)	WEIGHTED- AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (B)(1) ($)	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (A)) (C) (#)
Equity compensation plans approved by shareholders:
2014 Non-Employee Director Incentive Plan, as amended	35,072(2)	—	131,927
2014 Long-Term Incentive Plan, as amended	1,194,889(3)	—	1,401,207
Equity compensation plans not approved by shareholders:	—	—	—
Total	1,229,961	—	1,533,134

(1)
Restricted share units are not taken into account in the computation of the weighted-average exercise price since they do not have an exercise price.

(2)
Consists solely of Service-Based RSUs.

(3)
Includes 564,671 Service-Based RSUs and 630,218 PRSUs assuming maximum payout on such PRSUs.

See Proposal 4 and Proposal 5 for a summary of the Company’s equity compensation plans as of June 30, 2025.
44James River Group Holdings, Ltd.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Policies and Procedures for Related Person Transactions
We have adopted a written related person transactions policy pursuant to which our executive officers, directors and principal shareholders, including their immediate family members, are not permitted to enter into a related person transaction with us if the amount involved exceeds $120,000 (a “Related Party Transaction”) without the consent of our Audit Committee. Any request for us to enter into a Related Party Transaction is required to be presented to our Audit Committee for review, consideration and approval. In approving or rejecting a proposed related party transaction, our Audit Committee will take into account, among other factors it deems appropriate, whether the proposed Related Party Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances, the extent of the related person’s interest in the transaction and, if applicable, the impact on a director’s independence. Under the policy, if we should discover Related Party Transactions that have not been approved, our Audit Committee will be notified and will determine the appropriate action, including ratification, rescission or amendment of the transaction.
Related Party Transactions
Transaction with Gallatin Point
On February 24, 2022, we entered into an Investment Agreement (the “Investment Agreement”) with GPC Thames, an affiliate of Gallatin Point, relating to the issuance and sale by the Company to GPC Thames of 150,000 Series A Preferred Shares, for an aggregate purchase price of $150 million, or $1,000 per share (the “GP Issuance”). Pursuant to the Investment Agreement, until GPC Thames and its permitted transferees no longer beneficially own Series A Preferred Shares and/or common shares issued or issuable upon conversion of such Series A Preferred Shares that represent in the aggregate (a) at least 50% of the number of common shares beneficially owned by GPC Thames, on an as-converted basis, as of the date of issuance of the Series A Preferred Shares and (b) at least 5% of the number of common shares on an as-converted basis, GPC Thames is entitled to designate one individual for nomination to our Board of Directors. GPC Thames designated Mr. Botein for nomination for re-election as a director at the annual general meeting of shareholders held in 2024 and at the Annual Meeting. In connection with the GP Issuance, we entered into a registration rights agreement with GPC Thames, as amended on November 11, 2024, pursuant to which we agreed to provide to holders of the Series A Preferred Shares certain customary registration rights with respect to common shares issued in connection with any future conversion of the Series A Preferred Shares.
On November 11, 2024, we entered into an amendment to the Investment Agreement (the “Investment Agreement Amendment”). The Investment Agreement Amendment documents the terms of Gallatin Point’s exchange of 37,500 Series A Preferred Shares for 5,859,375 common shares, which is equivalent to a price of  $6.40 per share. The Investment Agreement also modified the restrictions on Gallatin Point’s ability to transfer Series A Preferred Shares, and common shares issued upon conversion of the Series A Preferred Shares, to third parties. Our director, Matthew B. Botein, is a founder and Managing Partner of Gallatin Point.
At the same time we entered into the Investment Agreement Amendment, we adopted an Amended and Restated Certificate of Designations governing the terms of the Series A Preferred Shares. The Amended and Restated Certificate of Designations (i) provided for the exchange of the 37,500 Series A Preferred Shares into 5,859,375 common shares, (ii) modified certain optional conversion provisions (including reducing the conversion price to $8.32 per share, subject to adjustment) and mandatory conversion provisions, and (iii) provided for a fixed dividend rate of 7% per annum of the liquidation preference until September 30, 2029, with the dividend rate to reset on October 1, 2029, and each five-year anniversary thereafter, at a rate equal to the five-year U.S. treasury rate plus 5.2%, up to a maximum dividend rate of 8.0%.
Transactions with Cavello Bay
On November 11, 2024, we entered into a Subscription Agreement with Cavello Bay Reinsurance Limited (“Cavello Bay”) providing for the issuance and sale of 1,953,125 of the common shares for an aggregate purchase price of  $12.5 million, or $6.40 per share. The share sale closed on December 23, 2024. In connection with the share sale, we entered into a registration rights agreement with Cavello Bay pursuant to which we agreed to provide Cavello Bay with certain customary registration rights with respect to the common shares received in the share sale.
Simultaneously with the entry into the Subscription Agreement, Cavello Bay entered into the E&S Top Up ADC with our subsidiaries, James River Insurance Company and James River Casualty Company (together, “James River”). Pursuant to this agreement, in exchange for a premium of $52.8 million (less an amount equal to the federal excise tax payable on the premium), Cavello Bay reinsures, effective January 1, 2024,
2025 Proxy Statement45

100% of the losses associated with James River’s Excess & Surplus Lines segment portfolio losses attaching to premium earned during 2010-2023 (both years inclusive). The agreement excludes losses related to commercial auto policies issued to a former large insured or its affiliates. It is subject to a retention by James River of  $1,183.7 million (the limit of the combined loss portfolio transfer and adverse development cover for our Excess & Surplus Lines business executed on July 2, 2024) and up to an aggregate limit of  $75.0 million. The E&S Top Up ADC closed on December 23, 2024.
For further information regarding the Investment Agreement, the Investment Agreement Amendment, the Amended and Restated Certificate of Designations, the Subscription Agreement and the E&S Top Up ADC, including a description of certain obligations and restrictions binding on the parties thereto, please refer to the Company’s Current Reports on Form 8-K filed with the SEC on February 28, 2022, March 8, 2022 and November 13, 2024 and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
On April 11, 2025, the Company entered into an agreement with entities controlled by Sixth Street, an affiliate of Cavello Bay, pursuant to which the Company’s Excess and Surplus Lines segment will invest up to $75 million into a private asset-based credit strategy with exposures primarily in collateralized investment grade notes. Pursuant to the terms of its investment, the Company will pay Sixth Street an annual management fee of 1% of the invested amount and cover certain expenses, and may aso pay performance fees over time if pre-specified return hurdles are achieved. As of September 3, 2025, Cavello Bay and its affiliates hold approximately 5.6% of our outstanding common shares.
46James River Group Holdings, Ltd.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
The below table sets forth information as of September 3, 2025 regarding the beneficial ownership of our common shares by (1) each person, or group of affiliated persons, known by us to be the beneficial owner of 5% or more of our outstanding common shares, (2) each of our directors, (3) each of our named executive officers included in the Summary Compensation Table appearing in this proxy statement and (4) all directors, nominees and executive officers as of September 3, 2025 as a group.
The amounts and percentages owned are reported on the basis of the SEC’s rules governing the determination of beneficial ownership of securities. The SEC’s rules generally attribute beneficial ownership of securities to each person who possesses, either solely or shared with others, the voting power or investment power, which includes the power to dispose of those securities. The rules also treat as issued and outstanding all shares that a person would receive upon exercise of options or conversion of a security held by that person that are immediately exercisable or convertible, or exercisable or convertible within 60 days of September 3, 2025. These shares are deemed to be outstanding and to be beneficially owned by the person holding those options or convertible security for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person, but they are not treated as issued and outstanding for the purpose of computing the percentage ownership of any other person. Under these rules, one or more persons may be a deemed beneficial owner of the same securities.
As of September 3, 2025, there were a total of 45,922,507 common shares and 112,500 Series A Preferred Shares issued and outstanding.
NAME OF BENEFICIAL OWNER	NUMBER OF COMMON SHARES BENEFICIALLY OWNED	PERCENTAGE OF COMMON SHARES BENEFICIALLY OWNED	NUMBER OF SERIES A PREFERRED SHARES BENEFICIALLY OWNED	PERCENTAGE OF SERIES A PREFERRED SHARES BENEFICIALLY OWNED
5% or more Shareholders:
GPC Partners Investments (Thames) LP	19,381,009(1)	32.6%	112,500	100%
T. Rowe Price Investment Management, Inc.	4,500,097(2)	9.8%
Zimmer Partners, LP	2,985,810(3)	6.5%
The Vanguard Group	2,921,577(4)	6.4%
BlackRock, Inc.	2,863,911(5)	6.2%
Cavello Bay Reinsurance Limited	2,590,765(6)	5.6%
Fuller & Thaler Asset Management, Inc.	2,057,299(7)	4.5%
Directors, Nominees and Executive Officers:(8)
Frank N. D’Orazio	246,203	*
Matthew B. Botein	19,381,009(9)	32.6%	112,500(9)	100%
Thomas L. Brown	16,554	*
Joel D. Cavaness	—	*
Kirstin M. Gould	16,704	*
Dennis J. Langwell	7,423	*
Christine LaSala	33,585	*
Peter B. Migliorato	25,615	*
Sarah C. Doran	81,774	*
2025 Proxy Statement47

NAME OF BENEFICIAL OWNER	NUMBER OF COMMON SHARES BENEFICIALLY OWNED	PERCENTAGE OF COMMON SHARES BENEFICIALLY OWNED	NUMBER OF SERIES A PREFERRED SHARES BENEFICIALLY OWNED	PERCENTAGE OF SERIES A PREFERRED SHARES BENEFICIALLY OWNED
Richard J. Schmitzer	235,345	*
William K. Bowman	9,843	*
Michael J. Hoffmann	19,232	*
All directors, nominees and executive officers as a group (14 persons)	20,108,859(10)	33.8%	112,500	100%

*
Represents beneficial ownership of less than 1%.

(1)
Beneficial ownership information of the Series A Preferred Shares is based on information contained in the registration statement on Form S-3 filed by the Company on August 15, 2025. The number of common shares beneficially owned represents 5,859,375 outstanding common shares and 13,521,634 common shares issuable upon conversion of the Series A Preferred Shares outstanding as of September 3, 2025 (the “Conversion Shares”), without giving effect to the conversion limitation set forth in the Amended and Restated Certificate of Designations, dated as of November 11, 2024 (the “Conversion Limitation”). In certain circumstances, the issuance of common shares upon conversion of the Series A Preferred Shares may be subject to the Conversion Limitation. Pursuant to the Conversion Limitation, unless and until we obtain the shareholder approval required by Nasdaq Listing Standard Rule 5635 for the issuance of common shares upon conversion of the Series A Preferred Shares in excess of the limitations imposed by such rule, if such rule is applicable, no common shares will be issued or delivered upon conversion of any Series A Preferred Share, and no Series A Preferred Share will be convertible, in each case to the extent, and only to the extent, that such issuance, delivery, conversion or convertibility would result in the holders of the Series A Preferred Shares in the aggregate beneficially owning more than 19.9% of the number of common shares then outstanding or the total voting power of our then-outstanding voting securities. GPC Partners Investments (Thames) LP (“GPC Thames”), GPC Partners II GP LLC (“GPC II GP”), Gallatin Point Capital LLC (“Gallatin Point”), Matthew B. Botein and Lewis A. (Lee) Sachs (collectively, the “GPC Parties”) also beneficially own the common shares. GPC Thames, GPC II GP and Gallatin Point reported sole voting and sole dispositive power over the common shares and Conversion Shares (together, the “GPC Subject Shares”), and Messrs. Botein and Sachs reported shared voting and shared dispositive power over the GPC Subject Shares. GPC Thames is the direct holder of the 5,859,375 common shares and 112,500 Series A Preferred Shares that may be converted into the Conversion Shares. Gallatin Point is the managing member of GPC II GP, which, in turn, is the general partner of GPC Thames. Messrs. Botein and Sachs jointly control Gallatin Point through multiple intermediate entities. The Series A Preferred Shares vote on an as converted basis with holders of our common shares; provided, however, that pursuant to the terms of the Series A Preferred Shares, they may not be voted by the GPC Parties in excess of 9.9% of the aggregate voting power of the then-outstanding common shares on an as converted basis or of our outstanding voting securities. The address of the GPC Parties is 660 Steamboat Road, Greenwich, CT 06830.

(2)
Information is based on Amendment No. 4 to Schedule 13G filed with the SEC on August 14, 2025 by T. Rowe Price Investment Management, Inc. (“Price Investment Management”). Price Investment Management reported sole voting and sole dispositive power over 4,500,097 common shares. The address of Price Investment Management is 1307 Point Street, Baltimore, MD 21231.

(3)
Information is based on the Schedule 13G filed with the SEC on August 14, 2025 by Zimmer Partners, LP (“ZP Investment Manager), Zimmer Financial Services Group LLC (“ZFSG”), Zimmer Partners GP, LLC (“ZPGP”) and Stuart J. Zimmer (collectively, the “Zimmer Parties”). Each of the Zimmer Parties reported shared voting and dispositive power over 2,985,810 common shares. ZPGP is the general partner of ZP Investment Manager, ZFSG is the sole member of ZPGP, and in turn, the sole members of ZFSG are Mr. Zimmer, a revocable trust for his benefit, and an irrevocable trust for his immediate family. ZP Investment Manager is the investment manager of Zimmer Master Infrastructure Fund, LP and ZP Master MidCap Fund, Ltd. The address of the Zimmer Parties is c/o Zimmer Partners, LP, 9 West 57th Street, 33rd Floor, New York, NY 10019.

(4)
Information is based on Amendment No. 8 to Schedule 13G filed with the SEC on April 30, 2025 by The Vanguard Group (“Vanguard”). Vanguard reported shared voting power over 71,319 common shares, sole dispositive power over 2,836,333 common shares and shared dispositive power over 85,244 common shares. The common shares are reported as beneficially owned by Vanguard and certain of its clients, including investment companies registered under the Investment Company Act of 1940, and other managed accounts. The address of Vanguard is 100 Vanguard Boulevard, Malvern, PA, 19355.

(5)
Information is based on Amendment No. 11 to Schedule 13G filed with the SEC on April 23, 2025 by BlackRock, Inc. (“BlackRock”). BlackRock reported sole voting power over 2,813,344 common shares and sole dispositive power over 2,863,911 common shares. The common shares are reported as beneficially owned by BlackRock and certain of its subsidiaries. The address of BlackRock is 50 Hudson Yards, New York, NY 10001.

48James River Group Holdings, Ltd.

(6)
Information is based on information contained in the registration statement on Form S-3 filed by the Company on August 15, 2025 and represents 2,590,765 common shares (the “Subject Shares”) beneficially owned by Cavello Bay Reinsurance Limited (“Cavello Bay”), Kenmare Holdings, Ltd. (“Kenmare”), Enstar Group Limited (“EGL”), Elk Bidco Limited (“Elk Bidco”), Elk Parent Limited (“Elk Parent”), Elk Intermediate Holdings, LLC (“Elk Intermediate”), Elk Topco, LLC (“Elk Topco”) and Elk Insurance Holdings, LLC (“Elk Insurance Holdings” and, together with Cavello Bay, Kenmare, EGL, Elk Bidco, Elk Parent, Elk Intermediate and Elk Topco, collectively, the “Enstar Parties”) also beneficially own the Subject Shares by virtue of their direct or indirect controlling interest in Cavello Bay. The address of the Enstar Parties is A.S. Cooper Building, 4th Floor, 26 Reid Street, Hamilton, HM 11 Bermuda.

(7)
Information is based on Amendment No. 2 to Schedule 13G filed with the SEC on May 14, 2025 by Fuller & Thaler Asset Management, Inc. (“Fuller & Thaler”). Fuller & Thaler reported sole voting power over 2,022,749 common shares and sole dispositive power over 2,057,299 common shares. The common shares are reported as beneficially owned by Fuller & Thaler as an investment adviser to certain persons. The address of Fuller & Thaler is 411 Borel Avenue, Suite 300, San Mateo, CA 94402.

(8)
The address of each director, nominee and executive officer listed is c/o James River Group Holdings, Ltd., P. O. Box 666, Hamilton HM CX, Bermuda.

(9)
Represents beneficial ownership of the securities beneficially owned by the GPC Parties. See footnote 1 above.

(10)
The reported amount includes 19,381,009 common shares beneficially owned by the GPC Parties, which includes 13,521,634 common shares issuable upon conversion of the Series A Preferred Shares. See footnote 1 above.

2025 Proxy Statement49

PROPOSAL 1
ELECTION OF DIRECTORS
At the Annual Meeting, shareholders will elect eight individuals to serve as directors and hold office until our 2026 annual general meeting of shareholders.
The nominees were recommended and approved for nomination by the Nominating and Corporate Governance Committee of our Board of Directors. The directors shall serve until their successors have been duly elected and qualified or until any such director’s earlier resignation or removal. Proxies cannot be voted for a greater number of persons than the number of nominees named.
If, for any reason, any nominee is unable or unwilling to serve, the persons named in the proxy will use their best judgment in selecting and voting for a substitute candidate or our Board of Directors may reduce the size of our Board and eliminate the vacancy. Our Board of Directors, however, has no reason to believe that the nominees will be unable or unwilling to be a candidate for election at the time of the Annual Meeting.
Shareholders will be voting at the Annual Meeting to elect Matthew B. Botein, Thomas L. Brown, Joel D. Cavaness, Frank N. D’Orazio, Kirstin M. Gould, Dennis J. Langwell, Christine LaSala and Peter B. Migliorato as directors to serve until the 2026 annual general meeting of shareholders and until their successors are duly elected and qualified.
Required Vote and Recommendation
Each director will be elected by a majority of the votes cast on the proposal in favor of the director nominee’s election, either in person or represented by a properly authorized proxy. This means that, to be elected, the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that director nominee.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINATED DIRECTORS.
50James River Group Holdings, Ltd.

PROPOSAL 2
TO APPROVE THE RE-APPOINTMENT OF ERNST & YOUNG LLP, AN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AS OUR INDEPENDENT AUDITOR TO SERVE UNTIL THE 2026 ANNUAL GENERAL MEETING OF SHAREHOLDERS, AND TO AUTHORIZE OUR BOARD OF DIRECTORS, ACTING BY THE AUDIT COMMITTEE, TO DETERMINE THE INDEPENDENT AUDITOR’S REMUNERATION
Upon the recommendation of our Audit Committee, our Board of Directors proposes that our shareholders approve the re-appointment of Ernst & Young LLP, an independent registered public accounting firm, as our independent auditor to serve until the 2026 annual general meeting of shareholders. A representative of Ernst & Young LLP is expected to be available during the Annual Meeting with the opportunity to make any statement he or she may desire, and to respond to appropriate questions from shareholders.
Our Audit Committee engages in an annual evaluation of Ernst & Young LLP’s insurance industry qualifications and expertise, assesses the quality of its service, its sufficiency of resources, the quality, timeliness and practicality of communication and interaction with it, the adequacy of information provided on accounting issues, auditing issues and regulatory developments affecting the property and casualty insurance industry, its ability to meet deadlines and respond quickly, its timeliness and accuracy of all services presented to the Audit Committee for pre-approval and review, management’s feedback, the lead partner’s performance, the comprehensiveness of evaluations of our internal control structure, and its independence, candor, objectivity and professional skepticism. The Audit Committee also considers the advisability and potential impact of selecting a different independent public accounting firm.
Required Vote and Recommendation
The approval of the re-appointment of Ernst & Young LLP as our independent auditor requires the affirmative vote of a majority of the votes cast on the matter. If our shareholders do not vote to approve the re-appointment of Ernst & Young LLP as our independent auditor, our Audit Committee will reconsider such re-appointment, but retains the discretion to continue the retention of such firm if it believes it is in the best interest of the Company and our shareholders. Even if our shareholders do vote to approve the re-appointment of Ernst & Young LLP, our Audit Committee retains the discretion to reconsider its re-appointment as our independent auditor if the Audit Committee believes it necessary to do so in the best interest of the Company and our shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE RE-APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT AUDITOR TO SERVE UNTIL THE 2026 ANNUAL GENERAL MEETING OF SHAREHOLDERS, AND TO AUTHORIZE OUR BOARD OF DIRECTORS, ACTING BY THE AUDIT COMMITTEE, TO DETERMINE THE INDEPENDENT AUDITOR’S REMUNERATION.

2025 Proxy Statement51

Fees Paid to Independent Registered Public Accounting Firm
Aggregate fees for professional services rendered to us or on our behalf by Ernst & Young LLP (“EY”) for the years ended December 31, 2024 and 2023 are as follows:
	2024 ($)	2023 ($)
Audit Fees	2,714,162	3,440,838
Audit-Related Fees	9,000	—
Tax Fees	148,165	254,115
All Other Fees	—	3,000
Total Fees	2,871,327	3,697,953
The items set forth in the above table generally consisted of the following items:
Audit Fees. Audit fees consisted of fees incurred in connection with the Company’s annual financial statement audits and statutory audits, review of quarterly financial statements, and post-report review procedures in 2024 and 2023.
Audit-related fees. Audit-related fees in 2024 included fees incurred in connection with the Company’s S-8 registration statements.
Tax Fees. Tax fees in 2024 and 2023 primarily consisted of tax compliance services and tax advisory services related to foreign tax filings and transfer pricing.
All Other Fees. All other fees in 2023 were for permitted accounting research software licensing fees.
The Audit Committee has concluded that the provision of the aforementioned services by EY was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.
Pre-Approval of Services
The Audit Committee has a policy requiring it to pre-approve all audit and non-audit services performed by the Company’s independent auditor. The Committee may delegate pre-approval authority to the chairman of the Audit Committee or his designee (collectively, the “Audit Committee Chair”) provided that all services pre-approved by the Audit Committee Chair in an interim time period are presented to the full Audit Committee at its next scheduled meeting. When pre-approving all services by the independent auditor, the Committee will consider whether the provision of such services is consistent with maintaining the independent auditor’s independence.
During our 2024 and 2023 fiscal years, all audit, audit-related, tax fees and other fees for services performed by EY were pre-approved by the Audit Committee in compliance with applicable SEC requirements.
Report of the Audit Committee
The Audit Committee has reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2024 with management of the Company and the Company’s independent registered public accounting firm, EY. The Audit Committee has discussed with EY the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. The Audit Committee also has received the written disclosures and the letter from the independent registered public accounting firm required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence and has discussed with EY the independence of such independent registered public accounting firm. The Audit Committee also has considered whether EY’s provision of non-audit services to the Company is compatible with the independent registered public accounting firm’s independence.
Based on its review and discussions referred to in the preceding paragraph, the Audit Committee recommended to the Board that the audited financial statements for the Company’s fiscal year ended December 31, 2024 be included in the Company’s Annual Report on Form 10-K for the Company’s fiscal year ended December 31, 2024 for filing with the SEC.
The Audit Committee’s responsibility is to monitor and oversee the audit and financial reporting processes. However, the members of the Audit Committee are not practicing certified public accountants or professional auditors and rely, without independent verification, on the information provided to them and on the representations made by management, and the reports issued by the independent registered public accounting firm.
Audit Committee
Thomas L. Brown, Chairman
Dennis J. Langwell
Christine LaSala
Peter B. Migliorato
52James River Group Holdings, Ltd.

PROPOSAL 3
TO APPROVE, ON A NON-BINDING, ADVISORY BASIS, THE 2024 COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
As required by Section 14A of the Exchange Act, we are providing our shareholders the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on the compensation of our named executive officers.
As described in detail above under the heading “Executive Compensation — Compensation Discussion and Analysis,” our executive compensation programs are designed to achieve three principal objectives: (i) to establish compensation on a fair and reasonable basis that is competitive with our peers in the specialty insurance business, so that we may attract, motivate and retain talented executive officers, (ii) to create an alignment of interests between our executive officers and shareholders through the grant of one or more forms of equity awards, and (iii) to reward performance that supports our principles of building long-term shareholder value overall and to recognize individual performance that contributes to the success of our Company. Please read the “Compensation Discussion and Analysis” and the “Summary Compensation Table” and related information in this proxy statement for additional details about our executive compensation programs, including information about the compensation of our named executive officers in 2024.
We are asking our shareholders to indicate their support for the compensation of our named executive officers as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we are asking our shareholders to vote “FOR” adoption of the following resolution at the Annual Meeting:
“RESOLVED, that the Company’s shareholders approve, on a non-binding, advisory basis, the compensation paid to our named executive officers, as disclosed in the Company’s proxy statement for the 2025 Annual General Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.”
While the advisory vote on executive compensation is non-binding, we expect that our Compensation and Human Capital Committee and Board will consider the voting results for this proposal in evaluating our executive compensation programs.
Required Vote and Recommendation
The approval of the 2024 compensation of our named executive officers requires the affirmative vote of a majority of the votes cast on the matter.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL ON A NON-BINDING, ADVISORY BASIS, OF THE 2024 COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.
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PROPOSAL 4
TO APPROVE AN AMENDMENT TO THE JAMES RIVER GROUP HOLDINGS, LTD. 2014 LONG-TERM INCENTIVE PLAN TO INCREASE THE NUMBER OF COMMON SHARES AUTHORIZED FOR ISSUANCE THEREUNDER
We are asking our shareholders to approve an amendment (the “2025 LTIP Amendment”) to the 2014 Long-Term Incentive Plan (as previously amended in 2017, 2022 and 2024, the “2014 LTIP”) to increase the number of common shares authorized for issuance by 1,650,000 shares. Each of the Compensation and Human Capital Committee and the Board approved the 2025 LTIP Amendment on July 24, 2025, subject to the approval of our shareholders. If the 2025 LTIP Amendment is not approved, the 2014 LTIP will remain unchanged. For the reasons stated below, the Board believes the 2025 LTIP Amendment is in the Company’s best interests as well as the best interests of our shareholders and recommends that our shareholders approve this proposal.
The purpose of the 2014 LTIP, as proposed to be amended by the 2025 LTIP Amendment (the “Amended LTIP”) will be to continue to (1) enable us and our affiliates to attract and retain individuals who will contribute to our long-range success, (2) motivate key personnel to produce a superior return to our shareholders and the Company’s affiliates by offering such individuals an opportunity to realize share appreciation, by facilitating share ownership, and by rewarding them for achieving a high level of corporate performance and (3) promote the success of our business. Non-employee directors would continue to be ineligible for awards under the Amended LTIP.
The 2014 LTIP was initially adopted by the Board and our shareholders on November 18, 2014, and became effective immediately prior to the consummation of our IPO. In 2017, our Board adopted an amendment to the 2014 LTIP, which became effective upon receipt of shareholder approval on May 2, 2017, which, among other things, increased the number of common shares authorized for issuance by 1,000,000 shares, with only 500,000 of such additional shares to be available for issuance as awards that are not share appreciation rights or share option awards (the “Share Usage Restriction”). In 2022, our Board adopted a second amendment to the 2014 LTIP, which became effective upon receipt of shareholder approval on October 25, 2022. The second amendment, among other changes to the 2014 LTIP, (1) increased the number of common shares authorized for issuance by 811,500 shares and eliminated the Share Usage Restriction, (2) imposed minimum vesting and performance periods, subject to limited exception, (3) prohibited shares that are withheld for payment of withholding taxes upon vesting of any award from being available for future award grants, and (4) extended the duration of the 2014 LTIP to 2032. In 2024 our Board adopted a third amendment to the 2014 LTIP, which became effective upon receipt of shareholder approval on October 24, 2024. The third amendment increased the number of common shares authorized for issuance by 525,000 shares.
Why Shareholders Should Vote to Approve the 2025 LTIP Amendment
The 2025 LTIP Amendment, if approved by our shareholders, would increase the number of common shares authorized for issuance under the plan by 1,650,000 to 7,157,650. Our Board believes the proposed increase in the number of shares under the 2014 LTIP is in the best interests of the Company and our shareholders as it will enable the Company to have the additional shares necessary to grant new, competitive equity incentives further aligning the interests of the award recipients with those of the Company’s shareholders within parameters that the Board believes are protective of shareholders’ interests. We believe that our ability to grant equity incentives is critical to attract, retain and incentivize our talented employees and to respond to market conditions and best practices. Increasing the share pool is critical to enable us to continue to grant equity awards to our employees and officers as part of our compensation program.
Without approval of the 2025 LTIP Amendment, the Company will be constrained in its ability to use equity as a component of its compensation philosophy, a result that would put the Company at a considerable competitive disadvantage to its direct and indirect competitors in attracting and retaining the employees on which the Company’s success is dependent.
Compensation & Governance Best Practices
The Amended LTIP contains a number of provisions that our Board believes are consistent with the interests of shareholders and sound corporate governance practices. These include:
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•
No Liberal Share Recycling: Prohibits the following shares from being added back to the share pool: (1) shares not issued as a result of the net settlement of an option or share appreciation right; (2) shares tendered or withheld by the Company in payment of the exercise price of an option or share appreciation right; (3) shares tendered or withheld to satisfy any tax or similar withholding obligation with respect to any award; and (4) shares repurchased by the Company on the open market with the proceeds of the exercise price from an option.

•
No Evergreen Share Replenishment Feature: No evergreen provision, so share increases under the plan which are not attributable to mere changes in capitalization require shareholder approval and are not automatic.

•
No In-the-Money Stock Options or SARs: The exercise price of share options and share appreciation rights shall be no lower than the fair market value of shares on the date of grant (other than substitute awards if we assume or replace outstanding awards granted by a company that we acquire).

•
Repricing / Cancellation Limitations: No repricing of share options or share appreciation rights is permitted without shareholder approval, except to adjust the exercise price due to a stock split, corporate restructuring or similar event. No consideration may be paid in consideration for the cancellation of options or share appreciation rights which are underwater.

•
Payment of dividends and dividend equivalents only if underlying awards vest: Neither dividends nor dividend equivalents may be paid with respect to unvested awards unless and until the underlying award subsequently is earned and/or vests.

•
No Tax Gross-ups: The Amended LTIP does not provide for any right to tax gross-ups to any individual whether in connection with a change in control or otherwise.

•
Clawback: Performance based awards under the Amended LTIP are subject to clawback in accordance with the Company’s Compensation Recovery Policy.

Information Regarding Share Usage and Dilution
The following table sets forth the number of common shares available for future awards under the 2014 LTIP as of June 30, 2025:
	AVAILABLE FOR FUTURE AWARDS	ADDITIONAL SHARES REQUESTED IN THIS PROPOSAL	TOTAL AVAILABLE FOR FUTURE AWARDS IF THIS PROPOSAL IS APPROVED
2014 LTIP	599,695(1)	1,650,000	2,249,695

(1)
Reflects target payout amounts on outstanding performance-based restricted share units.

The following table sets forth information concerning outstanding awards under the 2014 LTIP and the 2014 Non-Employee Director Incentive Plan, our equity incentive plan used to grant equity awards to non-employee directors (the “Non-Employee Director Plan”), as of June 30, 2025:
	2014 LTIP	NON-EMPLOYEE DIRECTOR PLAN	TOTAL
Shares underlying outstanding share options and SARs	—	—	—
Shares underlying outstanding restricted share units(1)	1,669,257	81,517	1,750,774(2)
Total shares underlying outstanding awards as a percentage of shares outstanding	3.6%	0.2%	3.8%

(1)
The Company has no restricted share awards outstanding. All outstanding full-value awards are service or performance based restricted share units. The shares underlying outstanding performance-based restricted share units reflects target payout amounts.

(2)
This number represents the total number of shares subject to grants under all equity plans.

Summary of the Amended LTIP
The following is a summary of the material features of the 2014 LTIP, as proposed to be amended by the 2025 LTIP Amendment. The summary description does not purport to be a complete description of the Amended LTIP, and is qualified by reference to the Amended LTIP. A copy of the Amended LTIP is attached as Appendix A to this proxy statement (with the proposed 2025 LTIP Amendment underlined). Shareholders are encouraged to review the Amended LTIP carefully.
AUTHORIZED SHARES
The number of common shares currently authorized for issuance under the 2014 LTIP is 5,507,650 (with no more than 3,000,000 shares available for grants as incentive share options). If the 2025 LTIP Amendment is approved, 7,157,650 common shares will be authorized for issuance, with no more than 3,000,000 available for grants as incentive share options. The following items will remain available for issuance as awards under the Amended LTIP and will not be applied to the above share limit: (1) dividends or dividend equivalents paid in cash at the time of settlement of
2025 Proxy Statement55

vested awards, (2) shares subject to an award under the Amended LTIP which award is forfeited, cancelled, terminated, expires or lapses for any reason and (3) shares and any awards that are granted through the settlement, assumption, or substitution of outstanding awards previously granted, or through obligations to grant future awards, as a result of a merger, consolidation, or acquisition of the employing company with or by the Company. If an award is to be settled in cash, the number of shares on which the award is based will not count toward the above share limits.
The following shares may not be made available again for issuance as awards: (1) shares not issued or delivered as a result of the net settlement of an outstanding share appreciation right or share option, (2) shares used to pay the exercise price related to an outstanding share option or share appreciation right, or to pay the withholding taxes respecting any award, or (3) shares repurchased on the open market with the proceeds of a share option exercise price.
ELIGIBILITY
All full-time and part-time employees (including officers and directors who are employees), and consultants and advisors (except with respect to grants of incentive share options), of the Company and its affiliates will be eligible to participate in the Amended LTIP at the discretion of the committee which administers the plan.
The Amended LTIP provides that no participant may be granted (i) options or share appreciation rights with respect to more than 3,000,000 shares in the aggregate, (ii) any other awards with respect to more than 3,000,000 shares in the aggregate, or (iii) any cash bonus award not denominated or expressed in terms of number of shares or share units with a value that exceeds $5,000,000, in each case, in any fiscal year of the Company, such limitations subject to adjustment as provided by the terms of the Amended LTIP.
ADMINISTRATION
The Amended LTIP will generally be administered by the Compensation and Human Capital Committee, although the Board retains the right to appoint another of its committees to administer the Amended LTIP (the Compensation and Human Capital Committee or any such other committee as may be appointed by our Board is referred to in this summary as the “LTIP Committee”). The LTIP Committee will administer and grant awards under the Amended LTIP. Subject to the terms of the Amended LTIP, Nasdaq rules and applicable laws, the LTIP Committee will select the participants who will receive awards, the types of awards they receive and their terms and conditions, and have the authority to make all other determinations necessary or advisable for the administration of the Amended LTIP. Notwithstanding the foregoing and the description below, our Board, upon recommendation of the Compensation and Human Capital Committee or otherwise, may take all actions that the LTIP Committee may take under the Amended LTIP. In this regard, pursuant to the Compensation and Human Capital Committee’s charter, the Board, upon the recommendation of the Compensation and Human Capital Committee, determines the recipients, amounts and terms of equity awards under the Amended LTIP. Subject to the terms of the Amended LTIP, the LTIP Committee may delegate its authority to certain officer(s) of the Company with respect to awards, to the extent permitted by applicable law.
AWARDS
General. The LTIP Committee has the discretion to award incentive and non-qualified share options, share appreciation rights, performance shares, restricted shares, restricted share units and other awards. The LTIP Committee may permit participants to defer the settlement of awards and the crediting of interest on deferred amounts.
Options. Incentive share options, intended to qualify for special tax treatment in accordance with the Code, and non-qualified share options, may be granted for such number of shares as the LTIP Committee determines, subject to the terms of the Amended LTIP. The LTIP Committee will be authorized to set the terms of an option. Incentive share options may only be granted to employees. The purchase price of any option will be set forth in the award but may not be less than 100% (or 110% in the case of certain owner-employees granted an incentive share option) of the fair market value of a share on the grant date. Participant holding options shall have no dividend rights with respect to shares subject to such options. The maximum term of an option granted under the Amended LTIP will be ten years (or five years in the case of certain owner-employees granted an incentive share option) and the expiration date of an option may not be extended without shareholder approval.
Share Appreciation Rights. Share appreciation rights will entitle the participant, subject to the terms and conditions of the award, to all or a portion of the excess of the fair market value of a specified number of shares on the exercise date over a specified price, which will not be less than 100% of the fair market value of a share on the grant date. Each share appreciation rights award may be exercisable in whole or in part according to the terms and conditions set forth in the award. The maximum term of a share appreciation rights award granted under the Amended LTIP will be ten years. No dividend equivalent rights may be granted with respect to share appreciation rights. Except as otherwise provided in the award, upon exercise of a share appreciation rights award, the participant will receive cash, shares or a combination of cash and shares (as determined by the LTIP Committee if not otherwise specified in the award) as promptly as practicable after exercise. The expiration date of a share appreciation rights award may not be extended without shareholder approval.
Performance Shares. Performance shares will entitle the participant to future payments based upon the achievement of performance targets established in writing by the LTIP Committee. An award of performance shares may establish that a portion of the maximum amount of an award will be paid for performance that exceeds the minimum target but falls below the maximum target and shall provide for the timing of payment. The LTIP Committee will determine whether payment shall be made in cash, shares or a combination of cash and shares. Performance shares shall
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have no dividend equivalent rights, other than as set forth in the applicable award, provided, that any dividend equivalent rights provided shall be payable only at the same time as the underlying performance shares become earned, vested and payable.
Restricted Shares and Restricted Share Units. Restricted shares may be granted in the form of shares registered in the name of the participant but held by the Company until the restrictions have lapsed. Restricted share units are units representing a value equal to the same number of shares. Subject to conditions and restrictions as the LTIP Committee may establish in the award, during any period that an award of restricted shares or restricted share units will be restricted, (1) recipients of restricted share awards may exercise full voting rights with respect to such shares and shall be eligible to receive dividends and other distributions with respect to the restricted shares, and (2) recipients of restricted share units will have no voting rights and may be granted dividend equivalent rights. Any dividends or dividend equivalents shall be payable no earlier than when the underlying Shares or Restricted Share Units, as applicable, become earned, vested and payable.
Other Forms of Awards. The LTIP Committee may from time to time grant other awards under the Amended LTIP, including, without limitation, cash bonus awards, securities convertible into common shares and phantom securities. The terms and conditions of such awards will be determined by the LTIP Committee, acting within its discretion under the Amended LTIP.
AWARD AGREEMENTS
Awards under the Amended LTIP will be evidenced by written agreements that provide additional terms, conditions, restrictions or limitations regarding the award, as determined by the LTIP Committee acting within its discretion under the Amended LTIP. The LTIP Committee may amend any outstanding Awards in any manner consistent with the terms of the Amended LTIP, including for the purpose of modifying the time or manner of vesting, or its term.
TERM
Vesting of a service based award will be subject to a minimum vesting period of no less than one year from the date of grant of the award, and performance based awards shall have a performance period of no less than one year; provided, however, that up to 5% of the shares available for grant under the Amended LTIP (as such shares may be increased from time to time in accordance with the Amended LTIP) may be subject to awards without being subject to either such a vesting condition or performance criteria. Notwithstanding the foregoing, the LTIP Committee may provide for the acceleration of the one-year minimum vesting or performance period requirement in cases of death, disability, retirement, or change in control (as defined below) and the adjustment of awards due to changes in capitalization.
TRANSFERABILITY
Awards made under the Amended LTIP may not be sold, assigned, transferred or exchanged, except in the event of death or transferred for no consideration to a family member or for charitable purposes.
CAPITAL CHANGE ADJUSTMENTS
In the event of a dissolution or liquidation of the Company, a sale of all or substantially all of its assets or a merger or consolidation of the Company with or into any other corporation (regardless of whether the Company is the surviving corporation), divestiture, distribution of assets to shareholders (other than ordinary cash dividends), reorganization, recapitalization and other similar types of capital changes that affect the Company’s common shares, appropriate adjustments to the awards under the Amended LTIP will be made by the LTIP Committee.
CHANGE IN CONTROL
Unless otherwise provided in an award, in the event of a “change in control” (as defined below), a participant that is terminated without “cause” or resigns for “good reason” within 12 months of the change in control transaction will have (1) all options or share appreciation rights held by such person become immediately exercisable if not then fully exercisable, (2) the period of restriction on all restricted shares, restricted share units and any other award expire and such awards vest immediately and (3) any other vesting criteria or performance goals deemed achieved at 100% target levels, in each case as of the date of termination of the participant’s employment. Additionally, in the event of a change in control, the LTIP Committee may, to the extent the LTIP Committee determines it is permitted under Section 409A of the Code, cancel any outstanding award and pay to the holders thereof the value of the award, in cash or common shares, based upon the price per common share to be received by other shareholders of the Company, or provide for the assumption of or issuance of substitute awards.
A “change in control” will generally be defined as (1) the purchase or other acquisition by any person or entity of beneficial ownership of 50% or more of either the then outstanding common shares of the Company or the then outstanding voting securities of the Company entitled to vote generally in the election of directors, (2) the consummation of a merger, consolidation or other transformative transaction involving the Company such that persons who were the shareholders of the Company immediately prior to such change in control transaction do not immediately thereafter own 50% of the outstanding common shares or voting securities or (3) a liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company.
FORFEITURE AND CLAWBACK
Performance based awards under the Amended LTIP are subject to clawback in accordance with the Company’s Compensation Recovery Policy in the event of a restatement of previously issued financial statements of the Company due to the material noncompliance of the Company with any
2025 Proxy Statement57

financial reporting requirement under federal securities laws. See “Compensation Discussion and Analysis — Clawback Policy” for information regarding the Company’s Compensation Recovery Policy. Additionally, any award granted under the Amended LTIP will be subject to recovery under any additional law, government regulation, stock exchange listing requirement, or Company policy adopted.
AMENDMENT, MODIFICATION AND TERMINATION
Subject to the terms of the Amended LTIP, our Board may at any time amend, modify or suspend the Amended LTIP, and the LTIP Committee may at any time alter or amend any or all awards under the Amended LTIP to the extent permitted by law and the terms of the Amended LTIP. Any alterations or amendments may be made unilaterally by the LTIP Committee, subject to the provisions of the Amended LTIP, unless such amendments are deemed by the LTIP Committee to be materially adverse to the participants and are not required as a matter of law. Amendments will be subject to approval of the shareholders of the Company only as required by law, or if the amendment increases the total number of shares available under the Amended LTIP, except as adjusted for specified changes in capitalization. Unless sooner terminated, the Amended LTIP will automatically terminate on July 26, 2032. No awards shall be granted pursuant to the Amended LTIP after such termination or expiration, but outstanding awards may extend beyond that date.
Federal Income Tax Consequences
The following is a summary of the principal U.S. federal income tax consequences that generally will arise with respect to awards granted under the Amended LTIP and with respect to the sale of common shares acquired under the plan. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or jurisdiction in which a participant may reside. This summary is based upon current provisions of the Code, and regulations promulgated thereunder, and is therefore subject to change.
Incentive Share Options. Some options may constitute “incentive share options” within the meaning of Section 422 of the Code (also referred to as incentive share options herein). If we grant an incentive share option, a participant will not be required to recognize income upon the grant of the incentive share option, and we will not be allowed to take a deduction.
Similarly, when a participant exercises any incentive share options, provided the participant has not ceased to be an employee for more than three months before the date of exercise, the participant will not be required to recognize income, and we will not be allowed to take a deduction. For purposes of the alternative minimum tax, however, the amount by which the aggregate fair market value of common shares acquired on exercise of an incentive share option exceeds the exercise price of that option generally will be an adjustment included in the participant’s alternative minimum taxable income for the year in which the incentive share option is exercised.
Additional tax consequences will depend upon how long a participant holds the common shares received after exercising the incentive share options. If a participant holds the shares for more than two years from the date of grant and one year from the date of exercise of the option, upon disposition of the shares, the participant will not recognize any ordinary income, and we will not be allowed to take a deduction. However, the difference between the amount the participant realizes upon disposition of the shares and the basis (i.e., the amount the participant paid upon exercise of the incentive share option) in those shares will be taxed as a long-term capital gain or loss.
If a participant disposes of shares acquired upon exercise of an incentive share option which the participant has held for less than two years from the date of grant or one year from the date of exercise, the participant generally will recognize ordinary income in the year of the disposition.
To the extent that a participant recognizes ordinary income, we are allowed to take a deduction. In addition, the participant must recognize as short-term or long-term capital gain, depending on whether the holding period for the shares exceeds one year, any amount that the participant realizes upon disposition of those shares which exceeds the fair market value of those shares on the date the participant exercised the option. The participant will recognize a short-term or long-term capital loss, depending on whether the holding period for the shares exceeds one year, to the extent the basis in the shares exceeds the amount the participant realizes upon disposition of those shares.
Non-Qualified Share Options. If a participant receives a non-qualified share option, the participant will not recognize income at the time of the grant of the share option; however, the participant will recognize ordinary income upon the exercise of the non-qualified share option. The amount of ordinary income the participant recognizes equals the difference between (a) the fair market value of the shares on the date of exercise and (b) the amount paid for the shares. We will be entitled to a deduction in the same amount. The ordinary income the participant recognizes will be subject to applicable tax withholding by the Company. When the participant sells these shares, any difference between the sales price and the basis (i.e., the amount paid for the shares plus the ordinary income recognized by the participant) will be treated as a capital gain or loss.
Restricted Shares. Unless a timely Section 83(b) election is made, a participant generally will not recognize taxable income upon the grant of restricted shares because the restricted shares generally will be nontransferable and subject to a substantial risk of forfeiture. A participant will recognize ordinary income when the restrictions that impose a substantial risk of forfeiture of the shares or the transfer restrictions (collectively, the “Restrictions”) lapse. The amount recognized will be equal to the difference between the fair market value of the shares at the restrictions lapse and the original purchase price paid for the shares, if any. The ordinary income recognized by a participant with respect to restricted shares awarded under the Amended LTIP will be subject to applicable tax withholding by the Company. Any dividends payable with respect to common shares subject to the Restrictions will be treated as additional compensation income and not as dividend income. A participant may elect, pursuant to Section 83(b) of the Code, to recognize as ordinary income the fair market value of the restricted shares upon grant, notwithstanding that the
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restricted shares would otherwise not be includable in gross income at that time. If the election is made within 30 days of the date of grant, then the participant would include in gross income an amount equal to the difference between the fair market value of the restricted shares on the date of grant and the purchase price paid for the restricted shares, if any. Any change in the value of the shares after the date of grant will be taxed as a capital gain or capital loss only if and when the participant disposes of the shares and any dividends paid on such shares after the election will be treated as dividend income. If the Section 83(b) election is made, the participant’s capital gains holding period begins on the date of grant.
This Section 83(b) election is irrevocable. If a Section 83(b) election is made and a participant then forfeits the restricted shares, the participant may not deduct as a loss the amount previously included in gross income.
A participant’s tax basis in restricted shares received pursuant to the Amended LTIP will be equal to the sum of the amount (if any) the participant paid for the common shares and the amount of ordinary income recognized by the participant as a result of making a Section 83(b) election or upon the lapse of the Restrictions. Unless a Section 83(b) election is made, the participant’s holding period for the shares for purposes of determining gain or loss on a subsequent sale will begin on the date the Restrictions on the shares lapse.
In general, we will be entitled to a deduction at the same time, and in an amount equal to, the ordinary income recognized by a participant with respect to restricted shares awarded pursuant to the Amended LTIP.
If, subsequent to the lapse of the Restrictions on the shares, a participant sells the shares, the difference, if any, between the amount realized from the sale and the tax basis of the shares to the participant will be taxed as a capital gain or capital loss.
Share Appreciation Rights / Performance Shares / Restricted Share Units. A participant generally will not recognize taxable income upon the grant of share appreciation rights, performance shares or restricted share units. Instead, the participant will recognize as ordinary income, and we will have a corresponding deduction, any cash delivered and the fair market value of any common shares delivered in payment of an amount due under the share appreciation right, performance share or restricted share unit. The ordinary income the participant recognizes will be subject to applicable tax withholding by us.
Upon selling any shares received by a participant in payment of an amount due under a share appreciation right, performance share or restricted share unit, the participant generally will recognize a capital gain or loss in an amount equal to the difference between the sale price of the common shares and the participant’s tax basis in the common shares (i.e., the ordinary income recognized by the participant upon settlement of the award).
Other Share-Based and Cash-Based Awards. The tax consequences associated with any other share-based or cash-based award granted under the Amended LTIP will vary depending on the specific terms of the award, including whether the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award, the applicable holding period and the participant’s tax basis.
Section 409A of the Code. Pursuant to Section 409A of the Code, significant restrictions have been imposed on the ability to defer the taxation of compensation, including, without limitation, the deferral of income pursuant to some of the arrangements described herein. Violation of Section 409A of the Code triggers immediate inclusion in income and application of additional taxes and potential interest.
Section 280G of the Code and Section 4999 of the Code. Under Section 280G of the Code and Section 4999 of the Code, we are prohibited from deducting any “excess parachute payment” and the individual must pay a 20% excise tax on any “excess parachute payment.” An individual’s “parachute payments” which exceed his or her average annual compensation will generally be treated as “excess parachute payments” if the present value of such payments equals or exceeds three times the individual’s average annual compensation. A payment generally may be considered a “parachute payment” if it is contingent on a change in control of the Company.
Non-United States Taxpayers. If a participant is subject to the tax laws of any country other than the United States, the participant should consult the participant’s own tax and legal advisors to determine the tax and legal consequences of any award received under the Amended LTIP.
The foregoing statements are only a summary of certain U.S. federal income tax consequences of the Amended LTIP and is based on our understanding of present U.S. federal tax laws and regulations.
New Plan Benefits
We are not proposing any change to the types of benefits any individual may receive under the Amended LTIP. The benefits or amounts that participants may receive in the future under the Amended LTIP would continue to be subject to the discretion of the LTIP Committee or our Board and, accordingly, are not determinable.
No awards made under the 2014 LTIP prior to the date of the annual general meeting were granted subject to shareholder approval of the 2025 LTIP Amendment. The following table sets forth the RSUs granted under the 2014 LTIP to the specific individuals and groups set forth below during 2024 (including for parties that are no longer employed by us and whose equity awards were forfeited). The number of RSUs includes PRSUs at the target level of performance.
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NAME AND POSITION	NUMBER OF RSUs
Frank N. D’Orazio, Chief Executive Officer	98,634(1)
Sarah C. Doran Chief Financial Officer	58,366(1)
Richard J. Schmitzer Former President and Chief Executive Officer, Excess and Surplus Lines segment	68,362(1)(2)
William K. Bowman Former President and Chief Executive Officer, Specialty Admitted Insurance segment	30,612(1)(2)
Michael J. Hoffmann Group Chief Underwriting Officer	45,102(1)
All executive officers, as a group	366,988(3)
All directors who are not executive officers, as a group	—(4)
All employees who are not executive officers, as a group	134,358(5)

(1)
For Mr. D’Orazio, Ms. Doran, Messrs. Schmitzer, Bowman and Hoffmann, the number of RSUs includes 49,317, 29,183, 34,181, 15,306 and 22,551 PRSUs at target performance level, respectively.

(2)
Mr. Schmitzer ceased being President of the Company’s Excess and Surplus Lines segment on May 5, 2025 and Chief Executive Officer of the Company’s Excess and Surplus Lines segment on July 31, 2025. Mr. Bowman ceased being President and Chief Executive Officer of the Company’s Specialty Admitted Insurance segment on September 1, 2025.

(3)
The amount includes 183,494 PRSUs at target performance level.

(4)
Directors are not eligible for awards under the 2014 LTIP.

(5)
Includes 67,179 PRSUs at target performance level.

For additional information regarding the grant of service based RSUs and performance RSU awards, as well as information regarding outstanding equity awards held by our named executive officers, see the Compensation Discussion and Analysis and Outstanding Equity Awards at Fiscal Year-End table, respectively.
Interest of Executive Officers in Proposal
Our executive officers have an interest in this proposal by virtue of their eligibility for awards under the Amended LTIP. Non-employee directors are not eligible for awards under the Amended LTIP. The closing price of our common shares on September 3, 2025 was $5.58.
Required Vote and Recommendation
The approval of the 2025 LTIP Amendment requires the affirmative vote of a majority of the votes cast on the matter.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE JAMES RIVER GROUP HOLDINGS, LTD. 2014 LONG-TERM INCENTIVE PLAN.
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PROPOSAL 5
TO APPROVE AN AMENDMENT TO THE JAMES RIVER GROUP HOLDINGS, LTD. 2014 NON-EMPLOYEE DIRECTOR INCENTIVE PLAN TO INCREASE THE NUMBER OF COMMON SHARES AUTHORIZED FOR ISSUANCE THEREUNDER
We are asking our shareholders to approve an amendment to the Non-Employee Director Incentive Plan (the “Non-Employee Director Plan”) to increase the number of common shares authorized for issuance by 225,000 shares. Each of the Compensation and Human Capital Committee and the Board approved the amendment to the Non-Employee Director Plan on July 24, 2025, subject to the approval of our shareholders. For the reasons stated below, the Board believes this amendment is in our best interests as well as the best interests of our shareholders and recommends that our shareholders approve this proposal.
The Non-Employee Director Plan is intended to enable us to attract and retain individuals who may perform services for the Company as non-employee directors, to compensate them for their contributions to the long-term growth and profits of the Company and to encourage them to acquire a proprietary interest in our success.
The Non-Employee Director Plan was initially adopted by the Board and our shareholders on November 18, 2014, and became effective immediately prior to the consummation of our IPO. In 2019, our Board adopted an amendment to the Non-Employee Director Plan, which became effective upon receipt of shareholder approval on April 30, 2019, and increased the number of common shares authorized for issuance by 100,000 shares. In 2024, our Board adopted a second amendment to the Non-Employee Director Plan, which became effective upon receipt of shareholder approval on October 24, 2024, and increased the number of common shares authorized for issuance by 100,000 shares and extended the duration of the Non-Employee Director Plan to 2034.
Information Regarding Share Usage and Dilution
The following table sets forth the number of common shares available for future awards under the Non-Employee Director Plan as of June 30, 2025:
	AVAILABLE FOR FUTURE AWARDS	ADDITIONAL SHARES REQUESTED IN THIS PROPOSAL	TOTAL AVAILABLE FOR FUTURE AWARDS IF THIS PROPOSAL IS APPROVED
Non-Employee Director Plan	50,410	225,000	275,410
The following table sets forth information concerning outstanding awards under the Company’s Non-Employee Director Plan and the 2014 LTIP as of June 30, 2025:
	NON-EMPLOYEE DIRECTOR PLAN	2014 LTIP	TOTAL
Shares underlying outstanding share options and SARs	—	—	—
Shares underlying outstanding restricted share units(1)	81,517	1,669,257(2)	1,750,774(3)
Total shares underlying outstanding awards as a percentage of shares outstanding	0.2%	3.6%	3.8%

(1)
The Company has no restricted share awards outstanding. All outstanding full-value awards under the Non-Employee Director Plan are service-based restricted share units and the outstanding full-value awards under the 2014 LTIP are service or performance based restricted share units.

(2)
The shares underlying outstanding performance-based restricted share units granted under the 2014 LTIP reflect target bonus payouts.

(3)
This number represents the total number of shares subject to grants under all equity plans.

2025 Proxy Statement61

Summary of the Non-Employee Director Plan
The following is a summary of the Non-Employee Director Plan, as proposed to be amended. The summary description does not purport to be a complete description of the Non-Employee Director Plan, and is qualified by reference to the full text of the Non-Employee Director Plan, as proposed to be amended, which is attached as Appendix B to this proxy statement (with the proposed amendment to the Non-Employee Director Plan underlined). Shareholders are encouraged to review the Non-Employee Director Plan, as proposed to be amended, carefully.
AUTHORIZED SHARES
The number of common shares currently authorized for issuance under the Non-Employee Director Plan is 250,000. If the proposed amendment is approved, 475,000 common shares will be authorized for issuance. The following will remain available for issuance as awards under the Non-Employee Director Plan and will not be applied to the above share limit: (1) dividends or dividend equivalents paid in cash in connection with outstanding awards, (2) any shares subject to an award under the Non-Employee Director Plan which award is forfeited, cancelled, terminated, expires or lapses for any reason and (3) shares and any awards that are granted through the settlement, assumption, or substitution of outstanding awards previously granted, or through obligations to grant future awards, as a result of a merger, amalgamation, consolidation, or acquisition of the employing company with or by the Company. If an award is to be settled in cash, the number of shares on which the award is based will not count toward the above share limits.
No eligible director may be granted (1) options to purchase shares and share appreciation rights with respect to more than 45,000 shares in the aggregate, (2) any other awards with respect to more than 45,000 shares in the aggregate (or, in the event such award denominated or expressed in terms of number of shares or units is paid in cash, the equivalent cash value thereof), or (3) any cash bonus award not denominated or expressed in terms of number of shares or units with a value that exceeds $5,000,000 in the aggregate, in each case, in any fiscal year of the Company, such share limits being subject to adjustment under the terms of the plan.
ELIGIBILITY AND ADMINISTRATION
Only directors that are not employees of the Company or any of its subsidiaries will be eligible to participate in the Non-Employee Director Plan. The Compensation and Human Capital Committee or such other committee as may be appointed by our Board (the “Non-Employee Director Plan Committee”) will administer the Non-Employee Director Plan. Subject to the terms of the Non-Employee Director Plan, Nasdaq rules and applicable laws, the Non-Employee Director Plan Committee may select the participants who will receive awards, the types of awards they will receive and their terms and conditions, and will have the authority to make all other determinations necessary or advisable for the administration of the Non-Employee Director Plan. Awards under the Non-Employee Director Plan will be made by the Board following the recommendation of the Non-Employee Director Plan Committee. Notwithstanding the foregoing and the description below, our Board, upon recommendation of the Compensation and Human Capital Committee or otherwise, may take all action that the Non-Employee Director Plan Committee is permitted to take under the plan. In this regard, pursuant to the Compensation and Human Capital Committee’s charter, the Board will, upon the recommendation of the Compensation and Human Capital Committee, determine the amounts and terms of non-employee director equity awards under the Non-Employee Director Plan.
AWARDS
General. The Non-Employee Director Plan permits awards of non-qualified share options, share appreciation rights, restricted shares, performance shares, restricted share units and other awards. However, since the plan’s inception, we have only awarded restricted share units under the plan.
Options. Non-qualified share options may be granted for such number of shares as the Non-Employee Director Plan Committee determines. The Non-Employee Director Plan Committee will be authorized to set the terms of an option. The purchase price of the option will be set forth in the award but may not be less than 100% of the fair market value of a share on the grant date. The maximum term of an option granted to an individual in the United States under the Non-Employee Director Plan will be ten years.
Share Appreciation Rights. Share appreciation rights will entitle the participant, subject to the terms and conditions of the award, to all or a portion of the excess of the fair market value of a specified number of shares on the exercise date over a specified price, which will not be less than 100% of the fair market value of a share on the grant date. Each share appreciation rights award may be exercisable in whole or in part according to the terms and conditions set forth in the award. The maximum term of a share appreciation rights award granted to an individual in the United States under the Non-Employee Director Plan will be ten years. Except as otherwise provided in the award, upon exercise of a share appreciation rights award in whole or in part, the participant will receive cash, shares or a combination of cash and shares (as determined by the Non-Employee Director Plan Committee if not otherwise specified in the award) as promptly as practicable after exercise.
Performance Shares. Performance shares will entitle the participant to future payments based upon the achievement of performance targets established in writing by the Non-Employee Director Plan Committee. The award may establish that a portion of the maximum amount of an award will be paid for performance that exceeds the minimum target but falls below the maximum target and shall provide for the timing of payment. The Non-Employee Director Plan Committee will determine whether payment shall be made in cash, shares or a combination of cash and shares.
Restricted Shares and Restricted Share Units. Restricted shares may be granted in the form of shares registered in the name of the participant but held by the Company until the restrictions have lapsed. Restricted share units are units representing a value equal to the same number of shares.
62James River Group Holdings, Ltd.

Subject to conditions and restrictions as the Non-Employee Director Plan Committee may establish in the award, during any period that an award of restricted shares or restricted share units will be restricted, (1) recipients of restricted share awards may exercise full voting rights with respect to such shares and will be entitled to all dividends and other distributions paid with respect to such shares while they are so restricted and (2) recipients of restricted share unit awards will have no dividend rights with respect to the shares subject to such restricted share units, other than as the Non-Employee Director Plan Committee so provides, and will have no voting rights. Any dividends on restricted shares may be paid currently or may be credited to a recipient’s account and may be subject to such restrictions and conditions as the Non-Employee Director Plan Committee may establish.
Other Forms of Awards. The Non-Employee Director Plan Committee may from time to time grant other awards under the Non-Employee Director Plan, including, without limitation, cash bonus awards, securities convertible into common shares and phantom securities. The terms and conditions of such awards will be determined by the Non-Employee Director Plan Committee, acting within its discretion under the Non-Employee Director Plan.
Performance-Based Awards. Awards under the Non-Employee Director Plan may be made subject to the achievement of performance goals, which shall be established by the Non-Employee Director Plan Committee.
AWARD AGREEMENTS
Awards under the Non-Employee Director Plan will be evidenced by award agreements that provide additional terms, conditions, restrictions or limitations regarding each award, as determined by the Non-Employee Director Plan Committee in its sole discretion.
TRANSFERABILITY
Generally, any awards made under the Non-Employee Director Plan may not be sold, assigned, transferred or exchanged, except as otherwise permitted by the Non-Employee Director Plan Committee. Additionally, an option or share appreciation right may only be exercised by the participant during his or her lifetime, except as otherwise permitted by the Non-Employee Director Plan Committee.
CAPITAL CHANGE ADJUSTMENTS
In the event of a dissolution or liquidation of the Company, a sale of all or substantially all of its assets or a merger, amalgamation, or consolidation of the Company with or into any other corporation (regardless of whether the Company is the surviving corporation), divestiture, distribution of assets to shareholders (other than ordinary cash dividends), reorganization, recapitalization, reclassification, dividend, share split, reverse share split, share combination or exchange or consolidation, rights offering, spin-off, and other similar types of capital changes that affect the Company’s common shares, appropriate adjustments to the awards under the Non-Employee Director Plan will be made by the Non-Employee Director Plan Committee.
CHANGE IN CONTROL
Unless otherwise provided in an award agreement, in the event of a “change in control” (as defined below), a director whose service with the Company is terminated without “cause” within 12 months of the change in control transaction will have (1) all options or share appreciation rights held by such person become immediately exercisable if not then fully exercisable, (2) the period of restriction on all restricted shares, restricted share units and any other award expire and such awards vest immediately and (3) any other vesting criteria or performance goals deemed achieved at 100% target levels, in each case as of the date of termination of the director’s service with the Company. Additionally, in the event of a change in control, the Non-Employee Director Plan Committee may, to the extent the Non-Employee Director Plan Committee determines it is permitted under Section 409A of the Code, cancel any outstanding award and pay to the holders thereof the value of the award, in cash or common shares, based upon the price per common share to be received by other shareholders of the Company, or provide for the assumption of or issuance of substitute awards.
A “change in control” is generally defined as (1) the purchase or other acquisition by any person or entity of beneficial ownership of 50% or more of either the then outstanding common shares of the Company or the then outstanding voting securities of the Company entitled to vote generally in the election of directors, (2) the consummation of a merger or consolidation or other transformative transaction involving the Company such that persons who were the shareholders of the Company immediately prior to such change in control transaction do not immediately thereafter own 50% of the outstanding common shares or voting securities or (3) a liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company.
FORFEITURE AND CLAWBACK
The Non-Employee Director Plan Committee may specify in an award agreement applicable to an award under the Non-Employee Director Plan that the recipient’s rights, payments and benefits with respect to an award will be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to applicable vesting conditions of an award. Additionally, any award granted under the Non-Employee Director Plan which is subject to recovery under any law, government regulation, stock exchange listing requirement, or Company policy, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement, or any Company policy.
2025 Proxy Statement63

AMENDMENT, MODIFICATION AND TERMINATION
Subject to the terms of the Non-Employee Director Plan, our Board may at any time amend, modify or suspend the Non-Employee Director Plan, and the Non-Employee Director Plan Committee may at any time alter or amend any or all awards under the Non-Employee Director Plan to the extent permitted by law. Any alterations or amendments may be made unilaterally by the Non-Employee Director Plan Committee, subject to the provisions of the Non-Employee Director Plan, unless such amendments are deemed by the Non-Employee Director Plan Committee to be materially adverse to the participants and are not required as a matter of law. Amendments will be subject to approval of the shareholders of the Company only as required by law, or if the amendment increases the total number of shares available under the Non-Employee Director Plan, except as adjusted for specified changes in capitalization. Unless sooner terminated, the Non-Employee Director Plan will automatically terminate on the expiration of its term then in effect. No awards shall be granted pursuant to the Non-Employee Director Plan after such termination or expiration, but outstanding awards may extend beyond that date.
Federal Income Tax Consequences
The following is a summary of the principal U.S. federal income tax consequences that generally will arise with respect to awards granted under the Non-Employee Director Plan and with respect to the sale of common shares acquired under the plan. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. This summary is based upon current provisions of the Code, and regulations promulgated thereunder, and is therefore subject to change.
Non-Qualified Share Options. If a participant receives a non-qualified share option, the participant will not recognize income at the time of the grant of the share option; however, the participant will recognize ordinary income upon the exercise of the non-qualified share option. The amount of ordinary income the participant recognizes equals the difference between (a) the fair market value of the shares on the date of exercise and (b) the amount paid for the shares. We will be entitled to a deduction in the same amount. The ordinary income the participant recognizes will be subject to any applicable tax withholding by the Company. When the participant sells these shares, any difference between the sales price and the basis (i.e., the amount paid for the shares plus the ordinary income recognized by the participant) will be treated as a capital gain or loss.
Restricted Shares. Unless a timely Section 83(b) election is made, a participant generally will not recognize taxable income upon the grant of restricted shares because the restricted shares generally will be nontransferable and subject to a substantial risk of forfeiture. A participant will recognize ordinary income when the restrictions that impose a substantial risk of forfeiture of the shares or the transfer restrictions (collectively, the “Restrictions”) lapse. The amount recognized will be equal to the difference between the fair market value of the shares at this time and the original purchase price paid for the shares, if any. The ordinary income recognized by a participant with respect to restricted shares awarded under the plan will be subject to any applicable tax withholding by the Company. If a timely Section 83(b) election has not been made, any dividends received with respect to common shares subject to the Restrictions will be treated as additional compensation income and not as dividend income. A participant may elect, pursuant to Section 83(b) of the Code, to recognize as ordinary income the fair market value of the restricted shares upon grant, notwithstanding that the restricted shares would otherwise not be includable in gross income at that time. If the election is made within 30 days of the date of grant, then the participant would include in gross income an amount equal to the difference between the fair market value of the restricted shares on the date of grant and the purchase price paid for the restricted shares, if any. Any change in the value of the shares after the date of grant will be taxed as a capital gain or capital loss only if and when the participant disposes of the shares and any dividends paid on such shares after the election will be treated as dividend income. If the Section 83(b) election is made, the participant’s capital gains holding period begins on the date of grant.
This Section 83(b) election is irrevocable. If a Section 83(b) election is made and a participant then forfeits the restricted shares, the participant may not deduct as a loss the amount previously included in gross income.
A participant’s tax basis in restricted shares received pursuant to the plan will be equal to the sum of the amount (if any) the participant paid for the common shares and the amount of ordinary income recognized by the participant as a result of making a Section 83(b) election or upon the lapse of the Restrictions. Unless a Section 83(b) election is made, the participant’s holding period for the shares for purposes of determining gain or loss on a subsequent sale will begin on the date the Restrictions on the shares lapse.
In general, we will be entitled to a deduction at the same time, and in an amount equal to, the ordinary income recognized by a participant with respect to restricted shares awarded pursuant to the plan.
If, subsequent to the lapse of the Restrictions on the shares, a participant sells the shares, the difference, if any, between the amount realized from the sale and the tax basis of the shares to the participant will be taxed as a capital gain or capital loss.
Share Appreciation Rights / Performance Shares / Restricted Share Units. A participant generally will not recognize taxable income upon the grant of share appreciation rights, performance shares or restricted share units. Instead, the participant will recognize as ordinary income, and we will have a corresponding deduction, any cash delivered and the fair market value of any common shares delivered in payment of an amount due under the share appreciation right, performance share or restricted share unit. The ordinary income the participant recognizes will be subject to any applicable tax withholding by us.
64James River Group Holdings, Ltd.

Upon selling any shares received by a participant in payment of an amount due under a share appreciation right, performance share or restricted share unit, the participant generally will recognize a capital gain or loss in an amount equal to the difference between the sale price of the common shares and the participant’s tax basis in the common shares (i.e., the ordinary income recognized by the participant upon settlement of the award).
Other Share-Based and Cash-Based Awards. The tax consequences associated with any other share-based or cash-based award granted under the plan will vary depending on the specific terms of the award, including whether the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award, the applicable holding period and the participant’s tax basis.
Section 409A of the Code. Pursuant to Section 409A of the Code, significant restrictions have been imposed on the ability to defer the taxation of compensation, including, without limitation, the deferral of income pursuant to some of the arrangements described herein. Violation of Section 409A of the Code triggers immediate inclusion in income and application of income and additional taxes.
Section 280G of the Code and Section 4999 of the Code. Under Section 280G of the Code and Section 4999 of the Code, we are prohibited from deducting any “excess parachute payment” and the individual must pay a 20% excise tax on any “excess parachute payment.” An individual’s “parachute payments” which exceed his or her average annual compensation will generally be treated as “excess parachute payments” if the present value of such payments equals or exceeds three times the individual’s average annual compensation during the “base period” prior to a “change in ownership or control” of the Company. A payment generally may be considered a “parachute payment” if it is contingent on a “change in ownership or control” of the Company.
Non-United States Taxpayers. If a participant is subject to the tax laws of any country other than the United States, the participant should consult the participant’s own tax and legal advisors to determine the tax and legal consequences of any award received under the plan.
The foregoing statements are only a summary of certain U.S. federal income tax consequences of the Non-Employee Director Plan and is based on our understanding of present U.S. federal tax laws and regulations.
New Plan Benefits
We are not proposing any change to the types of benefits that any non-employee director may receive under the Non-Employee Director Plan. No awards made under the Non-Employee Director Plan prior to the date of the annual general meeting were granted subject to shareholder approval of the amendment to the plan.
Under our existing plan, non-employee directors (with the exception of our Chairperson, a director recommended for nomination as a director by the holder of our Series A Preferred Shares, and a director that joins the Board after the date that RSUs awards are granted in a given year) are awarded an annual RSU award with a fair market value on the date of grant of   $50,000, and our Chairperson receives an RSU award with a fair market value of   $100,000 on the date of grant, and the director recommended for nomination by the holder of our Series A Preferred Shares does not receive any compensation for service as a director. Any non-employee director joining the Board after the date that RSU awards are granted to non-employee directors in the ordinary course will receive a pro-rated RSU award. In the future, our Compensation and Human Capital Committee may recommend, and the Board may approve, alteration of the type of equity award or fair market value of the awards made to our non-employee directors under the Non-Employee Director Plan. Accordingly, the benefits or amounts that non-employee directors will receive in the future under the Non-Employee Director Plan are not determinable.
During 2024, our non-employee directors received the following RSU awards: each of Mr. Brown, Ms. Gould, Mr. Langwell, Mr. Migliorato, and Ms. Roberts received 5,102 RSUs, Ms. LaSala, as a new non-employee director, received 4,460 RSUs, and Mr. Sherman, the Non-Executive Chairperson of the Board in 2024, received 10,204 RSUs. Mr. Botein, as the director recommended for nomination by the holder of our Series A Preferred Shares, does not receive any compensation for his service as a director. The closing price of our common shares on September 3, 2025 was $5.58.
Interest of Directors in Proposal
Each of our non-employee directors, other than the director recommended by the holder of our Series A Preferred Shares, has an interest in this proposal by virtue of his or her eligibility for awards under the Non-Employee Director Plan. Our executive officers, including Mr. D’Orazio, our Chief Executive Officer, and employees are not eligible for awards under the Non-Employee Director Plan.
Required Vote and Recommendation
The approval of the amendment to the Non-Employee Director Plan requires the affirmative vote of a majority of the votes cast on the matter.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE JAMES RIVER GROUP HOLDINGS, LTD. 2014 NON-EMPLOYEE DIRECTOR INCENTIVE PLAN.
2025 Proxy Statement65

OTHER MATTERS
The Domestication
As previously announced, we intend to change our jurisdiction of incorporation from Bermuda to Delaware, and we refer to this change as the “Domestication”. The Domestication does not require shareholder approval. On the effective date of the Domestication, expected to be on or around November 7, 2025, our common shares issued and outstanding immediately prior to the effective time of the Domestication will automatically convert by operation of law into an equivalent number of shares of common stock of James River Group Holdings, Inc., a Delaware corporation. For more information about the Domestication, please see our prospectus filed with the SEC on August 19, 2025, which is available on the SEC’s website at www.sec.gov.
Other Business at the Annual Meeting
The Board of Directors does not intend to present any other matter for action at the Annual Meeting. The Board has not been informed that any other person intends to present any other item for action at the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy intend to vote the proxies in accordance with their best judgment.
Our financial statements for the year ended December 31, 2024 and the independent auditors report thereon will be formally presented at the Annual Meeting, but no shareholder action is required thereon.
Shareholder Proposals and Director Nominations for the 2026 Annual General Meeting of Shareholders
Any shareholder of the Company desiring to include a proposal pursuant to Rule 14a-8 under the Exchange Act in our 2026 proxy statement for action at the 2026 annual general meeting of shareholders must deliver the proposal no later than May 20, 2026, unless the date of the 2026 annual meeting of shareholders is more than 30 days before or after October 23, 2026 (the one year anniversary of the Annual Meeting), in which case the proposal must be received a reasonable time before we begin to print and send our proxy materials. The proposals must comply with all of the requirements of SEC Rule 14a-8. Proposals should be addressed to: Secretary at James River Group Holdings, Ltd., c/o Conyers Corporate Services (Bermuda) Limited, P.O. Box HM 666, Hamilton HM CX, Bermuda, with a copy to our subsidiary James River Group, Inc. at 1414 Raleigh Road, Suite 405, Chapel Hill, North Carolina 27517. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion in the proxy statement.
The Company’s Bye-laws establish an advance notice procedure for shareholders to make nominations of candidates for election as directors or to bring other business before an annual general meeting of shareholders. The Bye-laws provide that any shareholder wishing to nominate persons for election as directors at, or bring other business before, an annual general meeting of shareholders must deliver to the Company’s secretary a written notice of the shareholder’s intention to do so, which notice must include the information required by the Bye-laws. To be timely, the shareholder’s notice must be delivered to or mailed and received by the Secretary at the registered office of the Company not less than 90 days nor more than 120 days prior to October 23, 2026 (the first anniversary of the preceding year’s annual general meeting of shareholders); provided that if the date of the annual general meeting of shareholders is advanced or delayed more than 25 days prior to such anniversary date then to be timely such notice must be received by the Secretary no earlier than 120 days prior to such annual general meeting of shareholders and no later than the later of 70 days prior to the date of the 2026 annual general meeting of shareholders or the close of business on the 10th day following the earlier of the date on which notice of the general meeting was posted to shareholders or the date on which public announcement of the date of the general meeting was first made by the Company. In addition to satisfying the foregoing requirements under the Bye-laws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Board of Director’s nominees must provide a notice that sets forth the information required by Rule 14a-19 promulgated under the Exchange Act, which must be received no later than 90 days prior to October 23, 2026; provided, that if we change the date of the 2026 annual general meeting of shareholders by more than 30 days from October 23, 2026 (the anniversary date of the Annual Meeting), a shareholder’s prior written notice must be received by the Company by the later of 70 days prior to the date of the 2026 annual general meeting of shareholders or the close of business on the 10th day following the earlier of the date on which notice of the general meeting was posted to shareholders or the date on which public announcement of the date of the general meeting was first made by the Company. In no event shall the public announcement of an adjournment or postponement of an annual general meeting of shareholders commence a new time period (or extend any time period) for the giving of a shareholder’s notice.
66James River Group Holdings, Ltd.

Shareholders Sharing the Same Address
The SEC has adopted rules that permit companies and intermediaries (such as brokerage firms, banks, and other nominees) to implement a delivery procedure called “householding.” Under this procedure, multiple shareholders who reside at the same address may receive a single copy of our proxy materials and annual reports unless an affected shareholder has provided contrary instructions. This procedure reduces printing costs and postage fees.
If you are a beneficial owner of our common shares or Series A Preferred Shares and you share an address with other beneficial owners, then your brokerage firm, bank, or other nominee may have delivered a single copy of this proxy statement and of our Annual Report for all beneficial owners sharing your address. To make a written or oral request for an individual copy of this proxy statement and of such Annual Report, please contact us at James River Group Holdings, Ltd., c/o Conyers Corporate Services (Bermuda) Limited, P.O. Box 666, Hamilton HM CX, Bermuda, or call us at (441) 295-1422. We will promptly deliver them to you.
2025 Proxy Statement67

FREQUENTLY ASKED QUESTIONS
Where and when will the meeting take place?
The Annual Meeting will be held at 8:00 a.m. local time on Thursday, October 23, 2025, at Rosewood Bermuda located at 60 Tucker’s Point Drive, Hamilton Parish, HS 02 Bermuda.
What proposals are to be presented at the Annual Meeting and what are the Board of Directors recommendations?
As described in further detail in this proxy statement, the purpose of the Annual Meeting is to consider and vote upon the following proposals. The Board of Directors’ recommendation on each of the proposals is indicated below.
PROPOSAL	BOARD RECOMMENDATION
Proposal 1 The election of eight directors for a one-year term to hold office until the 2026 annual general meeting of shareholders;	FOR each nominee

Proposal 2
Re-appointment of Ernst & Young LLP, an independent registered public accounting firm, as our independent auditor to serve until the 2026 annual general meeting of shareholders and authorization of our Board of Directors, acting by the Audit Committee, to determine the independent auditor’s remuneration;

FOR
Proposal 3 To approve, on a non-binding, advisory basis, the 2024 compensation of our named executive officers;	FOR
Proposal 4 To vote on a proposal to amend the James River Group Holdings, Ltd. 2014 Long-Term Incentive Plan; and	FOR
Proposal 5 To vote on a proposal to amend the James River Group Holdings, Ltd. 2014 Non-Employee Director Incentive Plan.	FOR
As of the date of the Notice of Annual General Meeting, we know of no other matters to be presented at the Annual Meeting.
We are providing these proxy materials in connection with the solicitation by our Board of Directors of matters to be voted on at the Annual Meeting and any adjournments or postponements thereof.
Pursuant to the Investment Agreement, the holder of the Series A Preferred Shares has agreed to vote its shares on an as-converted basis in favor of Proposal 1, Proposal 2, Proposal 3, Proposal 4 and Proposal 5.
Who is entitled to vote at the Annual Meeting?
Our Board of Directors has set September 3, 2025 as the record date for the Annual Meeting. All shareholders who owned common shares or Series A Preferred Shares at the close of business on September 3, 2025 may vote at the Annual Meeting, either in person or by proxy. As of the record date, there were 45,922,507 common shares outstanding and 112,500 Series A Preferred Shares outstanding. The current holder of all of the Series A Preferred Shares is GPC Thames.
68James River Group Holdings, Ltd.

Holders of the Series A Preferred Shares are entitled to vote with the holders of our common shares on an as-converted basis as determined in accordance with the Certificate of Designations setting forth the terms of the Series A Preferred Shares. However, so long as GPC Thames and its permitted transferees hold the Series A Preferred Shares, they will not be permitted to vote in excess of 9.9% of the aggregate voting power of our then-outstanding common shares on an as-converted basis or of our outstanding voting securities, irrespective of the cumulative voting power that they would otherwise have based upon their ownership of Series A Preferred Shares, any common shares received on conversion of Series A Preferred Shares or as dividends with respect to Series A Preferred Shares. As of the record date, the number of common shares beneficially owned by the Holder of Series A Preferred Shares is 19,381,009, 13,521,634 of which represents common shares issuable upon conversion of Series A Preferred Shares. However, giving effect to the limit on the voting of 9.9% of the aggregate voting power of our outstanding common shares on an as converted basis, the aggregate voting power of the Holder of the Series A Preferred Shares is equivalent to 4,402,053 common shares.
How many votes do I have?
Common shareholders have one vote for each common share that they owned at the close of business on the record date, provided that on the record date those shares were either held directly in your name as the shareholder of record or were held for you as the beneficial owner through a broker, bank or other intermediary. The voting power of the Series A Preferred Shares is equivalent to the votes that may be cast by 4,402,053 common shares. There is no cumulative voting.
What is the difference between holding shares as a shareholder of record and as a beneficial owner?
The majority of our shareholders hold their shares through a broker, bank or other intermediary rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.
Shareholder of Record. If your shares are registered directly in your name with our transfer agent, Broadridge Corporate Issuer Solutions, Inc., you are considered to be the shareholder of record with respect to those shares, and these proxy materials are being sent directly to you by us. As a shareholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting. We have enclosed a proxy card for you to use.
Beneficial Owner. If your shares are held in a stock brokerage account or by a bank or other intermediary, you are considered to be the beneficial owner of shares held in “street name,” and this proxy statement and the accompanying materials are being forwarded to you by your broker, bank or other intermediary, which is considered to be the shareholder of record with respect to those shares. As a beneficial owner, you have the right to direct your broker, bank or other intermediary on how to vote and are also invited to attend the Annual Meeting. Your broker, bank or other intermediary has enclosed a voting instruction card for you to use in directing the broker, bank or other intermediary regarding how to vote your shares. However, since you are not the shareholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a proxy, executed in your favor, from the holder of record of such shares.
What if I do not vote for some of the items listed on my proxy card or voting instruction card?
If you are a record holder and return your signed proxy card in the enclosed envelope but do not mark selections, your shares will be voted in accordance with the recommendations of our Board of Directors. If you indicate a choice with respect to any matter to be acted upon on your proxy card, your shares will be voted in accordance with your instructions.
If you are a beneficial owner and hold your shares in street name through a broker, bank or other intermediary and do not give voting instructions to the broker, bank or intermediary, then such party will determine if it has the discretionary authority to vote on the particular matter. Under applicable rules, brokers, banks and other intermediaries have the discretion to vote on routine matters, but do not have the discretion to vote on non-routine matters. A vote not cast by a broker, bank or other intermediary because it has not been voted by the beneficial owner and because the broker, bank or intermediary does not have discretionary authority to vote on the particular matter is referred to as a “broker non-vote.”
Only Proposal 2 (Re-appointment of Ernst & Young LLP, an independent registered public accounting firm, as our independent auditor to serve until the 2026 annual general meeting of shareholders and authorization of our Board of Directors, acting by the Audit Committee, to determine the independent auditor’s remuneration) is considered a routine matter. All other proposals to be presented at the Annual Meeting are considered “non-routine” and therefore brokers, banks and other intermediaries will not have discretionary authority to vote your shares with respect to the other proposals to be presented at the Annual Meeting. Therefore, it is important that you instruct your broker, bank or other intermediary on how to vote your shares.
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What options are available to me to vote my shares?
Whether you hold shares directly as the shareholder of record or through a bank, broker or other intermediary, your shares may be voted at the Annual Meeting by following any of the voting options available to you below:
You may vote via the Internet. You may submit your proxy or voting instructions over the Internet by following the instructions on the proxy card or voting instruction card.
You may vote via the telephone.
•
If you are a shareholder of record, you can submit your proxy by calling the telephone number specified on the paper copy of the proxy card that you received with the proxy materials. You must have the control number that appears on your proxy card available when submitting your proxy over the telephone.

•
Most shareholders who hold their shares in street name may submit voting instructions by calling the number specified on the paper copy of the voting instruction card provided by their bank, broker or other intermediary. Those shareholders should check the voting instruction card for telephone voting availability.

You may vote by mail. You can submit your proxy or voting instructions by completing and signing the separate proxy card or voting instruction card you received and mailing it in the accompanying prepaid and addressed envelope.
You may vote in person at the Annual Meeting. All shareholders of record may vote in person at the Annual Meeting. Written ballots will be passed out to anyone who wants to vote at the Annual Meeting. However, if you are the beneficial owner of shares held in street name through a bank, broker or other intermediary, you may not vote your shares at the Annual Meeting unless you obtain a “legal proxy” from the bank, broker or intermediary that holds your shares, giving you the right to vote the shares at the Annual Meeting.
Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy or voting instructions in advance to authorize the voting of your shares at the Annual Meeting to ensure that your vote will be counted if you later are unable to attend.
How many votes must be present to hold the Annual Meeting?
The presence of two or more persons present in person representing, in person or by proxy, more than a majority of the aggregate number of all issued and outstanding voting shares (consisting of the aggregate number of outstanding shares and the number of common shares that may be voted by the holder of the Series A Preferred Shares on an as converted basis, after giving effect to the 9.9% voting cap) throughout the meeting is required for the transaction of business at the Annual Meeting. This is called a “quorum.” Your shares will be counted as being present at the Annual Meeting if you are present and vote in person at the Annual Meeting or if a proxy card has been properly submitted by you or on your behalf. Both abstentions and “broker non-votes” will be counted as being present for the purpose of determining the presence of a quorum at the Annual Meeting. If a quorum is not present by attendance at the Annual Meeting or represented by proxy, the meeting will be adjourned to the same date one week later, at the same time and place, or to such other date, time and place as the Secretary may determine. If a new record date is fixed for the adjourned meeting, we will provide notice of the adjourned meeting to each shareholder of record entitled to vote at the meeting.
What is the vote required to pass each proposal to be presented at the Annual Meeting?
Proposal 1 (the election of eight directors), Proposal 2, (the re-appointment of Ernst & Young LLP as our independent auditor), Proposal 3 (approval of the 2024 compensation of our named executive officers), Proposal 4 (amendment of the 2014 Long-Term Incentive Plan) and Proposal 5 (amendment of the 2014 Non-Employee Director Incentive Plan) require the affirmative vote of a majority of votes cast on such proposal (including, for Proposal 1, the election of each director). You may vote “For,” “Against” or “Abstain” on Proposal 1, Proposal 2, Proposal 3, Proposal 4 and Proposal 5.
A majority of votes cast means that the number of votes “for” a proposal must exceed the number of votes “against” such proposal. Votes cast includes only votes cast by shares represented in person or by proxy at the Annual Meeting and entitled to vote on the proposal, and excludes abstentions.
Abstentions and broker non-votes will have no effect on any of the proposals.
What does it mean if I receive more than one set of proxy materials?
Generally, it means that you hold common shares registered in more than one account. To ensure that all of your shares are voted, please vote in the manner described above with respect to each proxy card or voting instruction card accompanying the proxy materials.
70James River Group Holdings, Ltd.

Can I change or revoke my vote after I return my proxy card or voting instruction card?
Yes. Any shareholder of record has the power to change or revoke a previously submitted proxy at any time before it is voted at the Annual Meeting by:
•
submitting to our Secretary, before the voting at the Annual Meeting, a written notice of revocation bearing a later date than the proxy;

•
timely delivery of a valid, later-dated proxy (only the last proxy submitted by a shareholder by Internet, telephone or mail will be counted); or

•
attending the Annual Meeting and voting in person.

Please note that your attendance at the Annual Meeting in person will not cause your previously granted proxy to be revoked unless you specifically so request.
For shares held in street name, you may revoke any previous voting instructions by submitting new voting instructions to the bank, broker or other intermediary holding your shares by the deadline for voting specified in the voting instructions provided by your bank, broker or other intermediary.
Alternatively, if your shares are held in street name and you have obtained a legal proxy from the bank, broker or other intermediary giving you the right to vote the shares at the Annual Meeting, you may revoke any previous voting instructions by attending the Annual Meeting and voting in person.
How can I attend the Annual Meeting?
The Annual Meeting is open to all shareholders holding common shares as of the record date.
Attendance at the Annual Meeting is limited to persons who were shareholders as of the record date and admission will be on a first-come, first-serve basis. Registration and seating will begin at 7:30 a.m., local time, on the date of the Annual Meeting. Each shareholder will be asked to present proof of identification, such as a driver’s license or passport, prior to admission to the Annual Meeting. Beneficial owners of shares held in street name will need to bring proof of share ownership as of the record date, such as a bank or brokerage firm account statement or a letter from the intermediary holding your shares. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.
We encourage all shareholders, even those who plan to attend the Annual Meeting, to vote in advance.
What is a proxy? How do I appoint a proxy and instruct that individual how to vote on my behalf?
A proxy is your legal designation of another person to vote on your behalf the shares that you hold.
You may appoint the proxies recommended by our Board of Directors (Frank N. D’Orazio and Sarah C. Doran; see “What does solicitation of proxies mean?” below) to vote on your behalf, and give those individuals voting instructions by following the directions on the proxy card.
If you are a shareholder of record, you may also appoint another individual to represent you at the Annual Meeting by notifying our Secretary in writing before the Annual Meeting begins. Your appointed proxy must provide valid picture identification to be admitted to the Annual Meeting.
If you are a beneficial owner, please contact the broker that holds your shares if you intend to appoint a proxy that is different from those recommended by our Board of Directors.
What does solicitation of proxies mean?
In a solicitation of proxies, one party (in this case, our Board of Directors) encourages shareholders to appoint one or more particular individuals (in this case Frank N. D’Orazio, our Chief Executive Officer and a member of the Board of Directors, and Sarah C. Doran, our Chief Financial Officer) to vote on their behalf in accordance with their instructions.
We will bear all of the costs relating to the solicitation of proxies, including the expense of printing and mailing proxy materials. In addition to this solicitation of proxies by mail, our directors, officers and other employees may solicit proxies by personal interview, telephone, facsimile or e-mail. They will not be paid any additional compensation for such solicitation. We will request brokers and intermediaries who hold our shares in their names to furnish proxy materials to beneficial owners of the shares. We will reimburse such brokers and intermediaries for their reasonable expenses incurred in forwarding solicitation materials to such beneficial owners.
Beneficial owners will be asked to forward the proxy materials to the broker that holds their shares. That entity will be reimbursed for its reasonable expenses incurred in connection with distributing and collecting proxy materials.
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What else will happen at the Annual Meeting?
At the Annual Meeting, the only item currently on the agenda other than voting on the proposals described in this proxy statement is for our shareholders to receive our financial statements and the report of our independent registered public accounting firm thereon for the year ended December 31, 2024.
How can I access James River Group Holdings, Ltd.’s proxy materials and annual report electronically?
This proxy statement and our 2024 Annual Report are available at https://materials.proxyvote.com/G5005R.
How do I find out the voting results?
Preliminary voting results will be announced at the Annual Meeting, and final voting results will be reported on a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting.
Forward-Looking Statements
This proxy statement contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding the intent, belief or current expectations of the Company, the Board and the Company’s management team. Forward-looking statements may be identified by terms such as believe, expect, seek, may, will, intend, project, anticipate, plan, estimate or similar words. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important information regarding such risks and uncertainties can be found in our filings with the U.S. Securities and Exchange Commission including our most recently filed Annual Report on Form 10-K. These forward-looking statements speak only as of the date of this proxy statement and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.
72James River Group Holdings, Ltd.

Appendix A
JAMES RIVER GROUP HOLDINGS, LTD.
2014 LONG-TERM INCENTIVE PLAN
(Conformed through the proposed 2025 LTIP Amendment, with the currently proposed amendment described in Proposal 4 underlined)
1.
Establishment and Purpose. James River Group Holdings, Ltd. hereby establishes, effective on the date that the initial public offering of the Company’s common shares is consummated and immediately prior thereto, an incentive compensation plan known as the “James River Group Holdings, Ltd. 2014 Long-Term Incentive Plan.” The purposes of the Plan are to (a) enable the Company and its Affiliates to attract and retain individuals who will contribute to the Company’s long range success; (b) motivate key personnel to produce a superior return to the shareholders of the Company and its Affiliates by offering such individuals an opportunity to realize share appreciation, by facilitating share ownership, and by rewarding them for achieving a high level of corporate performance; and (c) promote the success of the Company’s business.

2.
Definitions. The capitalized terms used in this Plan have the meanings set forth below.

(a)
“Affiliate” means any corporation that is a Subsidiary of the Company and, for purposes other than the grant of Incentive Share Options, any limited liability company, partnership, corporation, joint venture, or any other entity in which the Company or any such Subsidiary owns an equity interest.

(b)
“Associate” means any full-time or part-time employee (including an officer or director who is also an employee) of the Company or an Affiliate. Except with respect to grants of Incentive Share Options, “Associate” shall also include any consultant or advisor to the Company or an Affiliate. References in this Plan to “employment” and related terms (except for references to “employee” in this definition of  “Associate” or in Section 7(a)(i)) shall include the providing of services as a consultant or advisor.

(c)
“Award” means a grant made under this Plan in the form of Options, Share Appreciation Rights, Restricted Shares, Restricted Share Units, Performance Shares or any Other Award, whether singly, in combination or in tandem.

(d)
“Award Agreement” means a written agreement, contract, certificate or other instrument or document evidencing the terms and conditions of an Award which may, in the discretion of the Company, be transmitted electronically to any Participant. Each Award Agreement shall be subject to the terms and conditions of the Plan.

(e)
“Board” means the Board of Directors of the Company.

(f)
“Cause” shall mean, except as otherwise provided in an Award Agreement or in a Participant’s employment agreement with the Company, (i) the commission of, or plea of guilty or no contest to, a felony or a crime involving moral turpitude or the commission of any other act involving willful malfeasance or fiduciary breach with respect to the Company or an Affiliate, (ii) conduct that results in or is reasonably likely to result in harm to the reputation or business of the Company or any of its Affiliates, (iii) gross negligence or willful misconduct with respect to the Company or an Affiliate, (iv) the material failure to perform duties, or (v) violation of state or federal securities laws.

(g)
“Change in Control” shall mean, except as otherwise provided in an Award Agreement, any of the following: (i) the purchase or other acquisition (other than from the Company), in a single transaction or series of related transactions, by any person, entity or group of persons, within the meaning of Section 13(d) or 14(d) of the Exchange Act (excluding, for this purpose, the Company or its subsidiaries or any employee benefit plan of the Company or its subsidiaries), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 50% or more of either the then-outstanding Shares or the combined voting power of the Company’s then-outstanding voting securities entitled to vote generally in the election of directors; (ii) consummation of a reorganization, merger, amalgamation or consolidation involving the Company, in each case with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger, amalgamation or consolidation do not, immediately thereafter, own more than 50% of, respectively, the Shares and the combined voting power entitled to vote generally in the election of directors of the reorganized, merged, amalgamated or consolidated corporation’s then-outstanding voting securities; or (iii) a liquidation or dissolution of the Company, or the sale of all or substantially all of the assets of the Company. Notwithstanding anything herein to the contrary, an event described above shall be considered a Change in Control hereunder only if it also constitutes a “change in control event” under Section 409A of the Code, to the extent necessary to avoid the adverse tax consequences thereunder with respect to any payment subject to Section 409A of the Code. A Change in Control shall be deemed to occur on the date on which the event giving rise to the Change in Control occurs, provided, in the case of a Change in Control by reason of a liquidation or dissolution of the Company, such date shall be the date on which the Company shall commence such liquidation or dissolution.

(h)
“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor thereto. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder.

(i)
“Committee” means the committee of directors appointed by the Board to administer this Plan. In the absence of a specific appointment, “Committee” shall mean the Compensation Committee of the Board.

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(j)
“Company” means James River Group Holdings, Ltd., an exempted company registered under the laws of Bermuda, or any successor to all or substantially all of its businesses by merger, amalgamation, consolidation, purchase of assets or otherwise.

(k)
“Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an employee, consultant, or advisor, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an employee, consultant, advisor, or otherwise, or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service; provided further that if any Award is subject to Section 409A of the Code, this sentence shall only be given effect to the extent consistent with Section 409A of the Code. The Committee or its delegate, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal or family leave of absences.

(l)
“Director” means a member of the Board.

(m)
“Disability” means, except as otherwise provided in an Award Agreement, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, provided, however, for purposes of determining the term of an Incentive Share Option, the term Disability shall have the meaning ascribed to it under Section 22(e)(3) of the Code. The determination of whether an individual has a Disability shall be determined under procedures established by the Committee. Except in situations where the Committee is determining Disability for purposes of the term of an Incentive Share Option within the meaning of Section 22(e)(3) of the Code, the Committee may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan maintained by the Company or any Affiliate in which a Participant participates, provided that the definition of disability applied under such disability plan meets the requirements of a Disability in the first sentence hereof.

(n)
“Effective Date” means the date immediately prior to the date that the initial public offering of the Shares is consummated.

(o)
“Exchange Act” means the Securities Exchange Act of 1934, as amended; “Exchange Act Rule 16b-3” means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act or any successor regulation.

(p)
“Fair Market Value” as of any date means, unless otherwise expressly provided in this Plan:

(i)
the closing sales price of a Share on the Nasdaq Stock Market, or if Shares are not quoted on the Nasdaq Stock Market, on the New York Stock Exchange (“NYSE”) or any similar system then in use, or

(ii)
if clause (i) is not applicable, what the Committee determines in good faith to be 100% of the fair market value of a Share on that date, which shall be conclusive and binding on all persons.

In the case of an Incentive Share Option, if such determination of Fair Market Value is not consistent with the then current regulations of the Secretary of the Treasury, Fair Market Value shall be determined in accordance with said regulations. The determination of Fair Market Value shall be subject to adjustment as provided in Section 13(f) hereof.
(q)
“Fundamental Change” means a dissolution or liquidation of the Company, a sale of substantially all of the assets of the Company (in one or a series of transactions), a merger, amalgamation or consolidation of the Company with or into any other corporation or company, regardless of whether the Company is the surviving corporation or company, or a statutory share exchange (or analogous proceedings under applicable Bermuda law) involving capital shares of the Company.

(r)
“Good Reason” means, except as otherwise provided in an Award Agreement or a Participant’s employment agreement with the Company, the occurrence of one or more of the following without the Participant’s express written consent, which circumstances are not remedied by the Company within thirty (30) days after its receipt of a written notice from the Participant describing the applicable circumstances (which notice must be provided by the Participant within ninety (90) days after the Participant’s knowledge of the applicable circumstances): (i) any material, adverse change in the Participant’s duties, responsibilities, authority, title, status or reporting structure; (ii) a material reduction in the Participant’s base salary; or (iii) a geographical relocation of the Participant’s principal office location by more than fifty (50) miles; provided that, in each case, the Participant must actually terminate his or her employment within thirty (30) days following the Company’s thirty (30)-day cure period specified herein.

(s)
“Incentive Share Option” means any Option designated to qualify as an “incentive stock option” and conforms to the applicable provisions of Section 422 of the Code or any successor to such section.

(t)
“Non-Employee Director” means a Director who is a “non-employee director” within the meaning of Exchange Act Rule 16b-3.

(u)
“Non-Qualified Share Option” means an Option other than an Incentive Share Option.

(v)
“Option” means a right to purchase Shares (or, if the Committee so provides in an applicable Award Agreement, Restricted Shares), including both Non-Qualified Share Options and Incentive Share Options.

A-2James River Group Holdings, Ltd.

(w)
“Other Award” means a cash-based Award, an Award of Shares, or an Award based on Shares other than Options, Share Appreciation Rights, Restricted Shares, Restricted Share Units or Performance Shares.

(x)
“Outside Director” means a member of the Board who is an “outside director” within the meaning of Section 162(m) of the Code.

(y)
“Parent” means a “parent corporation,” as that term is defined in Section 424(e) of the Code, or any successor provision.

(z)
“Participant” means an Associate to whom an Award is granted pursuant to the Plan or, if applicable, such other person who validly holds an outstanding Award.

(aa)
“Performance Criteria” means performance goals relating to certain criteria as further described in Section 12 hereof.

(bb)
“Performance Period” means one or more periods of time in duration, as the Committee may select, over which the attainment of one or more performance goals will be measured for the purpose of determining which Awards, if any, are to vest or be earned.

(cc)
“Performance Shares” means a contingent award of a specified number of Shares or Units, with each Performance Share equivalent to one or more Shares or a fractional Share or a Unit expressed in terms of one or more Shares or a fractional Share, as specified in the applicable Award Agreement, a variable percentage of which may vest or be earned depending upon the extent of achievement of specified performance objectives during the applicable Performance Period.

(dd)
“Plan” means this James River Group Holdings, Ltd. 2014 Long-Term Incentive Plan, as amended and in effect from time to time.

(ee)
“Restricted Shares” means Shares granted under Section 10 hereof so long as such Shares remain subject to one or more restrictions.

(ff)
“Restricted Share Units” means Units of Shares granted under Section 10 hereof.

(gg)
“Shares” means the Company’s common shares, $0.0002 par value per share (as such par value may be adjusted from time to time), or any shares or securities issued in respect thereof by the Company or any successor to the Company as a result of an event described in Section 13(f).

(hh)
“Share Appreciation Right” means a right pursuant to an Award granted under Section 8.

(ii)
“Subsidiary” means a “subsidiary corporation,” as that term is defined in Section 424(f) of the Code, or any successor provision.

(jj)
“Successor” with respect to a Participant means, except as otherwise provided in an Award Agreement, the legal representative of an incompetent Participant and, if the Participant is deceased, the beneficiary, if any, designated on forms prescribed by and filed with the Committee. If no designation of a beneficiary has been made, or if the Committee shall be in doubt as to the rights of any beneficiary, as determined in the Committee’s discretion, the Successor shall be the legal representative of the estate of the Participant or the person or persons who may, by bequest, inheritance, will, or the laws of descent and distribution, or under the terms of an Award, acquire the right to exercise an Option or Share Appreciation Right or receive cash and/or Shares issuable in satisfaction of an Award in the event of a Participant’s death.

(kk)
“Term” means the period during which an Option or Share Appreciation Right may be exercised or the period during which the restrictions placed on Restricted Shares, Restricted Share Units, or any other Award are in effect.

(ll)
“Unit” means a bookkeeping entry that may be used by the Company to record and account for the grant of Shares, Units of Shares, Share Appreciation Rights, Performance Shares, and any other Award expressed in terms of Units of Shares until such time as the Award is paid, canceled, forfeited or terminated. No Shares shall be issued at the time of grant, and the Company will not be required to set aside a fund for the payment of any such Award.

Except when otherwise indicated by the context, reference to the masculine gender shall include, when used, the feminine gender and any term used in the singular shall also include the plural.
3.
Administration.

(a)
Authority of Committee. The Committee shall administer this Plan or delegate its authority to do so as provided in Section 3(c) hereof or, in the Board’s sole discretion or in the absence of the Committee, the Board shall administer this Plan. Subject to the terms of the Plan and applicable laws, and in addition to other express powers and authorization conferred by the Plan, the Committee shall have the authority:

(i)
to construe and interpret the Plan and apply its provisions;

(ii)
to promulgate, amend, and rescind rules and regulations relating to the administration of the Plan;

(iii)
to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

2025 Proxy StatementA-3

(iv)
to delegate its authority to one or more officers of the Company with respect to Awards that do not involve “covered employees” (within the meaning of Section 162(m) of the Code) or “directors” or “officers” within the meaning of Section 16 of the Exchange Act, to the extent permitted by applicable law; provided that, in delegating such authority, the Committee shall specify the maximum number of Shares that may be awarded to any single employee and shall otherwise comply with applicable law;

(v)
to determine when Awards are to be granted under the Plan and the applicable grant date;

(vi)
from time to time to select, subject to the limitations set forth in this Plan, those Participants to whom Awards shall be granted;

(vii)
to determine the number of Shares or the amount of cash to be made subject to each Award, subject to the limitations set forth in this Plan;

(viii)
to determine whether each Option is to be an Incentive Share Option or a Non-Qualified Share option;

(ix)
to determine the type of Award and prescribe the terms and conditions of each Award, including, without limitation, the exercise price and medium of payment and vesting provisions, and to specify the provisions of the Award Agreement relating to such grant;

(x)
to determine the target number of Performance Shares to be granted pursuant to a Performance Share Award, the performance measures that will be used to establish the performance goals, the Performance Period(s) and the number of Performance Shares earned by a Participant;

(xi)
to designate an Award (including a cash bonus) as a performance-based compensation Award (for purposes of satisfying the exemption under Code Section 162(m)) and to select the Performance Criteria that will be used to establish the performance goals;

(xii)
to amend any outstanding Awards, including for the purpose of modifying the time or manner of vesting (subject to the minimum vesting requirements set forth in Section 6(c)), or the other terms of any outstanding Award (subject to the limitations set forth in the final paragraph of this Section 3(a)); provided, however, that if any such amendment impairs a Participant’s rights or increases a Participant’s obligations under his or her Award or creates or increases a Participant’s federal income tax liability with respect to an Award, such amendment shall also be subject to the Participant’s consent;

(xiii)
to determine whether, to what extent and under what circumstances Awards may be settled, paid or exercised in cash, Shares or other Awards or other property, or canceled, forfeited, or suspended;

(xiv)
to determine the duration and purpose of leaves and absences which may be granted to a Participant without constituting termination of employment for purposes of the Plan;

(xv)
to make decisions with respect to outstanding Awards that may become necessary upon a change in corporate control or an event that triggers anti-dilution adjustments;

(xvi)
to interpret, administer, or reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; and

(xvii)
to exercise discretion to make any and all other determinations which it determines to be necessary or advisable for the administration of the Plan.

To the extent the Committee determines that the restrictions imposed by this Plan preclude the achievement of material purposes of the Awards in jurisdictions outside of the United States, the Committee has the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.
The Committee shall not have the right, without shareholder approval to (i) reduce or decrease the purchase price for an outstanding Option or Share Appreciation Right, (ii) cancel an outstanding Option or Share Appreciation Right for the purpose of replacing or re-granting such Option or Share Appreciation Right with a purchase price that is less than the original purchase price, (iii) extend the expiration date of an Option or Share Appreciation Right, or (iv) deliver Shares, cash, or other consideration in exchange for the cancellation of an Option or Share Appreciation Right, the purchase price of which exceeds the Fair Market Value of the Shares underlying such Option or Share Appreciation Right.
(b)
Committee Decisions Final. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on the Company and the Participants, unless such decisions are determined to be arbitrary and capricious by a court having jurisdiction.

(c)
Delegation. The Committee, or if no Committee has been appointed, the Board, may delegate administration of the Plan to a committee or committees of one or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. The Committee shall have the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board or the Committee shall thereafter be to the committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan and the Company’s bye-laws, as may be adopted from time to time by the Board. The Board may abolish, suspend or supersede the Committee at any

A-4James River Group Holdings, Ltd.

time and revest in the Board the administration of the Plan. The members of the Committee shall be appointed by and serve at the pleasure of the Board. From time to time, the Board, at its sole discretion, may increase or decrease the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however, caused, in the Committee. The Committee shall act pursuant to a vote of the majority of its members or, in the case of a Committee comprised of only two members, the unanimous consent of its members, whether present or not, or by the written consent of the majority of its members and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the limitations prescribed by the Plan and the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable in the best interests of the Company.
(d)
Board Authority. Any authority granted to the Committee may also be exercised by the Board or another committee of the Board, except to the extent that the grant or exercise of such authority would cause any Award intended to qualify for favorable treatment under Section 162(m) of the Code to cease to qualify for the favorable treatment under Section 162(m) of the Code. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control. Without limiting the generality of the foregoing, to the extent the Board has delegated any authority under this Plan to another committee of the Board, such authority shall not be exercised by the Committee unless expressly permitted by the Board in connection with such delegation.

(e)
Committee Composition. The Board shall have discretion to determine whether or not it intends to comply with the exemption requirements of Exchange Act Rule 16b-3 and/or Section 162(m) of the Code. Nothing herein shall create an inference that an Award is not validly granted under the Plan in the event Awards are granted under the Plan by a compensation committee of the Board that does not at all times consist solely of two or more Non-Employee Directors who are also Outside Directors.

4.
Shares Available; Maximum Payouts.

(a)
Shares Available. Subject to adjustment in accordance with Section 13(f), a total of seven million one hundred fifty-seven thousand six hundred fifty (7,157,650) Shares shall be available for the grant of Awards under the Plan; provided that no more than three million (3,000,000) Shares in the aggregate may be granted as Incentive Share Options under this Plan. Shares issued under this Plan may be authorized and unissued Shares or issued Shares held as treasury Shares. The following Shares may not again be made available for issuance as Awards: (i) Shares not issued or delivered as a result of the net settlement of an outstanding Share Appreciation Right or Share Option, (ii) Shares used to pay the exercise price related to an outstanding Share Option or Share Appreciation Right or to pay the withholding taxes respecting any Award, or (iii) Shares repurchased on the open market with the proceeds of a Share Option exercise price.

(b)
Shares Not Applied to Limitations. The following will not be applied to the Share limitations of subsection 4(a) above: (i) dividends or dividend equivalents paid in cash at the time of the settlement of vested Awards, (ii) any Shares subject to an Award under the Plan which Award is forfeited, cancelled, terminated, expires or lapses for any reason, and (iii) Shares and any Awards that are granted through the settlement, assumption, or substitution of outstanding awards previously granted, or through obligations to grant future awards, as a result of a merger, amalgamation, consolidation, or acquisition of the employing company with or by the Company. If an Award is to be settled in cash, the number of Shares on which the Award is based shall not count toward the Share limitations of subsection 4(a).

(c)
Award Limitations. No Participant shall be granted (A) Options to purchase Shares and Share Appreciation Rights with respect to more than three million (3,000,000) Shares in the aggregate, (B) any other Awards with respect to more than three million (3,000,000) Shares in the aggregate (or, in the event such Award denominated or expressed in terms of number of Shares or Units is paid in cash, the equivalent cash value thereof), or (C) any cash bonus Award not denominated or expressed in terms of number of Shares or Units with a value that exceeds five million dollars ($5,000,000) in the aggregate, in each case, in any fiscal year of the Company under this Plan (such share limits being subject to adjustment under Section 13(f) hereof).

(d)
No Fractional Shares. No fractional Shares may be issued under this Plan; fractional Shares will be rounded down to the nearest whole Share.

5.
Eligibility. Awards may be granted under this Plan to any Associate at the discretion of the Committee.

6.
General Terms of Awards.

(a)
Awards. Awards under this Plan may consist of Options (either Incentive Share Options or Non-Qualified Share Options), Share Appreciation Rights, Performance Shares, Restricted Shares, Restricted Share Units, or Other Awards.

(b)
Award Agreements. Each Award under this Plan shall be evidenced by an Award Agreement setting forth the number of Restricted Shares, Shares, Restricted Share Units, or Performance Shares, or the amount of cash, subject to such Award Agreement, or the number of Shares to which the Option applies or with respect to which payment upon the exercise of the Share Appreciation Right is to be determined, as the case may be, together with such other terms and conditions applicable to the Award consistent with the limitations and restrictions on the Committee’s discretion as set forth in this Plan. Neither Options nor Share Appreciation Rights may be granted with dividends or dividend equivalent rights and any other Award granted with dividend or dividend equivalent rights shall not provide for payment of dividends or settlement of dividend equivalent rights before the vesting of the Shares or Units corresponding to such rights.

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(c)
Term. Each Award Agreement, other than those relating solely to Awards of Shares without restrictions, shall set forth the Term of the Award and any applicable performance period, as the case may be, but in no event shall the Term of an Award or the performance period be longer than ten years after the date of grant; provided, however, that the Committee may, in its discretion, grant Awards with a longer term to Participants who are located outside the United States. Except as otherwise expressly contemplated in this Section 6(c), each Award shall provide either (i) that vesting shall be conditioned upon the provision of a minimum period of service of no less than one (1) year measured from the date of the Award’s grant or (ii) the satisfaction of performance criteria measured over a performance period of no less than one (1) year; provided, however, that up to five percent (5%) of the Shares available for grant under the Plan may be subject to Awards without being subject to either such a vesting condition or performance criteria. Notwithstanding the foregoing, the Committee may accelerate the vesting of Awards in cases of death, Disability, retirement, or Change in Control and the Committee may adjust outstanding Awards pursuant to Section 13(f).

(d)
Transferability. During the lifetime of a Participant to whom an Award is granted, only such Participant (or such Participant’s legal representative) may exercise an Option or Share Appreciation Right or receive payment with respect to any other Award. Except as otherwise provided by this Section 6(d), no Award of Restricted Shares (prior to the expiration of the restrictions), Restricted Share Units, Options, Share Appreciation Rights, Performance Shares or Other Award (other than an award of Shares without restrictions) may be sold, assigned, transferred, exchanged, or otherwise encumbered, and any attempt to do so (including pursuant to a decree of divorce or any judicial declaration of property division) shall be of no effect. Notwithstanding the foregoing provisions of this Section 6(d), an Award Agreement may provide that an Award shall be transferable to a Successor in the event of a Participant’s death or transferred for no consideration to a family member or for charitable purposes.

(e)
Termination of Continuous Service Generally. Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise and/or retain an Award following termination of the Participant’s employment with the Company or its Affiliates, including, without limitation, upon death or a Disability, or other termination of Continuous Service. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement, need not be uniform among Award Agreements issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

(f)
Change in Control. Unless otherwise provided in an Award Agreement, notwithstanding any provision of the Plan to the contrary, in the event of a Participant’s termination of Continuous Service without Cause or for Good Reason during the 12-month period following a Change in Control, all Options and Share Appreciation Rights shall become immediately exercisable with respect to 100% of the Shares subject to such Options or Share Appreciation Rights, and/or the period of restriction shall expire and the Award shall vest immediately with respect to 100% of the Restricted Shares, Restricted Share Units, and any other Award, and/or all performance goals or other vesting criteria will be deemed achieved at 100% target levels and all other terms and conditions will be deemed met as of the date of the Participant’s termination of Continuous Service. In addition, in the event of a Change in Control, an Award may be treated, to the extent determined by the Committee to be appropriate and permitted under Section 409A of the Code, in accordance with one of the following methods as determined by the Committee in its sole discretion: (i) upon at least 10 days’ advance notice to the affected persons, cancel any outstanding Awards and pay to the holders thereof, in cash or Shares, or any combination thereof, the value of such Awards based upon the price per Share received or to be received by other shareholders of the Company in the event; or (ii) provide for the assumption of or the issuance of substitute awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted under the Plan, as determined by the Committee in its sole discretion. In the case of any Option or Share Appreciation Right with an exercise price that equals or exceeds the price paid for a Share in connection with the Change in Control, the Committee may cancel the Option or Share Appreciation Right without the payment of consideration therefor.

(g)
Rights as Shareholder. A Participant shall have no right as a shareholder with respect to any securities covered by an Award until the date the Participant becomes the holder of record.

(h)
Performance Conditions. The Committee may require the satisfaction of certain performance goals as a condition to the grant, vesting or payment of any Award provided under the Plan.

7.
Share Options.

(a)
Terms of All Options.

(i)
Grants. Each Option shall be granted pursuant to an Award Agreement as either an Incentive Share Option or a Non-Qualified Share Option. Only Non-Qualified Share Options may be granted to Associates who are not employees of the Company or an Affiliate. The provisions of separate Options need not be identical. In no event may Options known as reload options be granted hereunder. Participants holding Options shall have no dividend rights with respect to Shares subject to such Options. The Company shall have no liability to any Participant or any other person if an Option designated as an Incentive Share Option fails to qualify as such at any time.

(ii)
Purchase Price. The purchase price of each Share subject to an Option shall be determined by the Committee and set forth in the applicable Award Agreement, but shall not be less than 100% of the Fair Market Value of a Share as of the date the Option is granted and shall not be less than the par value of a Share. The purchase price of the Shares with respect to which an Option

A-6James River Group Holdings, Ltd.

is exercised shall be payable in full at the time of exercise, in cash or by certified or bank check. The purchase price may be paid, if the Committee so permits and upon such terms as the Committee shall approve, through delivery or tender to the Company of Shares held, either actually or by attestation, by such Participant (in each case, such Shares having a Fair Market Value as of the date the Option is exercised equal to the purchase price of the Shares being purchased pursuant to the Option) or through a net or cashless (broker-assisted) form of exercise as permitted by the Committee, or, if the Committee so permits, a combination thereof. Further, the Committee, in its discretion, may approve other methods or forms of payment of the purchase price, and establish rules and procedures therefor. Unless otherwise specifically provided in the Award Agreement, the purchase price of the Shares acquired pursuant to an Option that is paid by delivery (or attestation) to the Company of other Shares acquired, directly or indirectly from the Company, shall be paid only by Shares that have been held for more than six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes).
(iii)
Exercisability. Each Option shall vest and be exercisable in whole or in part on the terms provided in the Award Agreement, subject to the minimum vesting provisions under Section 6(c) above. In no event shall any Option be exercisable at any time after its Term. When an Option is no longer exercisable, it shall be deemed to have lapsed or terminated. No Option may be exercised for a fraction of a Share.

(iv)
Termination of Continuous Service. Unless otherwise provided in an Award Agreement, in the event a Participant’s Continuous Service terminates (other than upon the Participant’s death or Disability), the Participant may exercise his or her Option (to the extent that the Participant was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of  (a) the date that is ninety (90) days following the termination of the Participant’s Continuous Service or (b) the expiration of the Term of the Option as set forth in the Award Agreement; provided that, if the termination of Continuous Service is by the Company for Cause, all outstanding Options (whether or not vested) shall immediately terminate and cease to be exercisable. If, after termination, the optionholder does not exercise his or her Option within the time specified in the Award Agreement, the Option shall terminate.

(v)
Disability of Optionholder. Unless otherwise provided in an Award Agreement, in the event that a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option (to the extent that the Participant was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of  (a) the date that is one (1) year following such termination or (b) the expiration of the Term of the Option as set forth in the Award Agreement. If, after termination, the Participant does not exercise his or her Option within the time specified in the Award Agreement, the Option shall terminate.

(vi)
Death of Optionholder. Unless otherwise provided in an Award Agreement, in the event a Participant’s Continuous Service terminates as a result of the Participant’s death, then the Option may be exercised (to the extent the Participant was entitled to exercise such Option as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Participant’s death, but only within the period ending on the earlier of  (a) the date that is one (1) year following the date of death or (b) the expiration of the Term of such Option as set forth in the Award Agreement. If, after the Participant’s death, the Option is not exercised within the time specified in the Award Agreement, the Option shall terminate.

(b)
Incentive Share Options. In addition to the other terms and conditions applicable to all Options:

(i)
the aggregate Fair Market Value (determined as of the date the Option is granted) of the Shares with respect to which Incentive Share Options held by an individual first become exercisable in any calendar year (under this Plan and all other incentive share options plans of the Company and its Affiliates) shall not exceed $100,000 (or such other limit as may be required by the Code), if such limitation is necessary to qualify the Option as an Incentive Share Option, and to the extent an Option or Options granted to a Participant exceed such limit such Option or Options shall be treated as Non-Qualified Share Options;

(ii)
an Incentive Share Option shall not be exercisable and the Term of the Award shall not be more than ten years after the date of grant (or such other limit as may be required by the Code) if such limitation is necessary to qualify the Option as an Incentive Share Option;

(iii)
the Award Agreement covering an Incentive Share Option shall contain such other terms and provisions which the Committee determines necessary to qualify such Option as an Incentive Share Option; and

(iv)
notwithstanding any other provision of this Plan if, at the time an Incentive Share Option is granted, the Participant owns (after application of the rules contained in Section 424(d) of the Code, or its successor provision) Shares possessing more than ten percent (10%) of the total combined voting power of all classes of shares of the Company or its subsidiaries, (A) the option price for such Incentive Share Option shall be at least 110% of the Fair Market Value of the Shares subject to such Incentive Share Option on the date of grant and (B) such Option shall not be exercisable after the date five years from the date such Incentive Share Option is granted.

2025 Proxy StatementA-7

8.
Share Appreciation Rights.

(a)
Grant. An Award of a Share Appreciation Right shall entitle the Participant, subject to terms and conditions determined by the Committee, to receive upon exercise of the Share Appreciation Right all or a portion of the excess of  (i) the Fair Market Value of a specified number of Shares as of the date of exercise of the Share Appreciation Right over (ii) a specified purchase price which shall not be less than 100% of the Fair Market Value of such Shares as of the date of grant of the Share Appreciation Right. Each Share Appreciation Right shall be subject to such terms as provided in the applicable Award Agreement. Except as otherwise provided in the applicable Award Agreement, upon exercise of a Share Appreciation Right, payment to the Participant (or to his or her Successor) shall be made in the form of cash, Shares or a combination of cash and Shares (as determined by the Committee if not otherwise specified in the Award Agreement) as promptly as practicable after such exercise. The Award Agreement may provide for a limitation upon the amount or percentage of the total appreciation on which payment (whether in cash and/or Shares) may be made in the event of the exercise of a Share Appreciation Right. Participants holding Share Appreciation Rights shall have no dividend rights with respect to Shares subject to such Share Appreciation Rights.

(b)
Exercisability. Each Share Appreciation Right shall vest and be exercisable in whole or in part on the terms provided in the Award Agreement, subject to the minimum vesting provisions under Section 6(c) above. In no event shall any Share Appreciation Right be exercisable at any time after its Term. When a Share Appreciation Right is no longer exercisable, it shall be deemed to have lapsed or terminated. No Share Appreciation Right may be exercised for a fraction of a Share.

9.
Performance Shares.

(a)
Initial Award. An Award of Performance Shares shall entitle a Participant to future payments based upon the achievement of performance targets established in writing by the Committee. Payment shall be made in cash or Shares, or a combination of cash and Shares, as determined by the Committee. Such performance targets and other terms and conditions shall be determined by the Committee in its sole discretion. The Award Agreement may establish that a portion of the maximum amount of a Participant’s Award will be paid for performance which exceeds the minimum target but falls below the maximum target applicable to such Award. The Award Agreement shall provide for the timing of such payment.

(b)
Acceleration and Adjustment. Subject to the minimum performance period requirements under Section 6(c) above, the applicable Award Agreement may permit an acceleration of the Performance Period and an adjustment of performance targets and payments with respect to some or all of the Performance Shares awarded to a Participant, upon such terms and conditions as shall be set forth in the Award Agreement, upon the occurrence of certain events, which may, but need not, include without limitation, a Fundamental Change, the Participant’s death or Disability, a change in accounting practices of the Company or its Affiliates, a reclassification, share dividend, share split or share combination, or other event as provided in Section 13(f) hereof.

(c)
Voting; Dividends. Participants holding Performance Shares shall have no voting rights with respect to such Awards and shall have no dividend rights with respect to Shares subject to such Performance Shares other than as the Committee so provides, in its discretion, in an Award Agreement; provided, that, any such dividends shall be subject to such restrictions and conditions as the Committee may establish with respect to the Performance Shares and shall be payable only at the same time as the underlying Performance Shares may become earned, vested, and payable.

10.
Restricted Share and Restricted Share Unit Awards.

(a)
Grant. A Restricted Share Award is an Award of actual Shares, and a Restricted Share Unit Award is an Award of Units having a value equal to the Fair Market Value of an identical number of Shares. All or any part of any Restricted Share or Restricted Share Unit Award may be subject to such conditions and restrictions as may be established by the Committee, and set forth in the applicable Award Agreement, which may include, but are not limited to, Continuous Service requirements, a requirement that a Participant pay a purchase price for such Award, the achievement of specific performance criteria, and/or applicable securities laws restrictions. Subject to the restrictions set forth in the Plan and any additional restrictions contained in an Award Agreement, during any period during which an Award of Restricted Shares or Restricted Share Units is restricted and subject to a substantial risk of forfeiture, (i) Participants holding Restricted Share Awards may exercise full voting rights with respect to such Shares and shall be eligible to receive dividends and other distributions payable with respect to such Shares; and (ii) Participants holding Restricted Share Units shall have no voting rights and may be granted dividend equivalent rights with respect to such Restricted Share Units. Any dividends or dividend equivalents attributable to Restricted Share Awards and Restricted Share Units shall be payable only at the same time as the underlying Shares or Restricted Share Units, as applicable, become earned, vested, and payable. If the Committee determines that Restricted Shares shall be held by the Company or in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to execute and deliver to the Company an escrow agreement satisfactory to the Committee, if applicable, and an appropriate blank share power with respect to the Restricted Shares covered by such agreement.

A-8James River Group Holdings, Ltd.

(b)
Restrictions.

(i)
Restricted Shares awarded to a Participant shall be subject to the following restrictions until the expiration of the period during which the Award is restricted, and to such other terms and conditions as may be set forth in the applicable Award Agreement: (A) if an escrow arrangement is used, the Participant shall not be entitled to delivery of the share certificate; (B) the Shares shall be subject to the restrictions on transferability set forth in the Award Agreement; (C) the Shares shall be subject to forfeiture for such period and subject to satisfaction of any applicable performance goals during such period, to the extent provided in the applicable Award Agreement; and (D) to the extent such Shares are forfeited, the share certificates, if any, shall be returned to the Company, and all rights of the Participant to such Shares and as a shareholder with respect to such shares shall terminate without further obligation on the part of the Company.

(ii)
Restricted Share Units awarded to any Participant shall be subject to (A) forfeiture until the expiration of the period during which the Award is restricted, and the satisfaction of any applicable performance goals during such period, to the extent provided in the applicable Award Agreement, and to the extent such Restricted Share Units are forfeited, all rights of the Participant to such Restricted Share Units shall terminate without further obligation on the part of the Company and (B) such other terms and conditions as may be set forth in the applicable Award Agreement.

(iii)
The Committee shall have the authority to remove any or all of the restrictions on the Restricted Shares and Restricted Share Units whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date the Restricted Shares or Restricted Share Units are granted, such action is appropriate.

(c)
Restricted Period. An Award of Restricted Shares or Restricted Share Units shall be subject to the minimum vesting and, if applicable, performance period requirements set forth in Section 6(c) above. Each certificate representing Restricted Shares awarded under the Plan shall bear a legend in such form as the Company deems appropriate.

11.
Other Awards. The Committee may from time to time grant Other Awards under this Plan, including without limitation those Awards pursuant to which a cash bonus award may be made or pursuant to which Shares may be acquired in the future, such as Awards denominated in Shares, Share Units, securities convertible into Shares and phantom securities. The Committee, in its sole discretion, shall determine, and provide in the applicable Award Agreement for, the terms and conditions of such Awards provided that such Awards shall not be inconsistent with the terms and purposes of this Plan. The Committee may, in its sole discretion, direct the Company to issue Shares subject to restrictive legends and/or stop transfer instructions which are consistent with the terms and conditions of the Award to which such Shares relate. In addition, the Committee may, in its sole discretion, issue such Other Awards subject to the performance criteria under Section 12 hereof.

12.
Performance-Based Awards.

(a)
Application to Covered Employee. Notwithstanding any other provision of the Plan, if the Committee determines at the time any Award is granted to a Participant that such Participant is, or is likely to be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a “covered employee” within the meaning of Section 162(m)(3) of the Code, then the Committee may provide that this Section 12 is applicable to such Award. Notwithstanding the foregoing, the Committee may provide, in its discretion, that an Award granted to any other Participant is subject to this Section 12, to the extent the Committee deems appropriate, whether or not Section 162(m) of the Code is or would be applicable with respect to such Participant.

(b)
Performance Goals. Awards under the Plan may be made subject to the achievement of Performance Criteria, which shall be performance goals established by the Committee relating to one or more business criteria pursuant to Section 162(m) of the Code. Performance Criteria may be applied to the Company, an Affiliate, a Parent, a Subsidiary, division, business unit, corporate group or individual or any combination thereof and may be measured in absolute levels or relative to another company or companies, a peer group, and index or indices or Company performance in a previous period. Performance may be measured over such period of time as determined by the Committee. Performance Criteria that may be used to establish performance goals are: revenue or revenue growth, index comparisons, earnings or net income (before or after taxes), operating margin or operating expense, peer company comparisons, productivity, profit margin, return on revenue, sales growth, return on assets, share price, earnings per share, cash flow, underwriting profit, market share, costs, debt to equity ratio, net revenue or net revenue growth, gross revenue, total segment profit, EBITDA, adjusted diluted earnings per share, gross profit, gross profit growth, adjusted gross profit, adjusted operating profit, earnings or earnings per share before income tax (profit before taxes), net earnings or net earnings per share (profit after tax), compound annual growth in earnings per share, operating income or net operating income, combined ratio or loss ratio, total or compound shareholder return, return on tangible equity, gross written premiums, return on invested capital, book value or growth in book value, growth in tangible equity per share, pre-tax and pre-interest expense return on average invested capital, which may be expressed on a current value basis, or sales growth, marketing, operating or workplan goals. Performance will be evaluated by excluding the effect of any extraordinary, unusual or non-recurring items that occur during the applicable Performance Period. The performance goals for each Participant and the amount payable if those goals are met shall be established in writing for each specified period of performance by the Committee no later than 90 days after the commencement of the period of service to which the performance goals relate and while the outcome of

2025 Proxy StatementA-9

whether or not those goals will be achieved is substantially uncertain. However, in no event will such goals be established after 25% of the period of service to which the goals relate has elapsed. The performance goals shall be objective. Such goals and the amount payable for each performance period if the goals are achieved shall be set forth in the applicable Award Agreement. Following the conclusion or acceleration of each Performance Period (subject to the minimum performance period requirements under Section 6(c) above), the Committee shall determine the extent to which (i) Performance Criteria have been attained, (ii) any other terms and conditions with respect to an Award relating to such Performance Period have been satisfied, and (iii) payment is due with respect to a performance-based Award. No amounts shall be payable to any Participant for any Performance Period unless and until the Committee certifies that the Performance Criteria and any other material terms were in fact satisfied.
(c)
Adjustment of Payment. With respect to any Award that is subject to this Section 12, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award. The applicable Award Agreement may permit an acceleration of the Performance Period and an adjustment of performance targets and payments with respect to some or all of the performance-based Award(s) awarded to a Participant, upon such terms and conditions as shall be set forth in the Award Agreement, upon the occurrence of certain events, which may, but need not, include without limitation a Fundamental Change, the Participant’s death or Disability, a change in accounting practices of the Company or its Affiliates, a reclassification, share dividend, share split or share combination, or other event as provided in Section 13(f) hereof; provided, however, that any such acceleration or adjustment shall be made only to the extent and in a manner consistent with Section 162(m) of the Code.

(d)
Other Restrictions. The Committee shall have the power to impose such other restrictions on Awards subject to this Section 12 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

13.
General Provisions.

(a)
Effective Date of this Plan. This Plan shall become effective as of the Effective Date, provided that the Plan has been approved by the shareholders of the Company within one (1) year after the date the Plan is adopted by the Board.

(b)
Duration of this Plan; Date of Grant. This Plan, as amended, shall remain in effect for a term of ten (10) years following July 26, 2022 or until all Shares subject to the Plan shall have been purchased or acquired according to the Plan’s provisions, whichever occurs first, unless this Plan is sooner terminated pursuant to Section 13(e) hereof. No Awards shall be granted pursuant to the Plan after such Plan termination or expiration, but outstanding Awards may extend beyond that date. The date and time of approval by the Committee of the granting of an Award shall be considered the date and time at which such Award is made or granted, or such later effective date as determined by the Committee, notwithstanding the date of any Award Agreement with respect to such Award; provided, however, that the Committee may grant Awards other than Incentive Share Options to Associates or to persons who are about to become Associates, to be effective and deemed to be granted on the occurrence of certain specified contingencies, provided that if the Award is granted to a non-Associate who is about to become an Associate, such specified contingencies shall include, without limitation, that such person becomes an Associate.

(c)
Right to Terminate Service. Nothing in this Plan or in any Award Agreement shall confer upon any Participant the right to continue in the employment or other service of the Company or any Affiliate or affect any right which the Company or any Affiliate may have to terminate or modify the employment or other service of the Participant with or without cause.

(d)
Tax Withholding. The Company shall withhold from any payment of cash or Shares to a Participant or other person an amount sufficient to cover the employer’s required minimum statutory withholding taxes, including the Participant’s social security and Medicare taxes (FICA) and federal, state and local income tax with respect to income arising from the Award. The Company shall have the right to require the payment of any such taxes before issuing any Shares pursuant to the Award. In lieu of all or any part of a cash payment from a person receiving Shares under this Plan, the Committee may, in the applicable Award Agreement or otherwise, permit a person to cover all or any part of the required withholdings, and to cover any additional withholdings up to the amount needed to cover the employer’s minimum statutory withholding taxes, including the Participant’s FICA and federal, state and local income tax with respect to income arising from payment of the Award, through a reduction of the numbers of Shares delivered to such person or a delivery or tender to the Company of Shares held by such person, in each case valued in the same manner as used in computing the withholding taxes under applicable laws. Notwithstanding the foregoing, no Shares shall be withheld with a value exceeding the employer’s required minimum amount of tax required to be withheld by law.

(e)
Amendment, Modification and Termination of this Plan. Except as limited by the repricing restrictions set forth in Section 3(a) and as provided in Section 6(c) and this Section 13(e), the Board may at any time amend, modify, terminate or suspend this Plan. Except as limited by the repricing restrictions set forth in Section 3(a) and as provided in Section 6(c) and this Section 13(e), the Committee may at any time alter or amend any or all Award Agreements under this Plan to the extent permitted by law, in which event, the term “Award Agreement” shall mean the Award Agreement as so amended. Any such alterations or amendments may be made unilaterally by the Committee, subject to the provisions of this Section 13(e), unless such amendments are deemed by the Committee to be materially adverse to the Participant and are not required as a matter of law. Amendments to this Plan are subject to approval of the shareholders of the Company only as required by applicable law or regulation, or if the amendment increases the total number of shares available

A-10James River Group Holdings, Ltd.

under this Plan, except as provided in Section 13(f). No termination, suspension or modification of this Plan may materially and adversely affect any right acquired by any Participant under an Award granted before the date of termination, suspension or modification, unless otherwise provided in an Award Agreement or otherwise or required as a matter of law. It is conclusively presumed that any adjustment for changes in capitalization provided for in Section 9(b), 12(c) or 13(f) hereof does not adversely affect any right of a Participant or other person under an Award. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Associates with the maximum benefits provided or to be provided under the provisions of the Code relating to Incentive Share Options or to the provisions of Section 409A of the Code and/or to bring the Plan and/or Awards granted under it into compliance therewith.
(f)
Adjustment for Changes in Capitalization. Appropriate adjustments in the aggregate number and type of securities that may be issued, represented, and available for Awards under this Plan, in the limitations on the number and type of securities that may be issued to an individual Participant, in the number and type of securities and amount of cash subject to Awards then outstanding, in the Option purchase price as to any outstanding Options, in the purchase price as to any outstanding Share Appreciation Rights, and, subject to Sections 9(b) and 12(c) hereof, in outstanding Performance Shares and performance-based Awards and payments with respect to outstanding Performance Shares and performance-based Awards, and comparable adjustments, if applicable, to any outstanding Other Award, automatically shall be made to give effect to adjustments made in the number or type of Shares through a Fundamental Change, divestiture, distribution of assets to shareholders (other than ordinary cash dividends), reorganization, recapitalization, reclassification, share dividend, share split, reverse share split, share combination or exchange or consolidation, rights offering, spin-off or other relevant change or similar or analogous change under applicable Bermuda law, provided that fractional Shares shall be rounded down to the nearest whole Share.

(g)
Other Benefit and Compensation Programs. Payments and other benefits received by a participant under an Award shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of any termination, indemnity or severance pay laws and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or an Affiliate, unless expressly so provided by such other plan, contract or arrangement or the Committee determines that an Award or portion of an Award should be included to reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.

(h)
Unfunded Plan. This Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under this Plan. Neither the Company, its Affiliates, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under this Plan nor shall anything contained in this Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Company and/or its Affiliates, and a Participant or Successor. To the extent any person acquires a right to receive an Award under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

(i)
Limits of Liability.

(i)
Any liability of the Company to any Participant with respect to an Award shall be based solely upon contractual obligations created by this Plan and the Award Agreement.

(ii)
Except as may be required by law, neither the Company nor any member or former member of the Board or the Committee, nor any other person participating (including participation pursuant to a delegation of authority under Section 3(c) hereof) in any determination of any question under this Plan, or in the interpretation, administration or application of this Plan, shall have any liability to any party for any action taken, or not taken, in good faith under this Plan.

(iii)
To the full extent permitted by law, each member and former member of the Committee and each person to whom the Committee delegates or has delegated authority under this Plan shall be entitled to indemnification by the Company against any loss, liability, judgment, damage, cost and reasonable expense incurred by such member, former member or other person by reason of any action taken, failure to act or determination made in good faith under or with respect to this Plan.

(j)
Compliance with Applicable Legal Requirements. The Company shall not be required to issue or deliver a certificate for Shares distributable pursuant to this Plan unless the issuance of such certificate complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended and in effect from time to time or any successor statute, the Exchange Act and the requirements of the exchanges, if any, on which the Company’s Shares may, at the time, be listed.

(k)
Deferrals and Settlements. The Committee may require or permit Participants to elect to defer the issuance of Shares or the settlement of Awards in cash under such rules and procedures as it may establish under this Plan. It may also provide that deferred settlements include the payment or crediting of interest on the deferral amounts.

2025 Proxy StatementA-11

(l)
Acceleration. Subject to the minimum vesting and minimum performance period requirements under Section 6(c) above, the Committee shall have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

(m)
Forfeiture. The Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to applicable vesting conditions of an Award. Such events may include, without limitation, breach of non-competition, non-solicitation, confidentiality, or other restrictive covenants that are contained in the Award Agreement or otherwise applicable to the Participant, a termination of the Participant’s Continuous Service for Cause, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Affiliates.

(n)
Clawback and Noncompete. Notwithstanding any other provisions of this Plan, any Award which is subject to recovery under any law, government regulation, stock exchange listing requirement, or Company policy, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement, or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement or otherwise. In addition and notwithstanding any other provisions of this Plan, any Award shall be subject to such noncompete provisions under the terms of the Award Agreement or any other agreement or policy adopted by the Company, including, without limitation, any such terms providing for immediate termination and forfeiture of an Award if and when a Participant becomes an employee, agent or principal of a competitor without the express written consent of the Company.

(o)
Sub-plans. The Committee may from time to time establish sub-plans under the Plan for purposes of satisfying blue sky, securities, tax or other laws of various jurisdictions in which the Company intends to grant Awards. Any sub-plans shall contain such limitations and other terms and conditions as the Committee determines are necessary or desirable. All sub-plans shall be deemed a part of the Plan, but each sub-plan shall apply only to the Participants in the jurisdiction for which the sub-plan was designed.

(p)
Plan Headings. The headings in the Plan are for purposes of convenience only and are not intended to define or limit the construction of the provisions hereof.

(q)
Non-Uniform Treatment. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who are eligible to receive, or actually receive, Awards. Without limiting the generality of the foregoing, the Committee shall be entitled to make non-uniform and selective determinations, amendments and adjustments and to enter into non-uniform and selective Award Agreements.

14.
Substitute Awards. Awards may be granted under this Plan from time to time in substitution for awards held by employees or other service providers of other corporations who are about to become Associates, or whose employer (or entity with respect to which such individual provides services) is about to become a Subsidiary of the Company, as the result of a merger or consolidation of the Company or a Subsidiary of the Company with another corporation, the acquisition by the Company or a Subsidiary of the Company of all or substantially all the assets of another corporation or the acquisition by the Company or a Subsidiary of the Company of at least 50% of the issued and outstanding stock of another corporation. The terms and conditions of the substitute Awards so granted may vary from the terms and conditions set forth in this Plan to such extent as the Board at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the Awards in substitution for which they are granted, but with respect to Awards which are Incentive Share Options, no such variation shall be permitted which affects the status of any such substitute option as an Incentive Share Option.

15.
Governing Law. To the extent that United States federal laws do not otherwise control, this Plan and all determinations made and actions taken pursuant to this Plan shall be governed by the internal laws of New York, and construed accordingly, except for those matters subject to The Companies Act, 1981 of Bermuda (as amended), which shall be governed by such law, without giving effect to principles of conflicts of laws, and construed accordingly.

16.
Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

17.
Section 409A. The Plan is intended to comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Any payments that are due within the short-term deferral period as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable laws require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid adverse tax consequences under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six-month period immediately following the Participant’s termination of Continuous Service shall instead be paid on the first payroll date after the six-month anniversary of the Participant’s separation from service (or the Participant’s death, if earlier). Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any tax or penalty under Section 409A of the Code and neither the Company nor the Committee will have any liability to any Participant or otherwise for such tax or penalty.

A-12James River Group Holdings, Ltd.

Appendix B
JAMES RIVER GROUP HOLDINGS, LTD.
2014 NON-EMPLOYEE DIRECTOR INCENTIVE PLAN
(Conformed through the proposed amendment, with the currently proposed modification described in Proposal 5 underlined)
1.
Establishment and Purpose. James River Group Holdings, Ltd. hereby establishes, effective on the date that the initial public offering of the Company’s common shares is consummated immediately prior thereto, an incentive compensation plan known as the “James River Group Holdings, Ltd. 2014 Non-Employee Director Incentive Plan.” The purposes of the Plan are to enable the Company to attract and retain individuals who may perform services for the Company as Non-Employee Directors, to compensate them for their contributions to the long-term growth and profits of the Company and to encourage them to acquire a proprietary interest in the success of the Company.

2.
Definitions. The capitalized terms used in this Plan have the meanings set forth below.

(a)
“Affiliate” means any corporation that is a Subsidiary of the Company and any limited liability company, partnership, corporation, joint venture, or any other entity in which the Company or any such Subsidiary owns an equity interest.

(b)
“Award” means a grant made under this Plan in the form of Options, Share Appreciation Rights, Restricted Shares, Restricted Share Units, Performance Shares or any Other Award, whether singly, in combination or in tandem.

(c)
“Award Agreement” means a written agreement, contract, certificate or other instrument or document evidencing the terms and conditions of an Award which may, in the discretion of the Company, be transmitted electronically to any Participant. Each Award Agreement shall be subject to the terms and conditions of the Plan.

(d)
“Board” means the Board of Directors of the Company.

(e)
“Cause” shall mean, except as otherwise provided in an Award Agreement, a determination by a majority of the disinterested Board members that the Director has engaged in any of the following: (i) malfeasance in office; (ii) gross misconduct or neglect; (iii) false or fraudulent misrepresentation inducing the Director’s appointment; (iv) willful conversion of corporate funds; or (v) repeated failure to participate in Board meetings on a regular basis despite having received proper notice of the meetings in advance. The Committee, in its sole discretion, shall determine the effect of all matters and questions relating to whether a Participate has been discharged for Cause.

(f)
“Change in Control” shall mean, except as otherwise provided in an Award Agreement, any of the following: (i) the purchase or other acquisition (other than from the Company), in a single transaction or series of related transactions, by any person, entity or group of persons, within the meaning of Section 13(d) or 14(d) of the Exchange Act (excluding, for this purpose, the Company or its subsidiaries or any employee benefit plan of the Company or its subsidiaries), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 50% or more of either the then-outstanding Shares or the combined voting power of the Company’s then-outstanding voting securities entitled to vote generally in the election of directors; (ii) consummation of a reorganization, merger, amalgamation or consolidation involving the Company, in each case with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger, amalgamation or consolidation do not, immediately thereafter, own more than 50% of, respectively, the Shares and the combined voting power entitled to vote generally in the election of directors of the reorganized, merged, amalgamated or consolidated corporation’s then-outstanding voting securities; or (iii) a liquidation or dissolution of the Company, or the sale of all or substantially all of the assets of the Company. Notwithstanding anything herein to the contrary, an event described above shall be considered a Change in Control hereunder only if it also constitutes a “change in control event” under Section 409A of the Code, to the extent necessary to avoid the adverse tax consequences thereunder with respect to any payment subject to Section 409A of the Code. A Change in Control shall be deemed to occur on the date on which the event giving rise to the Change in Control occurs, provided, in the case of a Change in Control by reason of a liquidation or dissolution of the Company, such date shall be the date on which the Company shall commence such liquidation or dissolution.

(g)
“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor thereto. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder.

(h)
“Committee” means the committee of directors appointed by the Board to administer this Plan. In the absence of a specific appointment, “Committee” shall mean the Compensation Committee of the Board.

(i)
“Company” means James River Group Holdings Ltd., an exempted company registered under the laws of Bermuda, or any successor to all or substantially all of its businesses by merger, amalgamation, consolidation, purchase of assets or otherwise.

(j)
“Continuous Service” means that the Participant’s service with the Company is not interrupted or terminated; provided that if any Award is subject to Section 409A of the Code, this determination shall be made in a manner consistent with Section 409A of the Code. The Committee or its delegate, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal or family leave of absences.

2025 Proxy StatementB-1

(k)
“Director” means a member of the Board.

(l)
“Disability” means, except as otherwise provided in an Award Agreement, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. The determination of whether an individual has a Disability shall be determined under procedures established by the Committee.

(m)
“Effective Date” means the date immediately prior to the date that the initial public offering of the Shares is consummated.

(n)
“Exchange Act” means the Securities Exchange Act of 1934, as amended; “Exchange Act Rule 16b-3” means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act or any successor regulation.

(o)
“Fair Market Value” as of any date means, unless otherwise expressly provided in this Plan:

(i)
the closing sales price of a Share on the Nasdaq Stock Market, or if Shares are not quoted on the Nasdaq Stock Market, on the New York Stock Exchange (“NYSE”) or any similar system then in use, or

(ii)
if clause (i) is not applicable, what the Committee determines in good faith to be 100% of the fair market value of a Share on that date, which shall be conclusive and binding on all persons.

The determination of Fair Market Value shall be subject to adjustment as provided in Section 13(f) hereof.
(p)
“Fundamental Change” means a dissolution or liquidation of the Company, a sale of substantially all of the assets of the Company (in one or a series of transactions), a merger, amalgamation or consolidation of the Company with or into any other corporation or company, regardless of whether the Company is the surviving corporation or company, or a statutory share exchange (or analogous proceedings under applicable Bermuda law) involving capital shares of the Company.

(q)
“Non-Employee Director” means a member of the Board who is not an employee of the Company or one of its Subsidiaries.

(r)
“Non-Qualified Share Option” means an Option not intended to be an “incentive share option” within the meaning of Sections 421 and 422 of the Code, as now constituted or subsequently amended, or pursuant to a successor provision of the Code.

(s)
“Option” means a right to purchase Shares (or, if the Committee so provides in an applicable Award Agreement, Restricted Shares). For the avoidance of doubt, an Option shall only be a Non-Qualified Share Option.

(t)
“Other Award” means a cash-based Award, an Award of Shares, or an Award based on Shares other than Options, Share Appreciation Rights, Restricted Shares, Restricted Share Units or Performance Shares.

(u)
“Parent” means a “parent corporation,” as that term is defined in Section 424(e) of the Code, or any successor provision.

(v)
“Participant” means any Non-Employee Director to whom an Award is granted pursuant to the Plan or, if applicable, such other person who validly holds an outstanding Award.

(w)
“Performance Criteria” means performance goals relating to certain criteria as further described in Section 12 hereof.

(x)
“Performance Period” means one or more periods of time in duration, as the Committee may select, over which the attainment of one or more performance goals will be measured for the purpose of determining which Awards, if any, are to vest or be earned.

(y)
“Performance Shares” means a contingent award of a specified number of Shares or Units, with each Performance Share equivalent to one or more Shares or a fractional Share or a Unit expressed in terms of one or more Shares or a fractional Share, as specified in the applicable Award Agreement, a variable percentage of which may vest or be earned depending upon the extent of achievement of specified performance objectives during the applicable Performance Period.

(z)
“Plan” means this James River Group Holdings, Ltd. 2014 Non-Employee Director Incentive Plan, as amended and in effect from time to time.

(aa)
“Restricted Shares” means Shares granted under Section 10 hereof so long as such Shares remain subject to one or more restrictions.

(bb)
“Restricted Share Units” means Units of Shares granted under Section 10 hereof.

(cc)
“Shares” means the Company’s common shares, $0.0002 par value per share (as such par value may be adjusted from time to time), or any shares or securities issued in respect thereof by the Company or any successor to the Company as a result of an event described in Section 13(f).

(dd)
“Share Appreciation Right” means a right pursuant to an Award granted under Section 8.

(ee)
“Subsidiary” means a “subsidiary corporation,” as that term is defined in Section 424(f) of the Code, or any successor provision.

B-2James River Group Holdings, Ltd.

(ff)
“Successor” with respect to a Participant means, except as otherwise provided in an Award Agreement, the legal representative of an incompetent Participant and, if the Participant is deceased, the beneficiary, if any, designated on forms prescribed by and filed with the Committee. If no designation of a beneficiary has been made, or if the Committee shall be in doubt as to the rights of any beneficiary, as determined in the Committee’s discretion, the Successor shall be the legal representative of the estate of the Participant or the person or persons who may, by bequest, inheritance, will, or the laws of descent and distribution, or under the terms of an Award, acquire the right to exercise an Option or Share Appreciation Right or receive cash and/or Shares issuable in satisfaction of an Award in the event of a Participant’s death.

(gg)
“Term” means the period during which an Option or Share Appreciation Right may be exercised or the period during which the restrictions placed on Restricted Shares, Restricted Share Units, or any other Award are in effect.

(hh)
“Unit” means a bookkeeping entry that may be used by the Company to record and account for the grant of Shares, Units of Shares, Share Appreciation Rights, Performance Shares, and any other Award expressed in terms of Units of Shares until such time as the Award is paid, canceled, forfeited or terminated. No Shares shall be issued at the time of grant, and the Company will not be required to set aside a fund for the payment of any such Award.

Except when otherwise indicated by the context, reference to the masculine gender shall include, when used, the feminine gender and any term used in the singular shall also include the plural.
3.
Administration.

(a)
Authority of Committee. The Committee shall administer this Plan or delegate its authority to do so as provided in Section 3(c) hereof or, in the Board’s sole discretion, the Board shall administer this Plan. Subject to the terms of the Plan and applicable laws, and in addition to other express powers and authorization conferred by the Plan, the Committee shall have the authority:

(i)
to construe and interpret the Plan and apply its provisions;

(ii)
to promulgate, amend, and rescind rules and regulations relating to the administration of the Plan;

(iii)
to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

(iv)
to determine when Awards are to be granted under the Plan and the applicable grant date;

(v)
from time to time to select, subject to the limitations set forth in this Plan, those Participants to whom Awards shall be granted;

(vi)
to determine the number of Shares or the amount of cash to be made subject to each Award, subject to the limitations set forth in this Plan;

(vii)
to determine the type of Award and prescribe the terms and conditions of each Award, including, without limitation, the exercise price and medium of payment and vesting provisions, and to specify the provisions of the Agreement relating to such grant;

(viii)
to determine the target number of Performance Shares to be granted pursuant to a Performance Share Award, the performance measures that will be used to establish the performance goals, the Performance Period(s) and the number of Performance Shares earned by a Participant;

(ix)
to designate an Award (including a cash bonus) as a performance compensation Award and to select the Performance Criteria that will be used to establish the performance goals;

(x)
to amend any outstanding Awards, including for the purpose of modifying the time or manner of vesting, or the term of any outstanding Award; provided, however, that if any such amendment impairs a Participant’s rights or increases a Participant’s obligations under his or her Award or creates or increases a Participant’s federal income tax liability with respect to an Award, such amendment shall also be subject to the Participant’s consent;

(xi)
to determine whether, to what extent and under what circumstances Awards may be settled, paid or exercised in cash, Shares or other Awards or other property, or canceled, forfeited, or suspended;

(xii)
to determine the duration and purpose of leaves and absences which may be granted to a Participant without constituting termination of service for purposes of the Plan;

(xiii)
to make decisions with respect to outstanding Awards that may become necessary upon a change in corporate control or an event that triggers anti-dilution adjustments;

(xiv)
to interpret, administer, or reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; and

(xv)
to exercise discretion to make any and all other determinations which it determines to be necessary or advisable for the administration of the Plan.

2025 Proxy StatementB-3

To the extent the Committee determines that the restrictions imposed by this Plan preclude the achievement of material purposes of the Awards in jurisdictions outside of the United States, the Committee has the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.
The Committee shall not have the right, without shareholder approval to (i) reduce or decrease the purchase price for an outstanding Option or Share Appreciation Right, (ii) cancel an outstanding Option or Share Appreciation Right for the purpose of replacing or re-granting such Option or Share Appreciation Right with a purchase price that is less than the original purchase price, (iii) extend the expiration date of an Option or Share Appreciation Right, or (iv) deliver Shares, cash, or other consideration in exchange for the cancellation of an Option or Share Appreciation Right, the purchase price of which exceeds the Fair Market Value of the Shares underlying such Option or Share Appreciation Right.
(b)
Committee Decisions Final. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on the Company and the Participants, unless such decisions are determined to be arbitrary and capricious by a court having jurisdiction.

(c)
Delegation. The Committee, or if no Committee has been appointed, the Board, may delegate administration of the Plan to a committee or committees of one or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. The Committee shall have the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board or the Committee shall thereafter be to the committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan and the Company’s bye-laws, as may be adopted from time to time by the Board. The Board may abolish, suspend or supersede the Committee at any time and revest in the Board the administration of the Plan. The members of the Committee shall be appointed by and serve at the pleasure of the Board. From time to time, at its sole discretion, the Board may increase or decrease the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however, caused, in the Committee. The Committee shall act pursuant to a vote of the majority of its members or, in the case of a Committee comprised of only two members, the unanimous consent of its members, whether present or not, or by the written consent of the majority of its members and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the limitations prescribed by the Plan and the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable in the best interests of the Company.

(d)
Board Authority. Any authority granted to the Committee may also be exercised by the Board or another committee of the Board. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control. Without limiting the generality of the foregoing, to the extent the Board has delegated any authority under this Plan to another committee of the Board, such authority shall not be exercised by the Committee unless expressly permitted by the Board in connection with such delegation.

(e)
Determination of Awards. The Committee may from time to time determine that each individual who is elected or appointed to the office of director as a Non-Employee Director receive an Award as compensation, in whole or in part, for such individual’s services as a director. In determining the level and terms of such Awards for Non-Employee Directors, the Committee may consider such factors as compensation practices of comparable companies with respect to directors, consultants’ recommendations, and such other information as the Committee may deem appropriate.

4.
Shares Available; Maximum Payouts.

(a)
Shares Available. Subject to adjustment in accordance with Section 13(f), a total of four hundred seventy-five thousand (475,000) Shares shall be available for the grant of Awards under the Plan. Shares issued under this Plan may be authorized and unissued Shares or issued Shares held as treasury Shares. The following Shares may not again be made available for issuance as Awards: (i) Shares not issued or delivered as a result of the net settlement of an outstanding Share Appreciation Right or Share Option, (ii) Shares used to pay the exercise price or withholding taxes related to an outstanding Share Option or Share Appreciation Right, or (iii) Shares repurchased on the open market with the proceeds of a Share Option exercise price.

(b)
Shares Not Applied to Limitations. The following will not be applied to the Share limitations of subsection 4(a) above: (i) dividends or dividend equivalents paid in cash in connection with outstanding Awards, (ii) any Shares subject to an Award under the Plan which Award is forfeited, cancelled, terminated, expires or lapses for any reason, and (iii) Shares and any Awards that are granted through the settlement, assumption, or substitution of outstanding awards previously granted, or through obligations to grant future awards, as a result of a merger, amalgamation, consolidation, or acquisition of the employing company with or by the Company. If an Award is to be settled in cash, the number of Shares on which the Award is based shall not count toward the Share limitations of subsection 4(a).

(c)
Award Limitations. No Participant shall be granted (i) Options to purchase Shares and Share Appreciation Rights with respect to more than forty five thousand (45,000) Shares in the aggregate, (ii) any other Awards with respect to more than forty five thousand (45,000) Shares in the aggregate (or, in the event such Award denominated or expressed in terms of number of Shares or Units is paid in cash, the equivalent cash value thereof), or (iii) any cash bonus Award not denominated or expressed in terms of number of Shares or Units with a value that exceeds $5,000,000 in the aggregate, in each case, in any fiscal year of the Company under this Plan (such share limits being subject to adjustment under Section 13(f) hereof).

B-4James River Group Holdings, Ltd.

(d)
No Fractional Shares. No fractional Shares may be issued under this Plan; fractional Shares will be rounded down to the nearest whole Share.

5.
Eligibility. Awards may be granted under this Plan to any Non-Employee Director at the discretion of the Committee.

6.
General Terms of Awards.

(a)
Awards. Awards under this Plan may consist of Options, Share Appreciation Rights, Performance Shares, Restricted Shares, Restricted Share Units, or Other Awards.

(b)
Agreements. Each Award under this Plan shall be evidenced by an Award Agreement setting forth the number of Restricted Shares, Shares, Restricted Share Units, or Performance Shares, or the amount of cash, subject to such Award Agreement, or the number of Shares to which the Option applies or with respect to which payment upon the exercise of the Share Appreciation Right is to be determined, as the case may be, together with such other terms and conditions applicable to the Award (not inconsistent with this Plan) as determined by the Committee in its sole discretion.

(c)
Term. Each Award Agreement, other than those relating solely to Awards of Shares without restrictions, shall set forth the Term of the Award and any applicable Performance Period, as the case may be, but in no event shall the Term of an Award or the Performance Period be longer than ten years after the date of grant; provided, however, that the Committee may, in its discretion, grant Awards with a longer term to Participants who are located outside the United States. An Award Agreement with a Participant may permit acceleration of vesting requirements and of the expiration of the applicable Term upon such terms and conditions as shall be set forth in the Award Agreement, which may, but, unless otherwise specifically provided in this Plan, need not, include, without limitation, acceleration resulting from the occurrence of the Participant’s death or Disability. Acceleration of the Performance Period and other performance-based Awards shall be subject to Section 9(b) or Section 12 hereof, as applicable.

(d)
Transferability. Except as otherwise permitted by the Committee, during the lifetime of a Participant to whom an Award is granted, only such Participant (or such Participant’s legal representative) may exercise an Option or Share Appreciation Right or receive payment with respect to any other Award. Except as otherwise permitted by the Committee, no Award of Restricted Shares (prior to the expiration of the restrictions), Restricted Share Units, Options, Share Appreciation Rights, Performance Shares or Other Award (other than an award of Shares without restrictions) may be sold, assigned, transferred, exchanged, or otherwise encumbered, and any attempt to do so (including pursuant to a decree of divorce or any judicial declaration of property division) shall be of no effect. Notwithstanding the immediately preceding sentence, an Award Agreement may provide that an Award shall be transferable to a Successor in the event of a Participant’s death.

(e)
Termination of Continuous Service Generally. Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise and/or retain an Award following termination of the Participant’s service with the Company or its Affiliates, including, without limitation, upon death or a Disability, or other termination of Continuous Service. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement, need not be uniform among Award Agreements issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

(f)
Change in Control. Unless otherwise provided in an Award Agreement, notwithstanding any provision of the Plan to the contrary, in the event of a Participant’s termination of Continuous Service without Cause during the 12-month period following a Change in Control, all Options and Share Appreciation Rights shall become immediately exercisable with respect to 100% of the Shares subject to such Options or Share Appreciation Rights, and/or the period of restriction shall expire and the Award shall vest immediately with respect to 100% of the Restricted Shares, Restricted Share Units, and any other Award, and/or all performance goals or other vesting criteria will be deemed achieved at 100% target levels and all other terms and conditions will be deemed met as of the date of the Participant’s termination of Continuous Service. In addition, in the event of a Change in Control, an Award may be treated, to the extent determined by the Committee to be appropriate and permitted under Section 409A of the Code, in accordance with one of the following methods as determined by the Committee in its sole discretion: (i) upon at least 10 days’ advance notice to the affected persons, cancel any outstanding Awards and pay to the holders thereof, in cash or Shares, or any combination thereof, the value of such Awards based upon the price per Share received or to be received by other shareholders of the Company in the event; or (ii) provide for the assumption of or the issuance of substitute awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted under the Plan, as determined by the Committee in its sole discretion. In the case of any Option or Share Appreciation Right with an exercise price that equals or exceeds the price paid for a Share in connection with the Change in Control, the Committee may cancel the Option or Share Appreciation Right without the payment of consideration therefor.

(g)
Rights as Shareholder. A Participant shall have no right as a shareholder with respect to any securities covered by an Award until the date the Participant becomes the holder of record.

(h)
Performance Conditions. The Committee may require the satisfaction of certain performance goals as a condition to the grant, vesting or payment of any Award provided under the Plan.

2025 Proxy StatementB-5

7.
Share Options.

(a)
Terms of All Options.

(i)
Grants. Each Option shall be granted pursuant to an Agreement as a Non-Qualified Share Option. The provisions of separate Options need not be identical. In no event may Options known as reload options be granted hereunder. Participants holding Options shall have no dividend rights with respect to Shares subject to such Options.

(ii)
Purchase Price. The purchase price of each Share subject to an Option shall be determined by the Committee and set forth in the applicable Agreement, but shall not be less than 100% of the Fair Market Value of a Share as of the date the Option is granted and shall not be less than the par value of a Share. The purchase price of the Shares with respect to which an Option is exercised shall be payable in full at the time of exercise, in cash or by certified or bank check. The purchase price may be paid, if the Committee so permits and upon such terms as the Committee shall approve, through delivery or tender to the Company of Shares held, either actually or by attestation, by such Participant (in each case, such Shares having a Fair Market Value as of the date the Option is exercised equal to the purchase price of the Shares being purchased pursuant to the Option) or through a net or cashless (broker-assisted) form of exercise as permitted by the Committee, or, if the Committee so permits, a combination thereof. Further, the Committee, in its discretion, may approve other methods or forms of payment of the purchase price, and establish rules and procedures therefor. Unless otherwise specifically provided in the Agreement, the purchase price of the Shares acquired pursuant to an Option that is paid by delivery (or attestation) to the Company of other Shares acquired, directly or indirectly from the Company, shall be paid only by Shares that have been held for more than six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes).

(iii)
Exercisability. Each Option shall vest and be exercisable in whole or in part on the terms provided in the Award Agreement. Unless otherwise provided in an Award Agreement, an Option that vests solely on the basis of the passage of time (and not on the basis of any performance standards) shall not vest more rapidly than ratably over a period of three years from the grant date beginning on the first anniversary of the Option grant date. Unless otherwise provided in an Award Agreement, an Option that vests based on performance standards shall not vest more rapidly than immediate vesting on the first anniversary of the Option grant date. Notwithstanding the foregoing, vesting of an Option may be accelerated upon the occurrence of certain events as provided in the Award Agreement. In no event shall any Option be exercisable at any time after its Term. When an Option is no longer exercisable, it shall be deemed to have lapsed or terminated. No Option may be exercised for a fraction of a Share.

(iv)
Termination of Continuous Service. Unless otherwise provided in an Award Agreement, in the event a Participant’s Continuous Service terminates (other than upon the Participant’s death or Disability), the Participant may exercise his or her Option (to the extent that the Participant was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of  (a) the date that is ninety (90) days following the termination of the Participant’s Continuous Service or (b) the expiration of the Term of the Option as set forth in the Award Agreement; provided that, if the termination of Continuous Service is by the Company for Cause, all outstanding Options (whether or not vested) shall immediately terminate and cease to be exercisable. If, after termination, the optionholder does not exercise his or her Option within the time specified in the Award Agreement, the Option shall terminate.

(v)
Disability of Optionholder. Unless otherwise provided in an Award Agreement, in the event that a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option (to the extent that the Participant was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of  (a) the date that is one (1) year following such termination or (b) the expiration of the Term of the Option as set forth in the Award Agreement. If, after termination, the Participant does not exercise his or her Option within the time specified in the Award Agreement, the Option shall terminate.

(vi)
Death of Optionholder. Unless otherwise provided in an Award Agreement, in the event a Participant’s Continuous Service terminates as a result of the Participant’s death, then the Option may be exercised (to the extent the Participant was entitled to exercise such Option as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Participant’s death, but only within the period ending on the earlier of  (a) the date that is one (1) year following the date of death or (b) the expiration of the Term of such Option as set forth in the Award Agreement. If, after the Participant’s death, the Option is not exercised within the time specified in the Award Agreement, the Option shall terminate.

8.
Share Appreciation Rights.

(a)
Grant. An Award of a Share Appreciation Right shall entitle the Participant, subject to terms and conditions determined by the Committee, to receive upon exercise of the Share Appreciation Right all or a portion of the excess of  (i) the Fair Market Value of a specified number of Shares as of the date of exercise of the Share Appreciation Right over (ii) a specified purchase price which shall not be less than 100% of the Fair Market Value of such Shares as of the date of grant of the Share Appreciation Right. Each Share Appreciation Right shall be subject to such terms as provided in the applicable Award Agreement. Except as otherwise provided in

B-6James River Group Holdings, Ltd.

the applicable Award Agreement, upon exercise of a Share Appreciation Right, payment to the Participant (or to his or her Successor) shall be made in the form of cash, Shares or a combination of cash and Shares (as determined by the Committee if not otherwise specified in the Award Agreement) as promptly as practicable after such exercise. The Award Agreement may provide for a limitation upon the amount or percentage of the total appreciation on which payment (whether in cash and/or Shares) may be made in the event of the exercise of a Share Appreciation Right. Participants holding Share Appreciation Rights shall have no dividend rights with respect to Shares subject to such Share Appreciation Rights.
(b)
Exercisability. Each Share Appreciation Right shall vest and be exercisable in whole or in part on the terms provided in the Award Agreement. Unless otherwise provided in an Award Agreement, a Share Appreciation Right that vests solely on the basis of the passage of time (and not on the basis of any performance standards) shall not vest more rapidly than ratably over a period of three years from the grant date beginning on the first anniversary of the Share Appreciation Right grant date. Unless otherwise provided in an Award Agreement, a Share Appreciation Right that vests based on performance standards shall not vest more rapidly than immediate vesting on the first anniversary of the Share Appreciation Right grant date. Notwithstanding the foregoing, the vesting of a Share Appreciation Right may be accelerated upon the occurrence of certain events as provided in the Award Agreement. In no event shall any Share Appreciation Right be exercisable at any time after its Term. When a Share Appreciation Right is no longer exercisable, it shall be deemed to have lapsed or terminated. No Share Appreciation Right may be exercised for a fraction of a Share.

9.
Performance Shares.

(a)
Initial Award. An Award of Performance Shares shall entitle a Participant to future payments based upon the achievement of performance targets established in writing by the Committee. Payment shall be made in cash or Shares, or a combination of cash and Shares, as determined by the Committee. Such performance targets and other terms and conditions shall be determined by the Committee in its sole discretion. The Award Agreement may establish that a portion of the maximum amount of a Participant’s Award will be paid for performance which exceeds the minimum target but falls below the maximum target applicable to such Award. The Award Agreement shall provide for the timing of such payment.

(b)
Acceleration and Adjustment. The applicable Award Agreement may permit an acceleration of the Performance Period and an adjustment of performance targets and payments with respect to some or all of the Performance Shares awarded to a Participant, upon such terms and conditions as shall be set forth in the Award Agreement, upon the occurrence of certain events, which may, but need not, include without limitation, a Fundamental Change, the Participant’s death or Disability, a change in accounting practices of the Company or its Affiliates, a reclassification, share dividend, share split or share combination, or other event as provided in Section 13(f) hereof. Notwithstanding the foregoing, unless otherwise provided in an Award Agreement, an Award subject to this Section 9 shall vest or be earned no more rapidly than immediate vesting on the first anniversary of the Award grant date.

(c)
Voting; Dividends. Participants holding Performance Shares shall have no voting rights with respect to Shares subject to such Awards and shall have no dividend rights with respect to Shares subject to such Performance Shares other than as the Committee so provides, in its discretion, in an Award Agreement; provided, that, any such dividends shall be subject to such restrictions and conditions as the Committee may establish with respect to the Performance Shares and shall be payable only at the same time as the underlying Performance Shares may become earned, vested, and payable.

10.
Restricted Share and Restricted Share Unit Awards.

(a)
Grant. A Restricted Share Award is an Award of actual Shares, and a Restricted Share Unit Award is an Award of Units having a value equal to the Fair Market Value of an identical number of Shares. All or any part of any Restricted Share or Restricted Share Unit Award may be subject to such conditions and restrictions as may be established by the Committee, and set forth in the applicable Award Agreement, which may include, but are not limited to, Continuous Service requirements, a requirement that a Participant pay a purchase price for such Award, the achievement of specific performance goals, and/or applicable securities laws restrictions. Subject to the restrictions set forth in the Award Agreement, during any period during which an Award of Restricted Shares or Restricted Share Units is restricted and subject to a substantial risk of forfeiture, (i) Participants holding Restricted Share Awards may exercise full voting rights with respect to such Shares and shall be entitled to receive all dividends and other distributions paid with respect to such Shares while they are so restricted and (ii) Participants holding Restricted Share Units shall have no dividend rights with respect to Shares subject to such Restricted Share Units other than as the Committee so provides, in its discretion, in an Award Agreement, and shall have no voting rights with respect to such Awards. Any dividends or dividend equivalents may be paid currently or may be credited to a Participant’s account and may be subject to such restrictions and conditions as the Committee may establish. If the Committee determines that Restricted Shares shall be held by the Company or in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to execute and deliver to the Company an escrow agreement satisfactory to the Committee, if applicable, and an appropriate blank share power with respect to the Restricted Shares covered by such agreement.

2025 Proxy StatementB-7

(b)
Restrictions.

(i)
Restricted Shares awarded to a Participant shall be subject to the following restrictions until the expiration of the period during which the Award is restricted, and to such other terms and conditions as may be set forth in the applicable Award Agreement: (A) if an escrow arrangement is used, the Participant shall not be entitled to delivery of the share certificate; (B) the Shares shall be subject to the restrictions on transferability set forth in the Award Agreement; (C) the Shares shall be subject to forfeiture for such period and subject to satisfaction of any applicable performance goals during such period, to the extent provided in the applicable Award Agreement; and (D) to the extent such Shares are forfeited, the share certificates, if any, shall be returned to the Company, and all rights of the Participant to such Shares and as a shareholder with respect to such shares shall terminate without further obligation on the part of the Company.

(ii)
Restricted Share Units awarded to any Participant shall be subject to (A) forfeiture until the expiration of the period during which the Award is restricted, and the satisfaction of any applicable performance goals during such period, to the extent provided in the applicable Award Agreement, and to the extent such Restricted Share Units are forfeited, all rights of the Participant to such Restricted Share Units shall terminate without further obligation on the part of the Company and (B) such other terms and conditions as may be set forth in the applicable Award Agreement.

(iii)
The Committee shall have the authority to remove any or all of the restrictions on the Restricted Shares and Restricted Share Units whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date the Restricted Shares or Restricted Share Units are granted, such action is appropriate.

(c)
Restricted Period. Unless otherwise provided in an Award Agreement, an Award of Restricted Shares or Restricted Share Units that vests solely on the basis of the passage of time (and not on the basis of any performance standards) shall not vest more rapidly than ratably over a period of three years from the grant date beginning on the first anniversary of the Award grant date. Unless otherwise provided in an Award Agreement, in the case of a Restricted Share or Restricted Share Units Award that vests based on performance standards, such Award shall not vest more rapidly than immediate vesting on the first anniversary of the Award grant date. Notwithstanding the foregoing, the vesting of a Restricted Share or Restricted Share Units Award may be accelerated upon the occurrence of certain events as provided in the Award Agreement. Each certificate representing Restricted Shares awarded under the Plan shall bear a legend in such form as the Company deems appropriate.

11.
Other Awards. The Committee may from time to time grant Other Awards under this Plan, including without limitation those Awards pursuant to which a cash bonus award may be made or pursuant to which Shares may be acquired in the future, such as Awards denominated in Shares, Share Units, securities convertible into Shares and phantom securities. The Committee, in its sole discretion, shall determine, and provide in the applicable Award Agreement for, the terms and conditions of such Awards provided that such Awards shall not be inconsistent with the terms and purposes of this Plan. The Committee may, in its sole discretion, direct the Company to issue Shares subject to restrictive legends and/or stop transfer instructions which are consistent with the terms and conditions of the Award to which such Shares relate. In addition, the Committee may, in its sole discretion, issue such Other Awards subject to the performance criteria under Section 12 hereof.

12.
Performance-Based Awards.

(a)
Application. Notwithstanding any other provision of the Plan, the Committee may provide, in its discretion, that an Award granted to any Participant is subject to this Section 12, to the extent the Committee deems appropriate.

(b)
Performance Goals. Awards under the Plan may be made subject to the achievement of Performance Criteria, which shall be performance goals established by the Committee relating to one or more business criteria, as determined in the sole discretion of the Committee.

(c)
Adjustment of Payment. The applicable Agreement may permit an acceleration of the Performance Period and an adjustment of performance targets and payments with respect to some or all of the performance-based Award(s) awarded to a Participant, upon such terms and conditions as shall be set forth in the Award Agreement, upon the occurrence of certain events, which may, but need not, include without limitation a Fundamental Change, the Participant’s death or Disability, a change in accounting practices of the Company or its Affiliates, a reclassification, share dividend, share split or share combination, or other event as provided in Section 13(f) hereof.

(d)
Other Restrictions. The Committee shall have the power to impose such other restrictions on Awards subject to this Section 12 as it may deem necessary or appropriate.

13.
General Provisions.

(a)
Effective Date of this Plan. This Plan shall become effective as of the Effective Date, provided that the Plan has been approved by the shareholders of the Company within one (1) year after the date the Plan is adopted by the Board.

B-8James River Group Holdings, Ltd.

(b)
Duration of this Plan; Date of Grant. This Plan shall remain in effect for a term of ten (10) years following October 24, 2024, or until all Shares subject to the Plan shall have been purchased or acquired according to the Plan’s provisions, whichever occurs first, unless this Plan is sooner terminated pursuant to Section 13(e) hereof. No Awards shall be granted pursuant to the Plan after such Plan termination or expiration, but outstanding Awards may extend beyond that date. The date and time of approval by the Committee of the granting of an Award shall be considered the date and time at which such Award is made or granted, or such later effective date as determined by the Committee, notwithstanding the date of any Agreement with respect to such Award; provided, however, that the Committee may grant Awards to persons who are about to become Non-Employee Directors, to be effective and deemed to be granted on the occurrence of certain specified contingencies, provided that such specified contingencies shall include, without limitation, that such person becomes a Non-Employee Director.

(c)
Right to Terminate Service. Nothing in this Plan or in any Agreement shall confer upon any Participant the right to continue in the service of the Company or any Affiliate or affect any right which the Company or any Affiliate may have to terminate or modify the service of the Participant with or without cause.

(d)
Tax Withholding. A Participant shall be solely responsible for any applicable taxes (including, without limitation, income and excise taxes) and penalties, and any interest that accrues thereon, that he or she incurs in connection with the receipt, vesting or exercise of any Award. As a condition to the delivery of any Shares, cash or other securities or property pursuant to any Award or the lifting or lapse of restrictions on any Award, or in connection with any other event that gives rise to a federal or other governmental tax withholding obligation on the part of the Company relating to an Award, (i) the Company may deduct or withhold (or cause to be deducted or withheld) from any payment or distribution to a Participant whether or not pursuant to the Plan (including Shares otherwise deliverable), (ii) the Committee will be entitled to require that the Participant remit cash to the Company, or (iii) the Company may enter into any other suitable arrangements to withhold, in each case in an amount sufficient in the opinion of the Company to satisfy such withholding obligation. Notwithstanding the foregoing, no Shares shall be withheld with a value exceeding the minimum amount of tax required to be withheld by law.

(e)
Amendment, Modification and Termination of this Plan. Except as provided in this Section 13(e), the Board may at any time amend, modify, terminate or suspend this Plan. Except as provided in this Section 13(e), the Committee may at any time alter or amend any or all Award Agreements under this Plan to the extent permitted by law, in which event, the term “Award Agreement” shall mean the Award Agreement as so amended. Any such alterations or amendments may be made unilaterally by the Committee, subject to the provisions of this Section 13(e), unless such amendments are deemed by the Committee to be materially adverse to the Participant and are not required as a matter of law. Amendments to this Plan are subject to approval of the shareholders of the Company only as required by applicable law or regulation, or if the amendment increases the total number of shares available under this Plan, except as provided in Section 13(f). No termination, suspension or modification of this Plan may materially and adversely affect any right acquired by any Participant under an Award granted before the date of termination, suspension or modification, unless otherwise provided in an Award Agreement or otherwise or required as a matter of law. It is conclusively presumed that any adjustment for changes in capitalization provided for in Sections 9(b), 12(c) or 13(f) hereof does not adversely affect any right of a Participant or other person under an Award. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Non-Employee Directors with the maximum benefits provided or to be provided without adverse tax consequences under the provisions of Section 409A of the Code and/or to bring the Plan and/or Awards granted under it into compliance therewith.

(f)
Adjustment for Changes in Capitalization. Appropriate adjustments in the aggregate number and type of securities that may be issued, represented, and available for Awards under this Plan, in the limitations on the number and type of securities that may be issued to an individual Participant, in the number and type of securities and amount of cash subject to Awards then outstanding, in the Option purchase price as to any outstanding Options, in the purchase price as to any outstanding Share Appreciation Rights, and, subject to Sections 9(b) and 12(c) hereof, in outstanding Performance Shares and performance-based Awards and payments with respect to outstanding Performance Shares and performance-based Awards, and comparable adjustments, if applicable, to any outstanding Other Award, automatically shall be made to give effect to adjustments made in the number or type of Shares through a Fundamental Change, divestiture, distribution of assets to shareholders (other than ordinary cash dividends), reorganization, recapitalization, reclassification, share dividend, share split, reverse share split, share combination or exchange or consolidation, rights offering, spin-off or other relevant change or similar or analogous change under applicable Bermuda law, provided that fractional Shares shall be rounded down to the nearest whole Share.

(g)
Other Benefit and Compensation Programs. Payments and other benefits received by a participant under an Award shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of any termination, indemnity or severance pay laws and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or an Affiliate, unless expressly so provided by such other plan, contract or arrangement or the Committee determines that an Award or portion of an Award should be included to reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.

2025 Proxy StatementB-9

(h)
Unfunded Plan. This Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under this Plan. Neither the Company, its Affiliates, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under this Plan nor shall anything contained in this Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Company and/or its Affiliates, and a Participant or Successor. To the extent any person acquires a right to receive an Award under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

(i)
Limits of Liability.

(i)
Any liability of the Company to any Participant with respect to an Award shall be based solely upon contractual obligations created by this Plan and the Award Agreement.

(ii)
Except as may be required by law, neither the Company nor any member or former member of the Board or the Committee, nor any other person participating (including participation pursuant to a delegation of authority under Section 3(c) hereof) in any determination of any question under this Plan, or in the interpretation, administration or application of this Plan, shall have any liability to any party for any action taken, or not taken, in good faith under this Plan.

(iii)
To the full extent permitted by law, each member and former member of the Committee and each person to whom the Committee delegates or has delegated authority under this Plan shall be entitled to indemnification by the Company against any loss, liability, judgment, damage, cost and reasonable expense incurred by such member, former member or other person by reason of any action taken, failure to act or determination made in good faith under or with respect to this Plan.

(j)
Compliance with Applicable Legal Requirements. The Company shall not be required to issue or deliver a certificate for Shares distributable pursuant to this Plan unless the issuance of such certificate complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended and in effect from time to time or any successor statute, the Exchange Act and the requirements of the exchanges, if any, on which the Company’s Shares may, at the time, be listed.

(k)
Deferrals and Settlements. The Committee may require or permit Participants to elect to defer the issuance of Shares or the settlement of Awards in cash under such rules and procedures as it may establish under this Plan. It may also provide that deferred settlements include the payment or crediting of interest on the deferral amounts.

(l)
Acceleration. The Committee shall have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

(m)
Forfeiture. The Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to applicable vesting conditions of an Award. Such events may include, without limitation, breach of non-competition, non-solicitation, confidentiality, or other restrictive covenants that are contained in the Award Agreement or otherwise applicable to the Participant, a termination of the Participant’s Continuous Service for Cause, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Affiliates.

(n)
Clawback and Noncompete. Notwithstanding any other provisions of this Plan, any Award which is subject to recovery under any law, government regulation, stock exchange listing requirement, or Company policy, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement, or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement or otherwise. In addition and notwithstanding any other provisions of this Plan, any Award shall be subject to such noncompete provisions under the terms of the Award Agreement or any other agreement or policy adopted by the Company, including, without limitation, any such terms providing for immediate termination and forfeiture of an Award if and when a Participant becomes an employee, agent or principal of a competitor without the express written consent of the Company.

(o)
Sub-plans. The Committee may from time to time establish sub-plans under the Plan for purposes of satisfying blue sky, securities, tax or other laws of various jurisdictions in which the Company intends to grant Awards. Any sub-plans shall contain such limitations and other terms and conditions as the Committee determines are necessary or desirable. All sub-plans shall be deemed a part of the Plan, but each sub-plan shall apply only to the Participants in the jurisdiction for which the sub-plan was designed.

(p)
Plan Headings. The headings in the Plan are for purposes of convenience only and are not intended to define or limit the construction of the provisions hereof.

(q)
Non-Uniform Treatment. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who are eligible to receive, or actually receive, Awards. Without limiting the generality of the foregoing, the Committee shall be entitled to make non-uniform and selective determinations, amendments and adjustments and to enter into non-uniform and selective Award Agreements.

B-10James River Group Holdings, Ltd.

14.
Substitute Awards. Awards may be granted under this Plan from time to time in substitution for awards held by directors of other corporations who are about to become Non-Employee Directors, or whose company for whom such individual provides services is about to become a Subsidiary of the Company, as the result of a merger or consolidation of the Company or a Subsidiary of the Company with another corporation, the acquisition by the Company or a Subsidiary of the Company of all or substantially all the assets of another corporation or the acquisition by the Company or a Subsidiary of the Company of at least 50% of the issued and outstanding stock of another corporation. The terms and conditions of the substitute Awards so granted may vary from the terms and conditions set forth in this Plan to such extent as the Board at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the Awards in substitution for which they are granted.

15.
Governing Law. To the extent that United States federal laws do not otherwise control, this Plan and all determinations made and actions taken pursuant to this Plan shall be governed by the internal laws of New York, and construed accordingly, except for those matters subject to The Companies Act, 1981 of Bermuda (as amended), which shall be governed by such law, without giving effect to principles of conflicts of laws, and construed accordingly.

16.
Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

17.
Section 409A. The Plan is intended to comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Any payments that are due within the short-term deferral period as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable laws require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid adverse tax consequences under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six-month period immediately following the Participant’s termination of Continuous Service shall instead be paid on the first payroll date after the six-month anniversary of the Participant’s separation from service (or the Participant’s death, if earlier). Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any tax or penalty under Section 409A of the Code and neither the Company nor the Committee will have any liability to any Participant or otherwise for such tax or penalty.

2025 Proxy StatementB-11

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) DateTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYV79245-P37302For Against AbstainFor Against AbstainYes No! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !3. To approve, on a non-binding, advisory basis, the 2024compensation of our named executive officers.4. To approve the amendment of the James River GroupHoldings, Ltd. 2014 Long-Term Incentive Plan.5. To approve the amendment of the James River GroupHoldings, Ltd. 2014 Non-Employee Director IncentivePlan.NOTE: In their discretion, the proxy holders are authorizedto vote on any other matters that may properly come beforethe meeting or any adjournments or postponements thereof.Please indicate if you plan to attend this meeting.The Board of Directors recommends you vote "FOR" eachof the following nominees:Nominees:1. Election of Directors.JAMES RIVER GROUP HOLDINGS, LTD.The Board of Directors recommends you vote "FOR"Proposals 2 through 5.2. To approve the re-appointment of Ernst & Young LLP,an independent registered public accounting firm, asour independent auditor to serve until the 2026 annualgeneral meeting of shareholders and authorization ofour Board of Directors, acting by the Audit Committee,to determine the independent auditor’s remuneration.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Jointowners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.1a. Matthew B. Botein1b. Thomas L. Brown1c. Joel D. Cavaness1d. Frank N. D’Orazio1e. Kirstin M. Gould1f. Dennis J. Langwell1g. Christine LaSala1h. Peter B. MiglioratoFor Against Abstain! ! !! !SCAN TOVIEW MATERIALS & VOTE wVOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery ofinformation up until 11:59 P.M. Eastern Time on October 22, 2025. Have yourproxy card in hand when you access the website and follow the instructions toobtain your records and to create an electronic voting instruction form.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until11:59 P.M. Eastern Time on October 22, 2025. Have your proxy card in handwhen you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope wehave provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,Edgewood, NY 11717.JAMES RIVER GROUP HOLDINGS, LTD.C/O BROADRIDGE CORPORATE ISSUER SOLUTIONSP.O. BOX 1342BRENTWOOD, NY 11717

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting:The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.James River Group Holdings, Ltd.Proxy for Annual General Meeting of Shareholders on October 23, 2025Solicited on Behalf of the Board of DirectorsThe undersigned hereby appoints Frank N. D’Orazio and Sarah C. Doran, and each of them, or, in the absence of either or both of them, the Chairperson and/or the Secretary of the Annual General Meeting of Shareholders of James River Group Holdings, Ltd. (the “Company”) to be held on October 23, 2025 at the Rosewood Bermuda located at 60 Tucker’s Point Drive, Hamilton Parish, HS 02 Bermuda at 8:00 a.m., local time (the “Annual General Meeting”), with the power to act alone, as proxies to vote all of the common shares which the undersigned would be entitled to vote if personally present and acting at the Annual General Meeting or at any postponement or adjournment thereof.The common shares represented by this proxy will be voted in the manner directed. In the absence of any direction, the common shares will be voted “FOR” each of the nominees in Proposal 1 and “FOR” Proposals 2 through 5 and in the discretion of the proxy holders on any other matters that may properly come before the meeting and any adjournment or postponements thereof. The undersigned acknowledges receipt of the Notice of the Annual General Meeting of Shareholders and the Company’s proxy statement pertaining thereto.Continued and to be signed on reverse side